Exhibit 10.11

EXECUTION VERSION

SECOND LIEN CREDIT AND GUARANTY AGREEMENT

dated as of February 22, 2008

among

ALDABRA SUB LLC

(to be merged with and into BOISE PAPER HOLDINGS, L.L.C.),

ALDABRA HOLDING SUB LLC,

CERTAIN SUBSIDIARIES OF ALDABRA SUB LLC,

as Guarantors,

VARIOUS LENDERS,

LEHMAN COMMERCIAL PAPER INC.,

as Administrative Agent and Collateral Agent,

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Joint Lead Arranger, Joint Bookrunner and Syndication Agent

and

LEHMAN BROTHERS INC.,

as Joint Lead Arranger, Joint Bookrunner and Documentation Agent

$260,700,000 Senior Secured Second Priority Credit Facility

4.9. No Material Adverse Change	58
4.10. Reserved	58
4.11. Adverse Proceedings, etc.	58
4.12. Payment of Taxes	58
4.13. Properties	58
4.14. Environmental Matters	59
4.15. No Defaults	59
4.16. Material Contracts	59
4.17. Governmental Regulation	60
4.18. Margin Stock	60
4.19. Employee Matters	60
4.20. Employee Benefit Plans	60
4.21. Certain Fees	61
4.22. Solvency	61
4.23. Related Agreements	61
4.24. Compliance with Statutes, etc.	61
4.25. Disclosure	61
4.26. Patriot Act	62

SECTION 5. AFFIRMATIVE COVENANTS	62
5.1. Financial Statements and Other Reports	62
5.2. Existence	66
5.3. Payment of Taxes and Claims	66
5.4. Maintenance of Properties	66
5.5. Insurance	66
5.6. Books and Records; Inspections	67
5.7. Lenders Meetings	67
5.8. Compliance with Laws	67
5.9. Environmental	68
5.10. Subsidiaries	69
5.11. Additional Material Real Estate Assets	70
5.12. Reserved	70
5.13. Further Assurances	70
5.14. Miscellaneous Covenants	70

SECTION 6. NEGATIVE COVENANTS	71
6.1. Indebtedness	71
6.2. Liens	74
6.3. No Further Negative Pledges	76
6.4. Restricted Junior Payments	76
6.5. Restrictions on Subsidiary Distributions	78
6.6. Investments	79
6.7. Financial Covenants	80
6.8. Fundamental Changes; Disposition of Assets; Acquisitions	81
6.9. Disposal of Subsidiary Interests	83
6.10. Sales and Lease-Backs	83
6.11. Transactions with Shareholders and Affiliates	83

6.12. Conduct of Business	84
6.13. Permitted Activities of Holdings	84
6.14. Amendments or Waivers of Organizational Documents, Certain Related Agreements and Certain Other Agreements	84
6.15. Amendments or Waivers with respect to First Lien Credit Agreement	85
6.16. Fiscal Year	85

SECTION 7. GUARANTY	85
7.1. Guaranty of the Obligations	85
7.2. Contribution by Guarantors	85
7.3. Payment by Guarantors	86
7.4. Liability of Guarantors Absolute	86
7.5. Waivers by Guarantors	88
7.6. Guarantors’ Rights of Subrogation, Contribution, etc.	89
7.7. Subordination of Other Obligations	89
7.8. Continuing Guaranty	90
7.9. Authority of Guarantors or Borrower	90
7.10. Financial Condition of Borrower	90
7.11. Bankruptcy, etc.	90
7.12. Discharge of Guaranty Upon Sale of Guarantor	91

SECTION 8. EVENTS OF DEFAULT	91
8.1. Events of Default	91

SECTION 9. AGENTS	94
9.1. Appointment of Agents	94
9.2. Powers and Duties	94
9.3. General Immunity	95
9.4. Agents Entitled to Act as Lender	96
9.5. Lenders’ Representations, Warranties and Acknowledgment	96
9.6. Right to Indemnity	97
9.7. Successor Administrative Agent and Collateral Agent	97
9.8. Collateral Documents and Guaranty	98
9.9. Withholding Taxes	99

SECTION 10. MISCELLANEOUS	99
10.1. Notices	99
10.2. Expenses	100
10.3. Indemnity	101
10.4. Set-Off	102
10.5. Amendments and Waivers	102
10.6. Successors and Assigns; Participations	104
10.7. Independence of Covenants	107
10.8. Survival of Representations, Warranties and Agreements	107
10.9. No Waiver; Remedies Cumulative	108
10.10. Marshalling; Payments Set Aside	108

10.11. Severability	108
10.12. Obligations Several; Independent Nature of Lenders’ Rights	108
10.13. Headings	108
10.14. APPLICABLE LAW	109
10.15. CONSENT TO JURISDICTION	109
10.16. WAIVER OF JURY TRIAL	109
10.17. Confidentiality	110
10.18. Usury Savings Clause	110
10.19. Counterparts	111
10.20. Effectiveness; Entire Agreement	111
10.21. Patriot Act	111
10.22. Electronic Execution of Assignments	111
10.23. No Fiduciary Duty	112

v

APPENDICES:	A	Commitments
	B	Notice Addresses

SCHEDULES:	3.1(h)	Closing Date Mortgaged Properties
	3.1(h)(vi)	Surveys
	4.1	Jurisdictions of Organization and Qualification
	4.2	Equity Interests and Ownership
	4.13(a)	Real Estate Assets Under Sale Contracts
	4.13(b)	Real Estate Assets
	4.16	Material Contracts
	4.21	Certain Fees
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.3	Negative Pledges
	6.5	Certain Restrictions on Subsidiary Distributions
	6.6	Certain Investments
	6.11	Certain Affiliate Transactions

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	B	Note
	C	Compliance Certificate
	D	Reserved
	E	Assignment Agreement
	F	Certificate re Non-Bank Status
	G-1	Closing Date Certificate
	G-2	Solvency Certificate
	H	Counterpart Agreement
	I	Pledge and Security Agreement
	J	Mortgage
	K	Landlord Waiver and Consent Agreement
	L	Intercompany Note
	M	Intercreditor Agreement

SECOND LIEN CREDIT AND GUARANTY AGREEMENT

This SECOND LIEN CREDIT AND GUARANTY AGREEMENT, dated as of February 22, 2008, is entered into by and among ALDABRA SUB LLC, a Delaware limited liability company (“Aldabra” and, prior to the BPH Merger (as defined below), the “Borrower”), to be merged with and into BOISE PAPER HOLDINGS, L.L.C., a Delaware limited liability company (“BPH” and, after the BPH Merger, the “Borrower”), ALDABRA HOLDING SUB LLC, a Delaware limited liability company (“Holdings”), CERTAIN SUBSIDIARIES OF ALDABRA, as Guarantors, the Lenders party hereto from time to time, LEHMAN COMMERCIAL PAPER INC. (“LCPI”), as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”) and Collateral Agent (together with its permitted successors in such capacity, “Collateral Agent”), GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as Syndication Agent (together with its permitted successors in such capacity, “Syndication Agent”), and LEHMAN BROTHERS INC. (“Lehman Brothers”), as Documentation Agent (together with its permitted successors in such capacity, “Documentation Agent”).

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, Lenders have agreed to extend a term loan credit facility to Borrower, in an aggregate amount not to exceed $260,700,000, with the proceeds of the Loans being used to fund (a) in part, the acquisition (the “Acquisition”) of BPH (together with its Subsidiaries, the “Acquired Business”) pursuant to the Acquisition Agreement, including the refinancing or retiring of certain existing Indebtedness for borrowed money of the Acquired Business, and (b) the payment of fees, commissions and expenses in connection therewith and in connection with the financing of the foregoing, including fees under Section 2.11(a);

WHEREAS, promptly following the Acquisition, Aldabra will merge with and into BPH with BPH as the survivor in such merger (the “BPH Merger”), and BPH will be the Borrower hereunder;

WHEREAS, Borrower has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a Second Priority Lien on substantially all of its assets, including a pledge of all of the Equity Interests of each of its Domestic Subsidiaries and 65% of all the Equity Interests of each of its first-tier Foreign Subsidiaries; and

WHEREAS, Guarantors have agreed to guarantee the obligations of Borrower hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a Second Priority Lien on substantially all of their respective assets, including a pledge of all of the Equity Interests of each of their respective Domestic Subsidiaries (including Borrower) and 65% of all the Equity Interests of each of their respective first-tier Foreign Subsidiaries.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1. Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Acquired Business” as defined in the recitals hereof.

“Acquisition” as defined in the recitals hereof.

“Acquisition Agreement” shall mean the Purchase and Sale Agreement dated as of September 7, 2007 among Boise Cascade, L.L.C., BPH, Boise White Paper, L.L.C., Boise Packaging & Newsprint, L.L.C., Boise Cascade Transportation Holdings Corp., Parent and Aldabra, as amended pursuant to Amendment No. 1 to Purchase and Sale Agreement dated as of October 18, 2007, as further amended pursuant to Amendment No. 2 to Purchase and Sale Agreement dated as of February 22, 2008, and as further amended, restated, supplemented or otherwise modified from time to time in accordance with Section 6.14 hereof.

“Acquisition Consideration” shall mean the purchase consideration for any Permitted Acquisition and all other payments by Holdings or any of its Subsidiaries in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by Holdings or any of its Subsidiaries.

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being LIBOR01 page) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by JPMorgan Chase Bank, N.A. for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement. In no event shall the rate per annum determined pursuant to clause (i)(a), (b) or (c) above be less than 5.50%.

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding or governmental investigation (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any arbitrator or Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

“Affected Lender” as defined in Section 2.18(b).

“Affected Loans” as defined in Section 2.18(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agent” means each of Administrative Agent, Syndication Agent, Collateral Agent and Documentation Agent.

“Agent Affiliates” as defined in Section 10.1(b).

“Aggregate Amounts Due” as defined in Section 2.17.

“Aggregate Payments” as defined in Section 7.2.

“Agreement” means this Second Lien Credit and Guaranty Agreement, dated as of February 22, 2008, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Aldabra” as defined in the preamble hereto.

“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Agents or to the lenders by means of electronic communications pursuant to Section 10.1(b).

“Arrangers” means GSCP and Lehman Brothers.

“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, Exclusive IP License (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with, any Person (other than Borrower or any Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of Holdings’ or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests of any of Holdings’ Subsidiaries, other than (i) inventory (or other assets) sold, leased or licensed out in the ordinary course of business (excluding any such sales, leases or licenses out by operations or divisions discontinued or to be discontinued), (ii) Cash or Cash Equivalents used in the ordinary course of business, (iii) transactions permitted by Section 6.4 (to the extent such Restricted Junior Payment involves a sale, transfer or disposition of assets) or Section 6.6 (to the extent such Investment involves a sale, transfer or disposition of assets), (iv) Permitted Operating Asset Swaps, (v) the disposal or abandonment of property no longer used or useful in the business of any Credit Party in an amount for any transaction or related series of transactions less than $100,000, (vi) sales, discounting or forgiveness of accounts receivables in connection with the collection or compromise thereof, (vii) the granting of Liens permitted by Section 6.2, (viii) transfers of property subject to casualty or condemnation proceedings (including in lieu thereof) upon the receipt of the Net Insurance/Condemnation Proceeds therefor, provided, that the Credit Parties shall comply with this Agreement with respect to the application of such Net Insurance/Condemnation Proceeds, (ix) voluntary terminations of Hedge Agreements, (x)

licensing of Intellectual Property granted by Holdings or any of its Subsidiaries in the ordinary course of business, or not interfering in any respect with the ordinary conduct of, or not materially detracting from the value of, the business of the Borrower or such Subsidiary, and (xi) sales, leases or licenses out of other assets for aggregate consideration of less than $1,000,000 with respect to any transaction or series of related transactions and less than $5,000,000 in the aggregate during any Fiscal Year.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be reasonably approved by Administrative Agent.

“Assignment Effective Date” as defined in Section 10.6(b).

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), such Person’s chief financial officer, treasurer, assistant treasurer, principal accounting officer or controller and such Person’s secretary or assistant secretary.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficiary” means each Agent and each Lender.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Borrower” as defined in the preamble hereto.

“BPH” as defined in the preamble hereto.

“BPH Merger” as defined in the recitals hereof.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any department, instrumentality or agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (iii) commercial paper maturing no more than one year from the date of acquisition thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (iv) certificates of deposit, bankers’ acceptances or time deposits maturing within one year from the date of acquisition thereof and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above; (vi) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clauses (i) and (ii) above and entered into with a financial institution satisfying the criteria described in clause (iv) above; and (vii) demand deposit accounts with commercial banks.

“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit F.

“Change of Control” means (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than the Permitted Investors (x) shall have obtained the power (whether or not exercised) to vote a majority of the shares eligible to vote for the election of the members of the board of directors (or similar governing body) of Parent or (y) (a) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Equity Interests of Parent and (b) shall have acquired beneficial ownership of the voting and/or economic interests in the Equity Interests of Parent on a fully-diluted basis that is greater than the percentage of the voting and/or economic interests in the Equity Interests of Parent on a fully-diluted basis then held by the Permitted Investors; (ii) at any time, Parent shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interest in the Equity Interests of Borrower; (iii) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Parent cease to be occupied by Persons who either (a) were members of the board of directors of Parent on the Closing Date or (b) were nominated for election or appointed by the board of directors of Parent, a majority of whom were directors on the Closing Date or whose election, nomination for election or appointment was previously approved by a majority of such directors; or (iv) any “change of control” or similar event under the First Lien Credit Agreement shall occur.

“Closing Date” means February 22, 2008.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G-1.

“Closing Date Mortgaged Property” as defined in Section 3.1(h).

“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Documents” means the Pledge and Security Agreement, the Mortgages, the Intellectual Property Security Agreements, the Landlord Personal Property Collateral Access Agreements, if any, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Collateral Questionnaire” means a certificate in form reasonably satisfactory to Collateral Agent that provides information with respect to the Collateral of each Credit Party.

“Commitment” means the commitment of a Lender to make or otherwise fund a Loan and “Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Commitments as of the Closing Date is $260,700,000.

“Commitment Letter” means the Amended and Restated Commitment Letter dated November 2, 2007 among Aldabra, GSCP, Lehman Brothers and LCPI.

“Commodity Agreement” means any commodity futures contract, forward contract, option to purchase or sell a commodity, or option, warrant or other right with respect to a commodity futures contract or other similar agreement or arrangement, each of which is for the purpose of hedging the risk of fluctuations in commodities prices associated with the businesses of Holdings and its Subsidiaries and not for speculative purposes.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to (i) Consolidated Net Income, plus, except in the case of clauses (s) and (t) below, to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for (a) consolidated interest expense (net of total interest income), (b) provisions for taxes based on income, (c) total depreciation and depletion expense, (d) total amortization expense, (e) lost contribution and incremental costs associated with Wallula 30 day downtime due to the W-3 conversion in excess of costs normally incurred during prior periods that include cold outages in an amount not to exceed $4,000,000, (f) costs associated with the closure and sale of Jackson Sawmill and the Vancouver and Salem converting facilities in an amount not to exceed $6,100,000, (g) cost savings resulting from the CTC acquisition relating to the elimination of the negative impact associated with a contractual commitment to buy liner and medium from a third party supplier that was previously in place in an amount not to exceed $300,000, (h) costs relating to out of the money gas hedges based upon a historical policy of entering into fixed rate gas hedges in an amount not to exceed $16,800,000, (i) cost savings relating to the Wallula Hog Fuel Boiler capital project in the event it is operational as of the Closing Date in an amount not to exceed $2,600,000, (j) costs and lost revenue associated with the cold outage of the recovery boiler at the DeRidder Mill, (k) Transaction Costs, (l) severance costs, facility closure and related restructuring costs incurred within 18 months of the Closing Date, in an aggregate amount for all periods not to exceed $10,000,000, (m) any non-recurring costs and expenses related to (1) any public or private offering of Equity Interests of Holdings or Borrower, (2) any investment or acquisition permitted by Section 6.6 or (3) recapitalizations or Indebtedness permitted by Section 6.1, (n) any unrealized Statement of Financial Accounting Standards No. 133 loss in respect of any Hedge Agreement, (o) any non-cash losses attributable to the early extinguishment of Indebtedness, (p) unusual or non-recurring non-cash losses, (q) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent that it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period), (r) to the extent covered by insurance and actually reimbursed or otherwise paid, or so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed or otherwise paid by the insurer within 12 months of the applicable liability or casualty event or incurrence of expenses or losses relating to business interruption, expenses with respect to liability or casualty events and expenses or losses relating to business interruption, (s) expenses to the extent covered by contractual indemnification or refunding provisions in favor of Holdings or one of its Subsidiaries and actually paid or refunded, or, such expenses so long as Holdings or the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be paid or refunded by the indemnifying party or other obligor within 12 months of the event resulting in such indemnification or refund; (t) all costs, fees, expenses and any one time payments made related to any Permitted Acquisitions and (u) all non-cash losses resulting from any purchase accounting adjustments, amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with the Acquisition and related transactions thereto, any Permitted Acquisition or any merger, consolidation or similar transaction not prohibited by this Agreement, minus (ii) (a) any unrealized Statement of Financial Accounting Standards No. 133 gain in respect of any Hedge Agreement, (b) any non-cash gains attributable to the early extinguishment of Indebtedness, (c) unusual or non-recurring non-cash gains, (d) all non-cash gains resulting from any purchase accounting adjustments, amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with the Acquisition and related transactions thereto, any Permitted Acquisition or any merger, consolidation or similar transaction not prohibited by this Agreement, (e) any amount added pursuant to clause (r) above, but not actually reimbursed to or otherwise received by the Borrower within 12 months of the applicable liability or casualty event or incurrence of expenses or losses relating to business interruption, (f) any amount added pursuant to clause (s) above, but not actually refunded to or received by the Borrower within 12 months of the event resulting in such indemnification or refund; and (g) other non-cash gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash gain in any prior period). For purposes of calculating the financial covenant in Section 6.7(b), Consolidated Adjusted EBITDA (i) shall be adjusted in accordance with Section 6.7(d) and (ii) shall be deemed to be $73,177,000 for the Fiscal Quarter ended September 30, 2007 and $68,949,000 for the Fiscal Quarter ended December 31, 2007.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Holdings and its Subsidiaries made during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries; provided that Consolidated Capital Expenditures shall not include (i) the purchase price paid in connection with a Permitted Acquisition, (ii) expenditures made pursuant to any election to apply Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds to acquire assets as contemplated by the provisos to Section 2.14(a) and 2.14(b), (iii) the non-cash consideration transferred or disposed of in connection with a Permitted Operating Asset Swap, (iv) any Specified Investment, (v) expenditures made in leasehold improvements, to the extent reimbursed by the landlord, (vi) expenditures to the extent that they are actually paid for by a third party (excluding any Credit Party) and for which no Credit Party has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other Person (whether before, during or after such period) and (vii) property, plant and equipment taken in settlement of accounts.

“Consolidated Current Assets” means, as at any date of determination, the total assets of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA, plus (b) the Consolidated Working Capital Adjustment, minus (ii) the sum, without duplication, of the amounts for such period paid in cash from operating cash flow of (a) scheduled repayments of Indebtedness for borrowed money and scheduled repayments of obligations under Capital Leases (excluding any interest expense portion thereof), (b) Consolidated Capital Expenditures (net of any proceeds of (y) any related financings with respect to such expenditures and (z) any sales of assets used to finance such expenditures), (c) Consolidated Interest Expense, (d) provisions for current taxes based on income of Holdings and its Subsidiaries and payable in cash with respect to such period, (e) the aggregate amount of consideration to be paid in cash during such period for Permitted Acquisitions to the extent not financed (x) by incurring Indebtedness that, in accordance with GAAP, constitutes a long-term liability, (y) with the Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds of prepayment events described in Section 2.14 hereof or (z) with the proceeds from the issuance of Equity Interests, (f) the amount of any expenses related to severance costs, facility closure and related restructuring costs incurred in connection with the Acquisition and paid within 18 months of the Closing Date by any of Holdings, Borrower or its Subsidiaries which expenses are not otherwise deducted in calculating the Consolidated Net Income of Holdings, Borrower and its consolidated Subsidiaries as a result of the application of purchase accounting principles and (g) the amount of any costs, fees, expenses and one time payments made related to any Permitted Acquisition and paid within 18 months of the date of consummation of such Permitted Acquisition by any of Holdings, Borrower or its Subsidiaries which expenses are not otherwise deducted in calculating the Consolidated Net Income of Holdings, Borrower and its consolidated Subsidiaries.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest), net of total interest income, of Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs and benefits under Interest Rate Agreements, but excluding, however, any amount not payable in cash and any amounts referred to in Sections 2.11(a) and 2.11(b) payable on or before the Closing Date; provided that for calculations for any four Fiscal Quarter period ending on or prior to December 31, 2008, the Consolidated Interest Expense of Holdings and its Subsidiaries shall be deemed to be the product of (i) such amounts from and including the Closing Date through and including the last day of the applicable period, respectively, multiplied by (ii) a fraction of which the numerator is 365 and the denominator of which is the number of days elapsed in the period from and including the Closing Date through and including the last day of the applicable period.

“Consolidated Net Income” means, for any period, (i) the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) (a) the income (or loss) of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by Holdings or any of its Subsidiaries, (c) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP minus (b) the lesser of (i) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 6.2), included in the consolidated balance sheet of Holdings and its Subsidiaries as of such date and (ii) $35,000,000.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.10.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Intercreditor Agreement, the Post-Closing Agreement, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent or any Lender in connection herewith on or after the date hereof.

“Credit Extension” means the making of a Loan (it being understood that the continuation or conversion of a borrowing does not constitute the making of a Loan).

“Credit Party” means each of Borrower and the Guarantors.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Discharge of First Lien Obligations” has the meaning assigned to that term in the Intercreditor Agreement.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for scheduled payments or dividends in Cash, or (iv) is convertible into or exchangeable at the option of the holder for Indebtedness (other than Subordinated Indebtedness) or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date, except if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full of all Obligations (other than contingent obligations for which no claim has been made), unless the Requisite Lenders shall have otherwise agreed; provided, that if such Equity Interests are issued to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations.

“Documentation Agent” as defined in the preamble hereto.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans; provided, no Affiliate of Holdings shall be an Eligible Assignee.

“Eligible Swap Assets” means, in the case of a Permitted Operating Asset Swap, assets constituting warehousing or distribution facilities (including any related equipment and interests in real property associated therewith).

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human health or welfare, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

“Equity Contribution” means (i) cash common equity investments in Holdings by Parent, which cash is then contributed by Holdings to Borrower and (ii) the receipt of Equity Interests in Parent by Seller (valuing such Equity Interests in Parent at the Average Trading Price (as defined in the Acquisition Agreement) and treating, for this purpose, the value of such Equity Interests in Parent as being part of the pro forma capitalization of Borrower), in each case on terms and conditions reasonably satisfactory to Administrative Agent, in an aggregate amount equal to not less than 42.8% (or such lesser percentage as may result from the exercise of conversion rights and/or additional borrowings to fund conversion rights) of the pro forma capitalization of Borrower after consummation of the Acquisition.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code with respect to any Pension Plan.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Exclusive IP License” means any license or sublicense pursuant to which a Credit Party grants to any Person (other than Borrower or any Guarantor Subsidiary) an exclusive right and license to all or any part of Holdings’ or any of its Subsidiaries’ Intellectual Property (whether now owned or hereafter acquired or licensed) (i) that has an initial term (including any renewal terms pursuant to a unilateral right of the licensee or sublicensee to renew) longer than ten (10) years, (ii) that is fully paid, is royalty free or bears a nominal or substantially below market royalty rate and (iii) that is not subject to any territorial limitations.

“Existing Indebtedness” means Indebtedness and other obligations outstanding under that certain Third Amended and Restated Credit Agreement dated as of May 3, 2007 among Boise Cascade Holdings, L.L.C., Boise Cascade, L.L.C., the lenders and agents party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended prior to the Closing Date.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Fair Share Contribution Amount” as defined in Section 7.2.

“Fair Share” as defined in Section 7.2.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

“Fee Letter” means the Amended and Restated Fee Letter dated November 2, 2007 among Aldabra, GSCP, Lehman Brothers and LCPI.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer, treasurer, assistant treasurer, principal accounting officer or controller of Holdings that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to the absence of footnotes (in the case of quarterly financial statements) and changes resulting from audit and normal year-end adjustments.

“Financial Plan” as defined in Section 5.1(i).

“First Lien Collateral Agent” means the collateral agent under the First Lien Credit Agreement.

“First Lien Credit Agreement” means the Credit and Guaranty Agreement dated as of the date hereof among Borrower, Holdings, the other Guarantors party thereto, the lenders party thereto, GSCP, as administrative agent, collateral agent and syndication agent, and the other agents party thereto, as it may be amended, restated, supplemented, modified, replaced or Refinanced from time to time.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Guarantors” as defined in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” as defined in the Pledge and Security Agreement.

“GSCP” as defined in the preamble hereto.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means each of Holdings, each Domestic Subsidiary of Borrower and, to the extent (x) no material adverse tax consequences to Holdings or Borrower would result therefrom and (y) reasonably requested by the Administrative Agent (with a corresponding request by the administrative agent under the First Lien Credit Agreement), each Foreign Subsidiary of Borrower.

“Guarantor Subsidiary” means each Guarantor other than Holdings.

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” has the meaning assigned to that term in the First Lien Credit Agreement.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Closing Date, (i) the audited financial statements of the Acquired Business, for the fiscal years ended December 31, 2005 and December 31, 2006, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such fiscal years, (ii) the unaudited financial statements of the Acquired Business for each fiscal quarter of the Acquired Business ended after December 31, 2006 and at least 45 days prior to the Closing Date (other than with respect to the fiscal quarter ended December 31, 2007), consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for the three-, six-or nine-month period, as applicable, ending on the last day of the applicable fiscal quarter, and (iii) the unaudited income statements and balance sheets of Boise White Paper, L.L.C. and its Subsidiaries and Boise Packaging & Newsprint, L.L.C. for each fiscal month, together with a summary of Consolidated Adjusted EBITDA for the last twelve months (including specified adjustments thereto), in each case ended after the date of the most recent quarterly financial statements referred to in clause (ii) above and at least 30 days prior to the Closing Date.

“Holdings” as defined in the preamble hereto.

“Immaterial Subsidiaries” means, at any time, Subsidiaries that, on a consolidated basis with their respective Subsidiaries and treated as if all such Subsidiaries and their respective Subsidiaries were combined and consolidated as a single Subsidiary, (a) had consolidated assets representing less than 2% of the consolidated assets of Holdings and its Subsidiaries as of the last day of the most recently ended Fiscal Quarter for which financial statements are available, (b) accounted for less than 2% of the consolidated revenues of Holdings and its Subsidiaries for the period of four consecutive Fiscal Quarters most recently ended for which financial statements are available and (c) accounted for less than 2% of Consolidated Adjusted EBITDA of Holdings and its Subsidiaries for the period of four consecutive Fiscal Quarters most recently ended for which financial statements are available.

“Increased-Cost Lenders” as defined in Section 2.23.

“Indebtedness”, as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a capitalized liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), including any earn-out obligations incurred in connection with any Permitted Acquisition (A) to the extent of the reserve, if any, required under GAAP at the time of such Permitted Acquisition to be established in respect thereof by Holdings or any of its Subsidiaries or (B) included on the balance sheet of Holdings or any of its Subsidiaries, which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument (excluding accounts payable due within one year and accrued expenses, in each case incurred in the ordinary course of business); (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; provided that if recourse for such Indebtedness is limited to such property, the amount of Indebtedness arising under this clause (v) shall be limited to the lesser of (a) the outstanding principal amount thereof and (b) the fair market value of the property subject to such Lien; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings other than (A) reimbursement obligations in respect of letters of credit, the payment of which is either backed by a Letter of Credit (as defined in the First Lien Credit Agreement) or cash collateralized, (B) commercial letters of credit (other than, for the avoidance of doubt, any Letter of Credit (as defined in the First Lien Credit Agreement)) issued in support of accounts payable that do not otherwise constitute Indebtedness or “timber under contract” agreements entered into in the ordinary course of business and (C) standby letters of credit (other than, for the avoidance of doubt, any Letter of Credit (as defined in the First Lien Credit Agreement)) issued in support of operating leases, insurance premia and other amounts that do not constitute Indebtedness unless and until the beneficiary thereof has the right to draw on such standby letter of credit); (vii) Disqualified Equity Interests, (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that Indebtedness of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for Indebtedness of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; and (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes; provided, in no event shall obligations under any Interest Rate Agreement and any Currency Agreement be deemed “Indebtedness” for any purpose under Section 6.7.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, reasonable out-of-pocket costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), reasonable out-of-pocket expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable out-of-pocket fees or expenses incurred by Indemnitees in enforcing this indemnity; provided that reasonable attorney’s fees shall be limited to one primary counsel for all Indemnitees and, if reasonably required by Administrative Agent, one local or specialist counsel for all Indemnitees in each relevant jurisdiction, provided further that if counsel for Administrative Agent determines in good faith that there is an actual or potential conflict of interest that requires separate representation for the Agents, Borrower shall be required to pay for one additional counsel for all such Agents taken as a whole), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)) or (ii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries.

“Indemnitee” as defined in Section 10.3.

“Intellectual Property” as defined in the Pledge and Security Agreement.

“Intellectual Property Security Agreements” has the meaning assigned to that term in the Pledge and Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit L evidencing Indebtedness owed among the Credit Parties and their Subsidiaries.

“Intercreditor Agreement” means that certain Intercreditor Agreement to be executed by the Collateral Agent, Borrower, and the First Lien Collateral Agent substantially in the form of Exhibit M, as it may be amended, supplemented or otherwise modified from time to time

“Interest Payment Date” means with respect to (i) any Loan that is a Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Loan that is a Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months (or, if available to all applicable Lenders, nine- or twelve-months), as selected by Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Closing Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period shall extend beyond the Maturity Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than Borrower or a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person (other than Holdings or any Guarantor Subsidiary), of any Equity Interests of such Person; and (iii) any direct or indirect loan, advance (other than (w) advances to employees for moving, entertainment and travel expenses, (x) drawing accounts, (y) prepayments of or deposits made in respect of supply contracts and (z) similar expenses, in each case made in the ordinary course of business) or capital contributions by Holdings or any of its Subsidiaries to any other Person (other than Holdings, Borrower or any Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, but giving effect to any returns of capital (whether in the form of dividends or otherwise) received by such Person with respect thereto.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Landlord Consent and Estoppel” means, with respect to any Leasehold Property that is a Mortgaged Property, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Credit Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to Collateral Agent in its reasonable discretion, but in any event sufficient for Collateral Agent to obtain a Title Policy with respect to such Mortgage.

“Landlord Personal Property Collateral Access Agreement” means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit K with such amendments or modifications as may be reasonably approved by Collateral Agent.

“LCPI” as defined in the preamble hereto.

“Leasehold Property” means any leasehold interest of any Credit Party as lessee under any lease of real property.

“Lehman Brothers” as defined in the preamble hereto.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

“Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Total Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date.

“Lien” means (i) any lien, mortgage, pledge, collateral assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or Exclusive IP License in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Loan” means a loan made by a Lender to Borrower pursuant to Section 2.1(a).

“Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Loans of such Lender; provided, at any time prior to the making of the Loans, the Loan Exposure of any Lender shall be equal to such Lender’s Commitment.

“Make-Whole Premium” means, with respect to a Loan on any date of prepayment, the present value, as determined by Borrower and certified by the chief financial officer, treasurer, assistant treasurer, principal accounting officer or controller of Borrower to the Administrative Agent, of (a) all required interest payments due on such Loan from the date of prepayment through and including the Make-Whole Termination Date (excluding accrued interest) (assuming that the interest rate applicable to all such interest is the swap rate at the close of business on the third Business Day prior to the date of such prepayment with the termination date nearest to the Make-Whole Termination Date plus 7.00%) plus (b) the prepayment premium that would be due if such prepayment were made on the day after the Make-Whole Termination Date, in each case discounted to the date of prepayment on a quarterly basis (assuming a 360-day year and actual days elapsed) at a rate equal to the sum of such swap rate plus 0.50%.

“Make-Whole Termination Date” means the third anniversary of the Closing Date.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Change” means any material adverse effect upon (x) the financial condition or operating results of the Paper Group (as defined in the Acquisition Agreement) (and their Subsidiaries) or the Business (as defined in the Acquisition Agreement), taken as a whole, or (y) the ability of Boise Cascade, L.L.C. and the Acquired Business to consummate the transactions contemplated by the Acquisition Agreement, except any adverse effect related to or resulting from (1) general business or economic conditions affecting the industry in which any member of the Paper Group, any of its Subsidiaries or the Business operates, (2) national or international political or social conditions, including the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (3) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (4) changes in GAAP or, solely as a result of changes in GAAP or SAAP (as defined in the Acquisition Agreement), (5) changes in laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity (as defined in the Acquisition Agreement), (6) the taking of any action contemplated by the Acquisition Agreement or the announcement of the Acquisition Agreement or the transactions contemplated thereby, (7) any existing event, occurrence, or circumstance with respect to which Parent or Borrower has knowledge as of the date of the Commitment Letter (including any matter set forth in the Seller Disclosure Letter (as defined in the Acquisition Agreement)) or (8) Parent’s and/or Borrower’s failure to consent to any of the actions restricted by Section 3B of the Acquisition Agreement (except in the case of each of the immediately preceding clause (1), (2), (3), (4) and (5), any such adverse effect which has a materially disproportionate effect on the Acquired Business and its Subsidiaries, taken as a whole, relative to the effect on other companies operating in the same industry).

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the business, results of operations, assets or financial condition of Holdings and its Subsidiaries taken as a whole; (ii) the ability of any Credit Party to perform any of its material Obligations under the Credit Documents; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a material Credit Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any material Credit Document.

“Material Contract” means any contract or other arrangement to which Holdings or any of its Subsidiaries is a party (other than the Credit Documents, the Credit Documents (as defined in the First Lien Credit Agreement) and the Acquisition Agreement) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Real Estate Asset’’ means (i) any fee-owned Real Estate Asset having a fair market value in excess of $2,000,000 as of the date of the acquisition thereof and (ii) all Leasehold Properties other than (x) the corporate headquarters of the Acquired Business and (y) those with respect to which the aggregate payments under the term of the lease are less than $2,000,000 per annum.

“Material Subsidiary” means any Subsidiary that is not an Immaterial Subsidiary.

“Maturity Date” means the earlier of (i) the seventh anniversary of the Closing Date, and (ii) the date that all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means a Mortgage substantially in the form of Exhibit J, as it may be amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Holdings or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) all bona fide fees and expenses paid by any of Holdings or its Subsidiaries to third parties in connection with such Asset Sale, (b) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (c) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (d) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Holdings or any of its Subsidiaries in connection with such Asset Sale.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by Holdings or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith and payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the assets in question and that is required to be repaid under the terms thereof as a result of such casualty or condemnation or such sale in lieu thereof.

“Non-Consenting Lender” as defined in Section 2.23.

“Nonpublic Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Non-US Lender” as defined in Section 2.20(e).

“Note” means a promissory note substantially in the form of Exhibit B, as it may be amended, supplemented or otherwise modified from time to time.

“Notice” means a Funding Notice or a Conversion/ Continuation Notice.

“Obligations” means all obligations of every nature of each Credit Party, including obligations from time to time owed to the Agents (including former Agents), the Lenders or any of them, under any Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

“Obligee Guarantor” as defined in Section 7.7.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document.

“Parent” means Boise Inc., a Delaware corporation (formerly known as Aldabra 2 Acquisition Corp.).

“Patriot Act” as defined in Section 3.1(r).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted Acquisition” means any acquisition by Borrower or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division or a manufacturing facility or a distribution facility of, any Person; provided,

(i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(iii) in the case of the acquisition of Equity Interests, all of the Equity Interests (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Borrower in connection with such acquisition shall be owned 100% by Borrower or a Guarantor Subsidiary thereof, and Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Borrower, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

(iv) Holdings and its Subsidiaries shall be in compliance with the financial covenant set forth in Section 6.7(b) on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended (as determined in accordance with Section 6.7(d));

(v) Borrower shall have delivered to Administrative Agent (A) at least 5 Business Days prior to such proposed acquisition, (i) a Compliance Certificate evidencing compliance with Section 6.7 as required under clause (iv) above and (ii) all other relevant financial information with respect to such acquired assets, including the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.7 and (B) promptly upon reasonable request by Administrative Agent, a copy of the purchase agreement related to the proposed Permitted Acquisition (and any related documents reasonably requested by Administrative Agent); and

(vi) the predominant business conducted by any such Person shall comply with the permitted businesses of Holdings and its Subsidiaries as provided in Section 6.12.

“Permitted Investors” means (i) Madison Dearborn Partners, LLC, its Affiliates but not including, however, any operating portfolio companies of any of the foregoing and investments funds under common management with Madison Dearborn Partners, LLC or its Affiliates, (ii) OfficeMax Incorporated and (iii) Boise Cascade Holdings, L.L.C.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Permitted Operating Asset Swap” means any transfer of Eligible Swap Assets by Borrower or any Subsidiary in which at least 95% of the consideration received by the transferor consists of Eligible Swap Assets (and any balance of such consideration consists of cash); provided that (a) after giving effect to such transfer, the aggregate fair market value of all assets transferred pursuant to Permitted Operating Asset Swaps (i) during any fiscal year of Borrower, on a cumulative basis, shall not exceed $20,000,000 and (ii) during the term of this Agreement, on a cumulative basis, shall not exceed $40,000,000 and (b) all actions required to be taken pursuant to Sections 5.10 and/or 5.11, as applicable, with respect to any Eligible Swap Assets so received as consideration shall be taken.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Platform” as defined in Section 5.1(o).

“Pledge and Security Agreement” means the Pledge and Security Agreement to be executed by Borrower and each Guarantor substantially in the form of Exhibit I, as it may be amended, supplemented or otherwise modified from time to time.

“Post-Closing Agreement” means that certain Post-Closing Agreement dated as of the date hereof, among the Credit Parties and the Collateral Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means Administrative Agent’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as Administrative Agent may from time to time designate in writing to Borrower and each Lender.

“Projections” as defined in Section 4.8.

“Pro Rata Share” means with respect to any Lender, the percentage obtained by dividing (a) the Loan Exposure of that Lender by (b) the aggregate Loan Exposure of all Lenders.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

“Record Document” means, with respect to any Leasehold Property that is a Mortgaged Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Agent.

“Recorded Leasehold Interest” means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Collateral Agent’s reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings. All such terms shall include any subsequent Refinancing of any Indebtedness issued in connection with any Refinancing.

“Register” as defined in Section 2.7(b).

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.

“Regulation FD” means Regulation FD as promulgated by the US Securities and Exchange Commission under the Securities and Exchange Act as in effect from time to time.

“Regulation S-X” means Regulation S-X as promulgated by the US Securities and Exchange Commission under the Securities Act as in effect from time to time.

“Related Agreements” means, collectively, the Acquisition Agreement, the First Lien Credit Agreement and the Credit Documents (as defined in the First Lien Credit Agreement).

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replacement Lender” as defined in Section 2.23.

“Required Prepayment Date” as defined in Section 2.15(b).

“Requisite Lenders” means one or more Lenders having or holding Loan Exposure representing more than 50% of the aggregate Loan Exposure of all Lenders.

“Requisite Supermajority Lenders” means one or more Lenders having or holding Loan Exposure representing more than 66 2/3% of the aggregate Loan Exposure of all Lenders.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings or Borrower (or any direct or indirect parent thereof) now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings or Borrower (or any direct or indirect parent thereof) now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings or Borrower (or any direct or indirect parent thereof) now or hereafter outstanding; (iv) management or similar fees payable to Parent or any of its Affiliates and (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Second Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is (i) the only Lien to which such Collateral is subject, other than any Permitted Lien and (ii) junior in priority to the Liens created under or relating to the Credit Documents (as defined in the First Lien Credit Agreement) in accordance with the Intercreditor Agreement.

“Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Holdings substantially in the form of Exhibit G-2.

“Solvent” means, with respect to any Credit Party, that as of the date of determination, both (i) (a) the sum of such Credit Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party’s present assets; (b) such Credit Party’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Investment” means any investment by Borrower or any Subsidiary to the extent financed with net cash proceeds received from the issuance of Equity Interests by, or capital contributions made to, Holdings after the Closing Date, provided that (i) Administrative Agent receives written notice describing such investment concurrently with or promptly following the issuance of such Equity Interests and (ii) such investment is made within 90 days of receipt by Holdings of such net cash proceeds.

“Subject Transaction” as defined in Section 6.7(d).

“Subordinated Indebtedness” means Indebtedness permitted under Section 6.1(m) and Section 6.1(n).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Supply Agreement” means the Paper Purchase Agreement dated October 29, 2004, between Boise White Paper, L.L.C. and OfficeMax Incorporated, amending and superseding the Paper Purchase Agreement Term Sheet dated April 28, 2004 between OfficeMax Incorporated and Boise Office Solutions.

“Syndication Agent” as defined in the preamble hereto.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, “Tax on the overall net income” of a Person shall be construed as a reference to a tax imposed by the United States of America or by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office), including any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described above.

“Terminated Lender” as defined in Section 2.23.

“Title Policy” as defined in Section 3.1(h).

“Transaction Costs” means the fees, costs and expenses payable by Holdings, Borrower or any of Borrower’s Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Credit Documents and the Related Agreements.

“Treasury Regulations” means the income tax regulations promulgated by the Internal Revenue Service, Department of Treasury, pursuant to the Internal Revenue Code.

“Treasury Services Agreements” shall mean any agreement relating to treasury, depositary and cash management services or automated clearinghouse transfer of funds.

“Type of Loan” means a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unadjusted Eurodollar Rate Component” means that component of the interest costs to Borrower in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate.

“U.S. Lender” as defined in Section 2.20(e).

“Waivable Mandatory Prepayment” as defined in Section 2.15(b).

1.2. Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Except as set forth below, financial statements and other information required to be delivered by Holdings to Lenders pursuant to Section 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either Borrower or Requisite Lenders shall so request, Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Administrative Agent and the Lenders as reasonably requested hereunder a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.3. Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable.

1.4. Intercreditor Agreement. All rights and obligations of the Agents and Lenders under this Agreement shall be subject to the Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Agents or Lenders pursuant to this Agreement or any other Credit Document and the exercise of any right or remedy by the Agents or Lenders hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, such conflict shall be resolved in accordance with Section 8.1 of the Intercreditor Agreement. Any reference in this Agreement to “second priority lien” or words of similar effect in describing the security interests created hereunder or under any Credit Document shall be understood to refer to such priority as set forth in the Intercreditor Agreement. All representations, warranties and covenants in this Agreement shall be subject to the provisions and qualifications set forth in this Section 1.4.

SECTION 2. LOANS

2.1. Loans.

(a) Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, a Loan to Borrower in an amount equal to such Lender’s Commitment. Borrower may make only one borrowing under the Commitments which shall be on the Closing Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder shall be paid in full no later than the Maturity Date. Each Lender’s Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Commitment on such date.

(b) Borrowing Mechanics for Loans.

(i) Borrower shall deliver to Administrative Agent by telefacsimile, electronic communication (in pdf format) or hand delivery a fully executed Funding Notice no later than one Business Day prior to the Closing Date. Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing.

(ii) Each Lender shall make its Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at the Principal Office designated by Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Loans available to Borrower on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to an account designated in writing to Administrative Agent by Borrower.

2.2. Intentionally Omitted.

2.3. Intentionally Omitted.

2.4. Intentionally Omitted.

2.5. Pro Rata Shares; Availability of Funds.

(a) Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the Closing Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on the Closing Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on the Closing Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on the Closing Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the Closing Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from the Closing Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans. Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.6. Use of Proceeds. The proceeds of the Loans, together with the proceeds of the loans to be made under the First Lien Credit Agreement on the Closing Date, shall be applied by

Borrower to fund (a) in part, the Acquisition pursuant to the Acquisition Agreement, including the refinancing or retiring of certain existing Indebtedness for borrowed money of the Acquired Business and (b) the payment of fees, commissions and expenses in connection therewith and in connection with the financing of the foregoing, including fees under Section 2.11(a). No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

2.7. Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) Register. Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at the Principal Office a register for the recordation of the names and addresses of Lenders and the Loans of each Lender from time to time (the “Register”). The Register shall be available for inspection by Borrower or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record, or shall cause to be recorded, in the Register the Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s Obligations in respect of any Loan. Borrower hereby designates LCPI to serve as Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.7, and Borrower hereby agrees that, to the extent LCPI serves in such capacity, LCPI and its officers, directors, employees, agents, subagents and affiliates shall constitute “Indemnitees.”

(c) Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower’s receipt of such notice) a Note to evidence such Lender’s Loan.

2.8. Interest on Loans.

(a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i) if a Base Rate Loan, at the Base Rate plus 6.00% per annum; or

(ii) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus 7.00% per annum.

(b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided, until the earlier of (i) the date that GSCP notifies Borrower that the primary syndication of the Loans has been completed, in accordance with the terms of the Fee Letter, and (ii) 90 days after the Closing Date, the Loans shall be maintained as either (1) Eurodollar Rate Loans having an Interest Period of no longer than one month or (2) Base Rate Loans. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

(c) In connection with Eurodollar Rate Loans there shall be no more than twelve (12) Interest Periods outstanding at any time. In the event Borrower fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

(d) Interest payable pursuant to Section 2.8(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or the last Interest Payment Date with respect to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e) Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

2.9. Conversion/Continuation.

(a) Subject to Section 2.18 and so long as no Default or Event of Default shall have occurred and then be continuing, Borrower shall have the option:

(i) to convert at any time all or any part of any Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Borrower shall pay all amounts due under Section 2.18 in connection with any such conversion; or

(ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan.

(b) Borrower shall deliver by telefacsimile, electronic communication (in pdf format) or hand delivery a fully executed Conversion/Continuation Notice to Administrative Agent no later than (i) 2:00 p.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and (ii) 12:00 p.m. (New York City time) at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

2.10. Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 8.1(a), the overdue principal amount of all Loans outstanding and, to the extent permitted by applicable law, any overdue interest payments on the Loans or any overdue fees or other overdue amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such overdue fees and other overdue amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

2.11. Fees.

(a) Borrower agrees to pay on the Closing Date to each Lender who is a party to this Agreement as a Lender on the Closing Date, as fee compensation for the funding of such Lender’s Loan as part of the initial funding to be made on the Closing Date, a closing fee in an amount equal to 10.00% of the stated principal amount of such Lender’s Loan, payable to such Lender from, at Borrower’s option, the proceeds of its Loans as and when funded on the Closing Date and/or the proceeds of loans under the First Lien Credit Agreement made on the Closing Date. Such closing fee will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.

(b) In addition to the foregoing fees, Borrower agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon.

2.12. Payment at Maturity. The Loans, together with all other amounts owed hereunder with respect thereto, shall be paid in full no later than the Maturity Date.

2.13. Voluntary Prepayments; Make-Whole Premium; Call Premium.

(a) Voluntary Prepayments.

(i) Subject to paragraphs (b) and (c) below, at any time and from time to time after the Discharge of First Lien Obligations:

(1) with respect to Base Rate Loans, Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount; and

(2) with respect to Eurodollar Rate Loans, Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii) All such prepayments shall be made:

(1) upon not less than one Business Day’s prior written or telephonic notice in the case of Base Rate Loans; and

(2) upon not less than three Business Days’ prior written or telephonic notice in the case of Eurodollar Rate Loans;

in each case given to Administrative Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Loans by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice and any additional amounts required pursuant to clause (b) or (c) below shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.15(a).

(b) Make-Whole Premium. In the event that the Loans are prepaid as a result of a voluntary or mandatory prepayment (other than as a result of a prepayment under Section 2.14(b) or (d)) at any time prior to the third anniversary of the Closing Date, Borrower shall pay Lenders a prepayment premium equal to the Make-Whole Premium.

(c) Call Premium. In the event all or any portion of the Loans are repaid pursuant to Section 2.13(a), 2.14(a) or 2.14(c) on or after the third anniversary of the Closing Date and prior to the sixth anniversary of the Closing Date, such repayments will be made at (i) 105.0% of the amount repaid if such repayment occurs on or after the third anniversary of the Closing Date and prior to the fourth anniversary of the Closing Date, (ii) 103.0% of the amount repaid if such repayment occurs on or after the fourth anniversary of the Closing Date and prior to the fifth anniversary of the Closing Date, and (iii) 101.0% of the amount repaid if such repayment occurs on or after the fifth anniversary of the Closing Date and prior to the sixth anniversary of the Closing Date.

2.14. Mandatory Prepayments.

(a) Asset Sales. Subject to Section 2.15(b), no later than three (3) Business Days following the date of receipt by Holdings or any of its Subsidiaries of any Net Asset Sale Proceeds, Borrower shall prepay the Loans as set forth in Section 2.15 in an aggregate amount equal to such Net Asset Sale Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, Borrower shall have the option, directly or through one or more of its Subsidiaries, to invest Net Asset Sale Proceeds within one year of receipt thereof in Real Estate Assets, equipment or other long-term tangible assets useful in the business of Borrower and its Subsidiaries.

(b) Insurance/Condemnation Proceeds. Subject to Section 2.15(b), no later than three (3) Business Days following the date of receipt by Holdings or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Borrower shall prepay the Loans as set forth in Section 2.15 in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, Borrower shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within one year of receipt thereof in Real Estate Assets, equipment or other long-term tangible assets useful in the business of Borrower and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof.

(c) Issuance of Debt. Subject to Section 2.15(b), no later than three (3) Business Days following the date of receipt by Holdings or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Holdings or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), Borrower shall prepay the Loans as set forth in Section 2.15 in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable fees, costs and expenses associated therewith, including reasonable legal fees and expenses.

(d) Consolidated Excess Cash Flow. Subject to Section 2.15(b), in the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending December 31, 2008 (but only to the extent of Consolidated Excess Cash Flow resulting from operations of the Acquired Business after the Acquisition)), Borrower shall, no later than ninety-five days after the end of such Fiscal Year, prepay the Loans as set forth in Section 2.15 in an aggregate amount equal to (i) 75% of such Consolidated Excess Cash Flow minus (ii) voluntary repayments of the Loans and voluntary repayments of the Loans (as defined in the First Lien Credit Agreement) made from operating cash flow (excluding repayments of Revolving Loans or Swing Line Loans (each as defined in the First Lien Credit Agreement) except (x) to the extent the Revolving Commitments (as defined in the First Lien Credit Agreement) are permanently reduced in connection with such repayments or (y) to the extent the proceeds thereof are used to fund fees under Section 2.11(d) of the First Lien Credit Agreement or under Section 2.11(a) hereof); provided, that if, as of the last day of the most recently ended Fiscal Year, the Leverage Ratio (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.1(d) calculating the Leverage Ratio as of the last day of such Fiscal Year) shall be (A) 3.00:1.00 or less but greater than 2.50:1.00, Borrower shall only be required to make the prepayments and/or reductions otherwise required hereby in an amount equal to (i) 50% of such Consolidated Excess Cash Flow minus (ii) voluntary repayments of the Loans and voluntary repayments of the Loans (as defined in the First Lien Credit Agreement) made from operating cash flow (excluding repayments of Revolving Loans or Swing Line Loans (each as defined in the First Lien Credit Agreement) except (x) to the extent the Revolving Commitments (as defined in the First Lien Credit Agreement) are permanently reduced in connection with such repayments or (y) to the extent the proceeds thereof are used to fund fees under Section 2.11(d) of the First Lien Credit Agreement or under Section 2.11(a) hereof); (B) 2.50:1.00 or less but greater than 2.00:1.00, Borrower shall only be required to make the prepayments and/or reductions otherwise required hereby in an amount equal to (i) 25% of such Consolidated Excess Cash Flow minus (ii) voluntary repayments of the Loans and voluntary repayments of the Loans (as defined in the First Lien Credit Agreement) made from operating cash flow (excluding repayments of Revolving Loans or Swing Line Loans (each as defined in the First Lien Credit Agreement) except (x) to the extent the Revolving Commitments (as defined in the First Lien Credit Agreement) are permanently reduced in connection with such repayments or (y) to the extent the proceeds thereof are used to fund fees under Section 2.11(d) of the First Lien Credit Agreement or under Section 2.11(a) hereof); or (C) 2.00:1.00 or less, Borrower shall not be required to make any prepayments otherwise required hereby.

(e) Restrictions on Prepayments. Notwithstanding the foregoing provisions of this Section 2.14, no mandatory prepayment of the Loans shall be made pursuant to this Section 2.14 (i) to the extent that such net proceeds or Consolidated Excess Cash Flow are applied to prepay amounts outstanding under, or to permanently reduce revolving commitments under, the First Lien Credit Agreement to the extent and in the payment priority required thereunder and (ii) except as required by Section 2.15(b) or 2.15(c) of the First Lien Credit Agreement, unless otherwise consented to by Borrower and requisite lenders under the First Lien Credit Agreement.

(f) Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.14(a) through 2.14(d), Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net cash proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

2.15. Application of Prepayments.

(a) Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Any prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.18(c).

(b) Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, in the event Borrower is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Loans, not less than three Business Days prior to the date (the “Required Prepayment Date”) on which Borrower is required to make such Waivable Mandatory Prepayment, Borrower shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to Borrower and Administrative Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify Borrower and Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, Borrower shall pay to Administrative Agent that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Loans of such Lenders (which prepayment shall be applied in accordance with Section 2.15(a)), unless otherwise consented to by Requisite Lenders. To the extent any remaining amount of the Waivable Mandatory Prepayment constitutes Consolidated Excess Cash Flow, such amount shall be prepaid in accordance with Section 2.14(d) of the First Lien Credit Agreement, without giving effect to Section 2.15(c) of the First Lien Credit Agreement. Any remaining amount of the Waivable Mandatory Prepayment not constituting Consolidated Excess Cash Flow shall be retained by Borrower and used for any purpose not prohibited by this Agreement or the other Credit Documents.

2.16. General Provisions Regarding Payments.

(a) All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 2:00 p.m. (New York City time) on the date due at the Principal Office designated by Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.

(b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Base Rate Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c) Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent.

(d) Notwithstanding the foregoing provisions hereof, if any Conversion/ Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e) Whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

(f) Borrower hereby authorizes Administrative Agent to charge Borrower’s accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose); provided that, prior to the Administrative Agent charging any such accounts, Administrative Agent shall provide Borrower with written notice of such charge.

(g) Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to 2:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming.

Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.10 from the date such amount was due and payable until the date such amount is paid in full.

(h) Subject to the terms of the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations shall be applied in accordance with the application arrangements described in Section 9.2 of the Pledge and Security Agreement.

2.17. Ratable Sharing. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

2.18. Making or Maintaining Eurodollar Rate Loans.

(a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.

(b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender’s obligation to maintain its outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower shall have the option, subject to the provisions of Section 2.18(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile, electronic communication or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.18(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

(c) Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrower.

(d) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.18 and under Section 2.19 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under Section 2.19.

2.19. Increased Costs; Capital Adequacy.

(a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.20 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax or changes the basis of taxation of payments to the Lender (other than, in each case, any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall pay within 10 days to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within 10 days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts (including Taxes on payments made pursuant to this Section 2.19(b)) as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction; provided that, Borrower shall not be under any obligation to compensate any Lender with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to such request; provided further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any change in law within such 180-day period. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.20. Taxes; Withholding, etc.

(a) Payments to Be Free and Clear. All sums payable by or on behalf of any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

(b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it; (ii) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date an amount equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Borrower shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority. Notwithstanding anything to the contrary in this Agreement, no Credit Party shall be required to indemnify or pay any additional amount to Administrative Agent or any Lender under Section 2.20 to the extent that such obligation is imposed on amounts payable to Administrative Agent or such Lender at the time such Person becomes a party to this Agreement.

(c) Payment of Other Taxes by Borrower. Without limiting the provisions of paragraph (a) or (b) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(d) Indemnification by Borrower. Borrower shall indemnify, without duplication, Administrative Agent and each Lender within ten days after written demand therefor, for the full amount of any Taxes (other than a Tax on the overall net income of any Lender) or Other Taxes paid by Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of Borrower hereunder and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate stating the amount of such payment or liability and setting forth in reasonable detail the calculation thereof delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(e) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-US Lender”) shall deliver to Administrative Agent for transmission to Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original Internal Revenue Service Forms W-8BEN, W-8ECI and/or W-8IMY (or, in each case, any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code, a Certificate re Non-Bank Status together with two original Internal Revenue Service Forms W-8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “U.S. Lender”) and is not an exempt recipient within the meaning of Treasury Regulation Section 1.6049 -4(c) shall deliver to Administrative Agent and Borrower on or prior to the Closing Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two original copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or otherwise prove that it is entitled to such an exemption. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.20(e) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Borrower two new original copies of Internal Revenue Service Form W-8BEN, W-8ECI and/or W-8IMY (or, in each case, any successor form), or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence. Borrower shall not be required to indemnify or pay any additional amount to Administrative Agent or any Lender under Section 2.20(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in the first or second sentence of this Section 2.20(e), or (2) to notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first or second sentence of this Section 2.20(e) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.20(e) shall relieve Borrower of its obligation to pay any additional amounts pursuant this Section 2.20 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein. Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any form pursuant to this paragraph that such Lender is not legally entitled to deliver.

(f) Refunds. If Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Tax as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.20, it shall pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.20 with respect to the Tax giving rise to such refund), net of all out-of-pocket expenses of Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrower, upon the request of Administrative Agent or such Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent or such Lender in the event Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to Borrower or any other Person.

2.21. Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it will, to the extent not inconsistent with the existing internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be reduced and if, as determined by such Lender in its discretion, the making, issuing, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.21 unless Borrower agrees to pay all reasonable out-of-pocket incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.22. Intentionally Omitted.

2.23. Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.18, 2.19 or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrower’s request for such withdrawal; or (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender or Non-Consenting Lender (the “Terminated Lender”), Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased Cost Lender or a Non-Consenting Lender; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11; (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18(c), 2.19 or 2.20; or otherwise as if it were a prepayment to which Section 2.13(c) applies and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if Borrower exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.6. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.6 on behalf of a Non-Consenting Lender or Terminated Lender and any such documentation so executed by Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.6.

SECTION 3. CONDITIONS PRECEDENT

3.1. Closing Date. The obligation of each Lender to make a Credit Extension on the Closing Date is subject to each Agent’s satisfaction, or waiver, of the following conditions on or before the Closing Date:

(a) Credit Documents. Administrative Agent shall have received either (i) sufficient copies of each Credit Document originally executed and delivered by each applicable Credit Party for each Lender or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telefacsimile or electronic communication of copies of executed signature pages of each Credit Document) that each applicable Credit Party has signed a counterpart of each Credit Document to which it is a party.

(b) Organizational Documents; Incumbency. Administrative Agent shall have received originals or copies of (i) each Organizational Document executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Credit Party executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment and (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation and in each material jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date.

(c) Capitalization of Holdings and Borrower. On or before the Closing Date, Holdings or Borrower, as applicable, shall have received (i) the Equity Contribution and (ii) at least $725,000,000 of gross proceeds from the initial borrowings under the First Lien Credit Agreement, and Administrative Agent shall have received executed copies of all documentation relating to the First Lien Credit Agreement, in form and substance reasonably satisfactory to it.

(d) Consummation of Transactions Contemplated by Related Agreements.

(i) (1) All conditions (other than those which the failure to satisfy would not have an adverse effect on the Lenders) to the Acquisition set forth in the Acquisition Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Administrative Agent and Syndication Agent, (2) the Acquisition shall have been consummated in accordance with the terms of the Acquisition Agreement and (3) the Acquisition shall have been approved by the shareholders of Parent in accordance with its certificate of incorporation and the shareholders of Parent shall not have exercised conversion rights with respect to more than 40% of the shares issued in Parent’s initial public offering.

(ii) Administrative Agent and Syndication Agent shall each have received a fully executed or conformed copy of the Acquisition Agreement (including the schedules and exhibits thereto) and any material documents executed in connection therewith. Each Related Agreement shall be in full force and effect, and no provision thereof shall have been modified or waived in any respect determined by Administrative Agent or Syndication Agent to be adverse to the Lenders, in each case without the consent of Administrative Agent and Syndication Agent.

(e) Existing Indebtedness; No Default. On the Closing Date, Boise Cascade, L.L.C. shall have (i) repaid in full all Existing Indebtedness, (ii) terminated any commitments to lend or make other extensions of credit thereunder, (iii) delivered to Administrative Agent and Syndication Agent all customary payoff letters necessary to release all Liens securing Existing Indebtedness or other obligations of Holdings and its Subsidiaries thereunder being repaid on the Closing Date, (iv) made arrangements reasonably satisfactory to Administrative Agent and Syndication Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit (under and as defined in the First Lien Credit Agreement) to support the obligations of Holdings and its Subsidiaries with respect thereto, and (v) caused the release of guarantees, if any, of Holdings and its Subsidiaries of the $400,000,000 senior subordinated notes due 2014 issued by Boise Cascade, L.L.C. and Boise Cascade Finance Corporation. No default shall have occurred and be continuing on the Closing Date under any material Indebtedness of Holdings or any of its Subsidiaries that will remain outstanding after the Closing Date.

(f) Funds Flow Memorandum. On or prior to the Closing Date, Borrower shall have delivered to Administrative Agent a funds flow memorandum.

(g) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all material consents of other Persons, in each case that are necessary in connection with the transactions contemplated by the Credit Documents and the Related Agreements and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the Related Agreements or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(h) Real Estate Assets. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected Second Priority security interest in certain Real Estate Assets, Collateral Agent shall have received from Borrower and each applicable Guarantor:

(i) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Estate Asset listed in Schedule 3.1(h) (each, a “Closing Date Mortgaged Property”);

(ii) an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent; provided that any counsel used in connection with the creation of Liens securing Existing Indebtedness shall be deemed to be reasonably satisfactory to the Collateral Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

(iii) in the case of each Leasehold Property that is a Closing Date Mortgaged Property, (1) a Landlord Consent and Estoppel and (2) evidence that such Leasehold Property is a Recorded Leasehold Interest;

(iv) (A) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by First American Title Insurance Company or one or more title companies reasonably satisfactory to Collateral Agent with respect to each Closing Date Mortgaged Property (each, a “Title Policy”), in amounts not less than the fair market value of each Closing Date Mortgaged Property, together with a title report issued by a title company with respect thereto, dated not more than thirty days prior to the Closing Date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent and (B) evidence reasonably satisfactory to Collateral Agent that such Credit Party has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each Closing Date Mortgaged Property in the appropriate real estate records;

(v) flood certifications with respect to all Closing Date Mortgaged Properties and evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors, in form and substance reasonably satisfactory to Collateral Agent; and

(vi) surveys (which may be ALTA surveys or surveys in the form of Express Maps prepared by First American Title Insurance Company) of the Closing Date Mortgaged Properties identified on Schedule 3.1(h)(vi), certified to Collateral Agent and dated not more than 60 days prior to the Closing Date; provided that, “No Change” affidavits shall be accepted by the Collateral Agent in lieu of new ALTA surveys so long as the same are acceptable to the applicable title companies and the Collateral Agent is able to obtain ALTA mortgagee title insurance policies in form and substance reasonably satisfactory to Collateral Agent on the basis of the same.

Notwithstanding the foregoing, with respect to any Closing Date Mortgaged Property with respect to which the documents, opinions and actions described in clauses (i) through (vi) above have not been delivered or taken on or prior to the Closing Date, the delivery of such documents and opinions and the taking of such actions shall not constitute a condition precedent to the initial Credit Extension, and Borrower shall deliver or cause to be delivered such documents and opinions, and take or cause to be taken such other actions, as may be required under clauses (i) through (vi) above, within the periods set forth in the Post-Closing Agreement.

(i) Personal Property Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected Second Priority security interest in the personal property Collateral, each Credit Party shall have delivered to Collateral Agent originals or copies of:

(i) evidence reasonably satisfactory to Collateral Agent of the compliance by each applicable Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including their obligations to execute and deliver UCC financing statements, originals of Securities, instruments and chattel paper and their use of commercially reasonable efforts to deliver any agreements governing deposit and/or Securities accounts as provided therein);

(ii) a completed Collateral Questionnaire dated the Closing Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby;

(iii) fully executed Intellectual Property Security Agreements; and

(iv) evidence that each Credit Party shall have used commercially reasonable efforts to execute and deliver or caused to be executed and delivered any other agreement, document and instrument (including (i) a Landlord Personal Property Collateral Access Agreement executed by the landlord of any Leasehold Property and by the applicable Credit Party (other than with respect to (1) the corporate headquarters of the Acquired Business and (2) any Leasehold Property containing personal property Collateral with an estimated value of less than $5,000,000) and (ii) any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 6.1(b)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.

(j) Financial Statements; Projections. Arrangers shall have received from Holdings (i) the Historical Financial Statements, (ii) pro forma consolidated balance sheets and related statements of income and cash flows of Holdings and its Subsidiaries as at December 31, 2007, and reflecting the consummation of the Acquisition, the relating financings and the other transactions contemplated by the Credit Documents and the First Lien Credit Agreement to occur on or prior to the Closing Date, which pro forma financial statements shall meet the requirements of Regulation S-X for Form S-1 registration statements (other than (A) the adjustments to Consolidated Adjusted EBITDA set forth in clauses (e) through (j) of the definition thereof, (B) as required by Rule 3-10 of Regulation S-X and (C) other adjustments as Arrangers and Borrower have agreed are appropriate prior to the Closing Date), and (iii) the Projections.

(k) Evidence of Insurance. Collateral Agent shall have received a certificate from Borrower’s insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with endorsements naming the Collateral Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.5.

(l) Opinions of Counsel to Credit Parties. Lenders and their respective counsel shall have received executed originals or copies of the favorable written opinions of (i) Kirkland & Ellis LLP, counsel for Credit Parties (other than Holdings, Aldabra and Minnesota, Dakota & Western Railway Company (“MDWR”), (ii) Kramer Levin Naftalis & Frankel LLP, counsel for Holdings and Aldabra and (iii) Parinsen, Kaplan, Rosberg & Gotlieb P.A., counsel to MDWR, in each case as to such matters as Administrative Agent or Syndication Agent may reasonably request, dated as of the Closing Date in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

(m) Compliance with Commitment Letter and Fee Letter. Borrower shall have paid to Agents and Lenders, as the case may be, the fees payable on the Closing Date referred to in Sections 2.11(a) and (b) and shall have complied in all material respects with all of its other obligations under the Commitment Letter and the Fee Letter.

(n) Solvency Certificate. On the Closing, Date Administrative Agent and Syndication Agent shall have received a Solvency Certificate from Borrower in form, scope and substance reasonably satisfactory to Administrative Agent and Syndication Agent, and demonstrating that after giving effect to the consummation of the Acquisition and the initial borrowings hereunder and under the First Lien Credit Agreement, Borrower and its Subsidiaries are and will be Solvent on a consolidated basis.

(o) Closing Date Certificate. Borrower shall have delivered to Administrative Agent and Syndication Agent an original or copy of an executed Closing Date Certificate, together with all attachments thereto.

(p) No Litigation. There shall not exist any action, suit, investigation, litigation, proceeding or other legal or regulatory developments, pending or, to the knowledge of Borrower, threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent and Syndication Agent, individually or in the aggregate, materially impairs the Acquisition, the related transactions or the financing thereof or that seeks to impose liability on any of the Arrangers, Lenders, Holdings and/or Borrower in connection with any indebtedness of Boise Cascade, L.L.C. that is remaining outstanding after consummation of the Acquisition.

(q) Maximum Leverage Ratio. The ratio of (i) (A) Consolidated Total Debt as of the Closing Date after giving effect to the Acquisition, the transactions contemplated herein and under the First Lien Credit Agreement minus (B) $44,500,000 to (ii) pro forma Consolidated Adjusted EBITDA after giving effect to the Acquisition (calculated in accordance with Regulation S-X together with such additional adjustments that Arrangers agree are appropriate) for the twelve-month period ended December 31, 2007 shall not be greater than 4.29:1.00.

(r) Patriot Act. At least 10 days prior to the Closing Date, Arrangers shall have received all reasonably requested documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) the “Patriot Act”); provided, that Arrangers have made such request to Borrower at least 15 days prior to the Closing Date.

(s) No Material Adverse Change. Since December 31, 2006, no Material Adverse Change shall have occurred.

(t) Funding Notice. Administrative Agent shall have received a fully executed and delivered Funding Notice.

(u) Representations and Warranties. The representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (except that any representation or warranty that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that any representation or warranty that is qualified as to materiality or Material Adverse Effect shall have been true and correct in all respects) on and as of such earlier date; provided that, solely for the purpose of satisfying this Section 3.1(u) on the Closing Date (and not for the purpose of determining whether an Event of Default under Section 8.1(d) has occurred), any reference to Material Adverse Effect in Section 4 shall be deemed to mean a Material Adverse Change.

(v) No Default. No event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default; provided that, solely for the purpose of satisfying this Section 3.1(v) on the Closing Date (and not for the purpose of determining whether an Event of Default under Section 8.1(c) and/or Section 8.1(e) has occurred), any reference to Material Adverse Effect in Sections 4 and 5 shall be deemed to mean a Material Adverse Change.

3.2. Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing or conversion/continuation, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing or continuation/conversion. Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Borrower or for otherwise acting in good faith.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender, on the Closing Date (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the Acquisition and the related transactions contemplated hereby):

4.1. Organization; Requisite Power and Authority; Qualification. Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to carry on its business as now conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

4.2. Equity Interests and Ownership. The Equity Interests of each of Holdings and its Subsidiaries have been duly authorized and validly issued and are fully paid and, with respect to corporate shares, non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Borrower or any of its Subsidiaries is a party requiring, and there is no membership interest or other Equity Interests of Borrower or any of its Subsidiaries outstanding which upon conversion or exchange would require the issuance by Borrower or any of its Subsidiaries of any additional membership interests or other Equity Interests of Borrower or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of Borrower or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date.

4.3. Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

4.4. No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents to which they are parties do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, (ii) any of the Organizational Documents of Holdings or any of its Subsidiaries, or (iii) any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for any such approval or consent (i) which will be obtained on or before the Closing Date and disclosed in writing to Lenders or (ii) where the failure to obtain such approval or consent could not reasonably be expected to have a Material Adverse Effect.

4.5. Governmental Consents. The execution, delivery and performance by the Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents to which they are parties do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except (a) as otherwise set forth in the Acquisition Agreement, (b) as have been obtained or made on or prior to the date hereof and (c) for filings and recordings with respect to (i) the Collateral to be made or otherwise delivered to Collateral Agent for filing and/or recordation and (ii) the collateral for the First Lien Credit Agreement to be made or otherwise delivered to the First Lien Collateral Agent for filing and/or recordation.

4.6. Binding Obligation. This Agreement has been duly executed and delivered by each Credit Party that is a party hereto and constitutes, and each other Credit Document to which any Credit Party is a party, when executed and delivered by such Credit Party will constitute, a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, regardless of whether considered in a proceeding in equity or at law.

4.7. Historical Financial Statements. The Historical Financial Statements set forth in (a) clauses (i) and (ii) of the definition thereof were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to the absence of footnotes and changes resulting from audit and normal year-end adjustments and (b) clause (iii) of the definition thereof were prepared with the customary accounting methods, policies, practices and procedures, including classification and estimation methodology, used by Boise Cascade, L.L.C. and its parent company with respect to Boise White Paper, L.L.C. and Boise Packaging & Newsprint, L.L.C. during their annual and interim accounting periods from January 1, 2005 through the date hereof. As of the Closing Date, neither Holdings nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, assets or financial condition of Holdings and any of its Subsidiaries taken as a whole as required by GAAP.

4.8. Projections. On and as of the Closing Date, the projections of Holdings and its Subsidiaries for the period of Fiscal Year 2008 through and including Fiscal Year 2012 (the “Projections”) are based on good faith estimates and assumptions (including estimates from third party sources) believed to be reasonable by the management of Holdings at the time of preparation; provided, the Projections are not to be viewed as facts, and it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond Holdings’ and its Subsidiaries’ control, that no assurance can be given that such Projections will be realized, that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of Holdings believed that the Projections were reasonable and attainable at the time of preparation.

4.9. No Material Adverse Change. Since December 31, 2006, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

4.10. Reserved.

4.11. Adverse Proceedings, etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.

4.12. Payment of Taxes. Except as otherwise permitted under Section 5.3, all federal and state income tax returns and all other material tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Holdings knows of no proposed tax assessment against Holdings or any of its Subsidiaries except for any such assessment for which appropriate reserves have been established in accordance with GAAP or that is being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided, in each case, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.13. Properties.

(a) Title. Each of Holdings and its Subsidiaries has good and marketable fee or leasehold, as applicable, title to all of their respective properties and assets (other than Intellectual Property) reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for (w) Real Estate listed on Schedule 4.13(a) with respect to which a binding contract of sale has been entered into on or prior to the Closing Date, (x) assets disposed of since the date of such financial statements in the ordinary course of business, (y) minor defects in title that do not interfere with their ability to conduct their respective businesses as currently conducted or to utilize such properties for their intended purposes or (z) as otherwise permitted under Section 6.8. With respect to Intellectual Property, the representations and warranties set forth in Section 5.7(a) of the Pledge and Security Agreement are incorporated in this Section 4.13(a). Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(b) Real Estate. As of the Closing Date, Schedule 4.13(b) contains a true, accurate and complete list of (i) all Real Estate Assets (excluding leases and subleases with rental payments of less than $100,000 per year), and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) with rental payments in excess of $100,000 per year affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Holdings does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

4.14. Environmental Matters. Neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law where the subject of such letter or request could reasonably be expected to result in a Material Adverse Effect. There are and, to each of Holdings’ and its Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries nor, to any Credit Party’s knowledge, any predecessor of Holdings or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Holdings’ or any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, which, in either case, could reasonably be expected to result in a Material Adverse Effect. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

4.15. No Defaults. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except, in each case, where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

4.16. Material Contracts. Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults exist thereunder as of the Closing Date.

4.17. Governmental Regulation. Neither Holdings nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.18. Margin Stock. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to any Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of said Board of Governors.

4.19. Employee Matters. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the best knowledge of Holdings and Borrower, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the best knowledge of Holdings and Borrower, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries, and (c) to the best knowledge of Holdings and Borrower, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of Holdings and Borrower, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

4.20. Employee Benefit Plans. Except as could not reasonably be expected to result in a Material Adverse Effect, Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan. Other than with respect to any retirement plans newly adopted or spun-off as contemplated under the Acquisition Agreement, each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified or has a determination letter request pending with the Internal Revenue Service and nothing has occurred subsequent to the issuance of such determination letter which would reasonably be expected to cause such Employee Benefit Plan to lose its qualified status. No liability (i) to the PBGC (other than required premium payments) or the Internal Revenue Service, in either case, with respect to any Employee Benefit Plan, or (ii) to any Employee Benefit Plan or any trust established under Title IV of ERISA, in any case, has been or is expected to be incurred by Holdings, any of its Subsidiaries or any of their ERISA Affiliates, except as could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The aggregate liability of Holdings and its Subsidiaries with respect to “expected post-retirement benefit obligations” within the meaning of the Financial Accounting Standards Board Statement 106 does not exceed $5,000,000. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Holdings, any of its Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan by an amount that, if required to be paid, would reasonably be expected to result in a Material Adverse Effect. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, could not reasonably be expected to result in a Material Adverse Effect. Holdings, each of its Subsidiaries and each of their ERISA Affiliates have complied in all material respects with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

4.21. Certain Fees. As of the Closing Date, no broker’s or finder’s fee or commission will be payable with respect to the transactions contemplated by the Related Agreements, except (i) as payable to (a) the Agents and the Lenders and (b) the agents and lenders party to the First Lien Credit Agreement and related documents thereto and (ii) as set forth on Schedule 4.21.

4.22. Solvency. As of the Closing Date, the Credit Parties are Solvent on a consolidated basis.

4.23. Related Agreements. Holdings and Borrower have delivered to Administrative Agent and Syndication Agent complete and correct copies of (i) each Related Agreement and of all exhibits and schedules thereto as of the date hereof and (ii) copies of any material amendment, restatement, supplement or other modification to or waiver of each Related Agreement entered into after the date hereof.

4.24. Compliance with Statutes, etc. Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations, orders, final judgments, writs, injunctions, decrees and rules of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Holdings or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.25. Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements (other than projections and pro forma financial information contained in such materials) furnished to any

Agent or Lender by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or Borrower, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions (including estimates from third party sources) believed by Holdings or Borrower to be reasonable at the time of preparation, it being recognized by Lenders that such projections as to future events are not to be viewed as facts, that such projections as to future events are subject to significant uncertainties and contingencies, many of which are beyond Holdings’ and its Subsidiaries’ control, that no assurance can be given that such projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results. As of the Closing Date, there are no facts known (or which should upon the reasonable exercise of diligence be known) to Holdings or Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein, in the definitive proxy statement mailed to stockholders of Parent or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

4.26. Patriot Act. To the extent applicable, each Credit Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the Untied States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Patriot Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 5. AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that until payment in full of all Obligations (other than contingent obligations for which no claim has been made), each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1. Financial Statements and Other Reports. Holdings will deliver to Administrative Agent for the benefit of the Lenders:

(a) Reserved.

(b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (or, during any time that Holdings or Borrower is subject to the periodic reporting requirements of the Exchange Act, such shorter period as the Securities and Exchange Commission shall specify for the filing of quarterly reports on Form 10-Q), commencing with the Fiscal Quarter in which the Closing Date occurs, the consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter in the form required to be prepared if such financial statements were included in a Form 10-Q and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and, at any time Parent (x) fails to file its quarterly report on Form 10-Q with the Securities and Exchange Commission, (y) ceases to be required to make filings with the Securities and Exchange Commission or (z) acquires any entity other than a Credit Party or a Subsidiary thereof, a Narrative Report with respect thereto;

(c) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year (or, during any time that Holdings or Borrower is subject to the periodic reporting requirements of the Exchange Act, such shorter period as the Securities and Exchange Commission shall specify for the filing of annual reports on Form 10-K), commencing with the Fiscal Year ended December 31, 2007, (i) the consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year in the form required to be prepared if such financial statements were included in a Form 10-K, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and, at any time Parent (x) fails to file its annual report on Form 10-K with the Securities and Exchange Commission, (y) ceases to be required to make filings with the Securities and Exchange Commission or (z) acquires any entity other than a Credit Party or a Subsidiary thereof, a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of KPMG LLP or other independent certified public accountants of recognized national standing selected by Holdings, (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of Section 6.7 of this Agreement and the related definitions and (2) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default under Section 6.7 has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof;

(d) Compliance Certificate. Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

(e) Reserved.

(f) Notice of Default. Promptly upon any Authorized Officer of Holdings or Borrower obtaining knowledge (i) of any occurrence of any Default or any Event of Default or that notice has been given to Holdings or Borrower with respect thereto or (ii) of the occurrence of any event or change that has caused or results in, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

(g) Notice of Litigation. Promptly upon any Authorized Officer of Holdings or Borrower obtaining knowledge of (i) the institution of, or non-frivolous written threat of, any Adverse Proceeding not previously disclosed in writing by Borrower to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii), could be reasonably expected to have a Material Adverse Effect, or seeks to impose liability on any of the Arrangers, Lenders, Holdings and/or Borrower in connection with any indebtedness of Boise Cascade, L.L.C. that is remaining outstanding after consummation of the Acquisition, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Holdings or Borrower to enable Lenders and their counsel to evaluate such matters;

(h) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that could reasonably be expected to result in a material liability to Holdings or any of its Subsidiaries, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, upon reasonable request by the Administrative Agent, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(i) Financial Plan. As soon as practicable and in any event no later than forty-five days after the beginning of each Fiscal Year beginning with the Fiscal year commencing January 1, 2009, a consolidated plan and financial forecast for such Fiscal Year (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based and (ii) forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each quarter of each such Fiscal Year;

(j) Insurance Certificates. Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Section 5.1(c), a certificate from Borrower’s insurance broker(s) in form and substance reasonably satisfactory to Administrative Agent updating the certificates delivered pursuant to Section 3.1(k);

(k) Notice Regarding Material Contracts. Promptly, and in any event within ten Business Days (i) after any Material Contract of Holdings or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Holdings or such Subsidiary, as the case may be, or (ii) any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by Holdings or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(k)), and an explanation of any actions being taken with respect thereto;

(l) Information Regarding Collateral. (a) Borrower will furnish to Collateral Agent prompt written notice of any change (i) in any Credit Party’s corporate name, (ii) in any Credit Party’s identity or corporate structure, (iii) in any Credit Party’s jurisdiction of organization or (iv) in any Credit Party’s Federal Taxpayer Identification Number or state organizational identification number (if any). Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made (or have been prepared and delivered to the Collateral Agent for filing) under the Uniform Commercial Code or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Collateral Documents. Borrower also agrees promptly to notify Collateral Agent if any material portion of the Collateral is damaged or destroyed;

(m) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Borrower shall deliver to Collateral Agent a certificate of its Authorized Officer either confirming that there has been no change in such information since the date of the Collateral Questionnaire delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes;

(n) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its security holders acting in such capacity or by any Subsidiary of Holdings to its security holders other than Holdings or another Subsidiary of Holdings, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries, and (B) such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent or any Lender; and

(o) Certification of Public Information. Concurrently with the delivery of any document or notice required to be delivered pursuant to this Section 5.1, Holdings shall indicate in writing whether such document or notice contains Nonpublic Information. Holdings and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Holdings, its Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that Holdings has indicated contains Nonpublic Information shall not be posted on that portion of the Platform designated for such public-side Lenders. If Holdings has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains Nonpublic Information, Administrative Agent shall deem such information to be Nonpublic Information until confirmed otherwise by Holdings (such confirmation not to be unreasonably withheld or delayed) and shall not post such document or notice on that portion of the Platform designated for Lenders who do not wish to receive material nonpublic information with respect to Holdings, its Subsidiaries and their Securities.

5.2. Existence. Except as otherwise permitted under Section 6.8, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve, renew and keep in full force and effect its (i) existence and (ii) all rights and franchises, licenses and permits, and Intellectual Property material to the conduct of its business, except in the case of clause (ii) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.3. Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim.

5.4. Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted and subject to casualty and condemnation events (in which case such property shall be repaired or replaced as promptly as practicable), all material tangible properties used or useful in the business of Holdings and its Subsidiaries.

5.5. Insurance. Holdings will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) in the case of each public liability insurance policy and, if available from the relevant insurance carrier, each casualty insurance policy, name Collateral Agent, on behalf of Secured Parties, as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder and provides that insurer shall endeavor to give at least thirty days’ (10 days’ in the case of non-payment of premium) prior written notice to Collateral Agent of any modification or cancellation of such policy. Notwithstanding anything to the contrary set forth in this Section, so long as no Default or Event of Default shall have occurred and be continuing, upon notice from Borrower that it or one or more of its Subsidiaries shall exercise the reinvestment option described in Section 2.14(b), the Collateral Agent shall promptly turn over to Borrower any insurance proceeds received pursuant to this Section.

5.6. Books and Records; Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP shall be made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and (so long as a representative of Holdings or Borrower has been afforded a reasonable opportunity to be present at such discussions) independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that, unless a Default has occurred and is continuing, Borrower shall not be required to pay the expense of any such visit by a representative of a Lender, and shall only be required to pay the expense of two such visits by a representative of Administrative Agent during any Fiscal Year.

5.7. Lenders Meetings. Holdings and Borrower will, upon the reasonable request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Borrower’s corporate offices (or at such other location as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent.

5.8. Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.9. Environmental.

(a) Environmental Disclosure. Holdings will deliver to Administrative Agent and Lenders:

(i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to environmental matters at any Facility or with respect to any Environmental Claims that could reasonably be expected to result in Holdings or any of its Subsidiaries incurring liability or expenses in excess of $5,000,000;

(ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws that could reasonably be expected to give rise to Environmental Claims resulting in Holdings or any of its Subsidiaries incurring liability or expenses in excess of $5,000,000, (2) any remedial action taken by Holdings or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims that could reasonably be expected to result in Holdings or any of its Subsidiaries incurring liability or expenses in excess of $5,000,000, or (B) any Environmental Claims that could reasonably be expected to result in Holdings or any of its Subsidiaries incurring liability or expenses in excess of $5,000,000, and (3) Holdings’ or Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Real Estate Asset that could cause such Real Estate Asset or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii) as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that could reasonably be expected to result in Holdings or any of its Subsidiaries incurring liability or expenses in excess of $5,000,000, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency that could reasonably be expected to give rise to Environmental Claims resulting in Holdings or any of its Subsidiaries incurring liability or expenses in excess of $5,000,000, and (3) any request for information from any governmental agency that suggests such agency is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that could reasonably be expected to give rise to Environmental Claims resulting in Holdings or any of its Subsidiaries incurring liability or expenses in excess of $5,000,000;

(iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that could reasonably be expected to (A) expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in Holdings or any of its Subsidiaries incurring liability or expenses in excess of $5,000,000 or (B) affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Holdings or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws that could reasonably be expected to result in Holdings or any of its Subsidiaries incurring liability or expenses in excess of $5,000,000; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).

(b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.10. Subsidiaries. In the event that any Person becomes a Domestic Subsidiary of Borrower, Borrower shall (a) promptly cause such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(h), 3.1(i), and if reasonably required by the Administrative Agent, 3.1(l). In the event that any Person becomes a first-tier Foreign Subsidiary of Borrower, and the ownership interests of such Foreign Subsidiary are owned by Borrower or by any Domestic Subsidiary thereof, Borrower shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.1(b)(i), and Borrower shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in Section 3.1(i)(i) necessary to grant and to perfect a Second Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, in 65% of such ownership interests under the Pledge and Security Agreement and any local law pledge agreements reasonably required by Collateral Agent. With respect to each such Subsidiary, Borrower shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Borrower, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Borrower; and such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof.

5.11. Additional Material Real Estate Assets. In the event that any Credit Party acquires a Material Real Estate Asset or the Credit Parties have knowledge (it being understood that Borrower shall internally evaluate the value of Real Estate Assets on an annual basis) that a Real Estate Asset owned or leased on the Closing Date has become a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Credit Party shall promptly take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Sections 3.1(h) and 3.1(i), together with environmental reports, with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected Second Priority security interest in such Material Real Estate Assets. In addition to the foregoing, Borrower shall, at the reasonable request of Collateral Agent, deliver, from time to time, to Collateral Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien.

5.12. Reserved.

5.13. Further Assurances. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly (i) execute, acknowledge and deliver and thereafter register, file or record in an appropriate governmental office such further documents and do such other acts and things as Administrative Agent or Collateral Agent deems reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on Collateral covered thereby superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other liens except as permitted by the applicable Collateral Document, (ii) deliver to the Administrative Agent and the Collateral Agent such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Collateral Documents, and (iii) upon the exercise by the Administrative Agent, the Collateral Agent or the Lenders of any power, right, privilege or remedy pursuant to any Credit Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, Collateral Agent or the Lenders may be so required to obtain. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Holdings, and its Subsidiaries and all of the outstanding Equity Interests of Borrower and its Subsidiaries (subject to limitations contained in the Credit Documents).

5.14. Miscellaneous Covenants. Unless otherwise consented to by Requisite Lenders:

(a) Maintenance of Ratings. At all times, Borrower shall use commercially reasonable efforts to maintain ratings (but not specific ratings levels) issued by Moody’s and S&P with respect to itself and its senior secured debt.

(b) Cash Management Systems. Holdings and its Subsidiaries shall establish and maintain cash management systems reasonably acceptable to Administrative Agent.

SECTION 6. NEGATIVE COVENANTS

Each Credit Party covenants and agrees that until payment in full of all Obligations (other than contingent obligations for which no claim has been made), such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1. Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness of any Subsidiary to Borrower or to any other Subsidiary, or of Borrower to any Subsidiary; provided, (i) all such Indebtedness owed to any Credit Party shall be evidenced by the Intercompany Note, which shall be subject to a Second Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness shall be unsecured and, in the case of Indebtedness owed to any Credit Party, subordinated in right of payment to the payment in full of the Obligations (other than contingent obligations for which no claim has been made) pursuant to the terms of the Intercompany Note, (iii) any payment by any Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Guarantor Subsidiary to Borrower or to any of its Subsidiaries for whose benefit such payment is made and (iv) Indebtedness of any Subsidiary that is not a Credit Party to Borrower or any Guarantor Subsidiary shall be subject to Section 6.6(m);

(c) (i) Indebtedness and other Obligations (other than with respect to Hedge Agreements and Treasury Services Agreements) under and as defined in the First Lien Credit Agreement and related documents in an aggregate principal amount not to exceed $1,072,500,000 and (ii) Indebtedness of Borrower and/or any of its Subsidiaries under Hedge Agreements and Treasury Services Agreements;

(d) Indebtedness incurred by Borrower or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (including, Indebtedness consisting of the deferred purchase price of property acquired in a Permitted Acquisition and earn-out obligations incurred in connection with any Permitted Acquisition), or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Borrower or any such Subsidiary pursuant to such agreements, in connection with the Acquisition, Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Holdings or any of its Subsidiaries;

(e) Indebtedness of Holdings or any of its Subsidiaries which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

(f) Indebtedness of Borrower or any of its Subsidiaries in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(g) guaranties by Holdings or any of its Subsidiaries in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Borrower and its Subsidiaries;

(h) guaranties by Borrower of Indebtedness of a Subsidiary or guaranties by a Subsidiary of Indebtedness of Borrower or another Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1; provided, that (i) if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations and (ii) guaranties by any Credit Party of Indebtedness of any Subsidiary that is not a Credit Party shall be subject to Section 6.6(m);

(i) Indebtedness described in Schedule 6.1 (including Indebtedness required to be assumed or incurred pursuant to the Acquisition Agreement), but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

(j) Indebtedness of Borrower or any of its Subsidiaries with respect to Capital Leases and purchase money Indebtedness in an aggregate amount not to exceed at any time $57,500,000; provided, any such purchase money Indebtedness shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness;

(k) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary or Indebtedness attaching to assets that are acquired by Borrower or any of its Subsidiaries, in each case after the Closing Date as the result of a Permitted Acquisition, in an aggregate amount not to exceed $57,500,000 at any one time outstanding; provided that such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof, and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided, that (1) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (2) such Indebtedness shall not be secured by any assets other than the assets securing the Indebtedness being renewed, extended or refinanced; and

(l) senior unsecured Indebtedness of Borrower or any Subsidiary in an aggregate amount not to exceed $57,500,000 at any one time outstanding; provided that (A) such Indebtedness is in respect of promissory notes or other debt securities issued as consideration for a Permitted Acquisition or is in respect of borrowed money, the proceeds of which are promptly applied as consideration for a Permitted Acquisition or to the satisfaction of any obligation permitted under Section 6.1(d), (B) no Default shall have occurred and be continuing at the time of and after giving effect to the incurrence of such Indebtedness, and (C) prior to the incurrence of such Indebtedness Borrower shall have delivered to Administrative Agent a certificate of an Authorized Officer describing the Indebtedness to be incurred (and attaching true and correct copies of the documentation therefor) and the relevant Permitted Acquisition and certifying satisfaction of the requirements set forth in clauses (A) and (B);

(m) Indebtedness in an aggregate principal amount not to exceed $115,000,000 that is (i) subordinated to the Obligations on terms customary at the time for high-yield subordinated debt securities issued in a public offering, (ii) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the Maturity Date (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemptions provisions satisfying the requirement of clause (iii) hereof), (iii) has terms and conditions (other than interest rate, redemption premiums and subordination terms), taken as a whole, that are not materially less favorable to Borrower as the terms and conditions customary at the time for high-yield subordinated debt securities issued in a public offering and (iv) is incurred by Borrower or a Guarantor (other than Holdings); provided that (1) both immediately prior to and after giving effect to the incurrence thereof, (x) no Default shall exist or result therefrom and (y) Holdings will be in compliance with the covenants set forth in Section 6.7 and provided further that a certificate of an Authorized Officer delivered to Administrative Agent at least ten days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Holdings has determined in good faith that such terms and conditions satisfy the requirements of this clause (m) shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless Administrative Agent notifies Holdings within five days of receipt of such certificate that it disagrees with such determination;

(n) the guarantee obligations under the subordinated guaranty made in favor of Boise Cascade, L.L.C. to be entered into in connection with the issuance of the subordinated promissory note issued to Boise Cascade, L.L.C. as payment of a portion of the consideration for the Acquisition, which subordinated guaranty shall be in form and substance reasonably satisfactory to Administrative Agent;

(o) obligations of Borrower or any of its Subsidiaries under any Interest Rate Agreement, Currency Agreement or Commodity Agreement; provided, that such obligations shall be unsecured to the extent such obligations are made in favor of any Person other than a Lender Counterparty (as defined in the First Lien Credit Agreement);

(p) Indebtedness of Borrower or any of its Subsidiaries incurred in the ordinary course of business in connection with the financing of insurance premiums;

(q) commercial letter of credit facilities in an aggregate amount not to exceed $115,000 at any time outstanding; and

(r) other unsecured Indebtedness of Borrower and its Subsidiaries (including Indebtedness of Foreign Subsidiaries) in an aggregate amount not to exceed at any time $28,750,000.

6.2. Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired or any income, profits or royalties therefrom, except:

(a) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

(b) Liens for Taxes which are not yet due and payable or which are being contested in compliance with Section 5.3;

(c) statutory Liens of landlords, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or by ERISA or a violation of Section 436 of the Internal Revenue Code), in each case incurred in the ordinary course of business (i) for amounts not yet overdue for more than thirty (30) days or (ii) for amounts that are overdue for a period in excess of thirty (30) days that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e) easements, rights-of-way, restrictions, encroachments, and similar encumbrances and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrower or any Subsidiary;

(f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(g) Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property or consignments or similar arrangements entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) (i) licenses of Intellectual Property granted by Holdings or any of its Subsidiaries in the ordinary course of business or not interfering in any respect with the ordinary conduct of, or not materially detracting from the value of, the business of Borrower or such Subsidiary and (ii) Exclusive IP Licenses to the extent permitted under Section 6.8;

(l) Liens described in Schedule 6.2 or on a title report delivered pursuant to Section 3.1(h)(iv) and any modifications, replacements, renewals or extensions thereof; provided that any such modification, replacement, renewal or extension of such Liens shall (x) encumber only those assets which were encumbered by the original Lien and (y) only secure Indebtedness permitted by Section 6.1;

(m) Liens on collateral securing obligations under the First Lien Credit Agreement, the other Credit Documents (as defined in the First Lien Credit Agreement), Hedge Agreements and Treasury Services Agreements;

(n) Liens securing Indebtedness permitted pursuant to Section 6.1(j); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

(o) Liens securing Indebtedness permitted pursuant to Section 6.1(k); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of Borrower or any Subsidiary and (C) such Lien shall secure only those obligations which it secured on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and refinancings thereof permitted under Section 6.1(l)(ii);

(p) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(q) obligations with respect to repurchase agreements of the type described in clause (vi) of the definition of Cash Equivalents;

(r) Liens arising from judgments, decrees or attachments (or securing of appeal bonds with respect thereto) in circumstances not constituting an Event of Default;

(s) Liens arising solely under Article 4 of the UCC relating to collection on items in connection and documents and proceeds related thereto;

(t) statutory rights and other customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the UCC of banks or other financial institutions where Borrower or any Subsidiary maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;

(u) Liens on the goods and assets being shipped in reliance on commercial letters of credit issued under commercial letter of credit facilities permitted under Section 6.1(q); and

(v) other Liens securing Indebtedness in an aggregate amount not to exceed $17,250,000 at any time outstanding.

6.3. No Further Negative Pledges. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (b) restrictions contained in the Credit Documents and the First Lien Credit Agreement or any related documents, (c) customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements, sales and procurement contracts and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses, joint venture agreements or similar agreements, as the case may be) or in connection with sale and lease-back transactions permitted under Section 6.10, (d) restrictions and conditions imposed by law, (e) restrictions in Contractual Obligations identified on Schedule 6.3, (f) restrictions or conditions imposed by any agreement relating to Indebtedness permitted by this Agreement secured by Liens permitted by this Agreement if such restrictions or conditions apply only to the Person obligated under such Indebtedness and its Subsidiaries or the property or assets intended to secure such Indebtedness, (g) Contractual Obligations binding on a Subsidiary acquired by any Credit Party in a Permitted Acquisition at the time such Subsidiary first becomes a Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Subsidiary, (h) restrictions on cash deposits imposed by vendors under contracts entered into in the ordinary course of business, (i) restrictions on cash deposits made by customers in the ordinary course of business that are subject to return to such customers and (j) any restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the Contractual Obligations or Indebtedness referred to in clauses (a) through (i) above; provided that, such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Borrower, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing, no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien in favor of the Lenders upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations.

6.4. Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that:

(a) Intentionally Omitted;

(b) Borrower or any of its Subsidiaries may make Restricted Junior Payments to Holdings, the proceeds of which will be used by Holdings for distributions to Parent to (i) pay franchise taxes and other fees, taxes and expenses required to maintain Parent’s corporate existence and (ii) permit Parent to discharge its income tax liability, if any, associated solely with the consolidated taxable income of Holdings and its Subsidiaries which Parent must take into account in calculating its own income tax liability; provided that any such amounts received from Borrower or Holdings shall be paid over to the appropriate taxing authority within 60 days of the direct or indirect parent’s receipt of such amounts or refunded to Borrower or Holdings, as the case may be,

(c) Borrower or any of its Subsidiaries may make Restricted Junior Payments to Holdings, the proceeds of which will be used by Holdings for distributions to Parent to pay (i) general corporate operating and overhead costs and expenses of Parent to the extent such costs and expenses are reasonably attributable to the ownership or operation of Holdings and its Subsidiaries, (ii) reasonable and customary salary, bonus and other benefits payable to officers and employees of Parent to the extent such salaries, bonuses and other benefits are reasonably attributable to the ownership or operation of Holdings and its Subsidiaries and (iii) fees and expenses (other than to Affiliates of Holdings) related to any secondary equity or debt offering or any unsuccessful primary equity or debt offering of Parent to the extent the offering memorandum with respect to such equity or debt offering provided that the proceeds of such equity or debt offering were to be contributed to Holdings or its Subsidiaries, in an aggregate amount with respect to this clause (c) not exceeding an amount during any Fiscal Year equal to the sum of (A) $5,750,000 and (B) the amount of any net cash proceeds received from the issuance of Equity Interests by, or capital contributions made to, Holdings after the Closing Date and not used to make a Specified Investment within 90 days following receipt thereof (plus any such amount permitted without giving effect to this parenthetical in the immediately preceding Fiscal Year but not so utilized);

(d) Borrower or any of its Subsidiaries may make Restricted Junior Payments to Holdings, the proceeds of which will be used by Holdings for distributions to Parent (i) to pay reasonable and customary fees payable to any directors of Parent and reimbursement of reasonable out-of-pocket costs of the directors of Parent in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of Holdings and its Subsidiaries, (ii) to pay reasonable and customary indemnities to directors, officers and employees of Parent in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of Holdings and its Subsidiaries, (iii) to pay cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Parent in an aggregate amount not exceeding $57,500 during any Fiscal Year, (iv) to pay amounts due in accordance with the Acquisition Agreement, and (v) to the extent necessary to permit Parent to discharge its other permitted liabilities in an aggregate amount not to exceed $1,725,000 so long as Parent applies the amount of any such Restricted Junior Payment for such purpose;

(e) Borrower and its Subsidiaries may make Restricted Junior Payments to Holdings, the proceeds of which will be used by Holdings for distributions to Parent, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Borrower and its Subsidiaries and to fund any repurchase or redemption by Parent of its Equity Interests from former members of management, former employees, former consultants, or former directors of the Credit Parties or their respective estates, spouses, former spouses, family members or other permitted transferees; provided that the aggregate amount applied for all such purposes shall not exceed $17,250,000 during any Fiscal Year;

(f) Borrower or any of its Subsidiaries may make Restricted Junior Payments to Holdings to pay reasonable and customary salary, bonus and other benefits payable to officers and employees of Holdings,

(g) any Credit Party may refinance Indebtedness to the extent permitted by Section 6.1;

(h) so long as no Event of Default has occurred and is continuing, any Credit Party may make payments in respect of intercompany Indebtedness; and

(i) Holdings or any of its Subsidiaries may make Restricted Junior Payments consisting of the repurchase of Equity Interests deemed to occur upon any “cashless” exercise of stock options, warrants or other convertible securities.

6.5. Restrictions on Subsidiary Distributions. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Borrower or any other Subsidiary of Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (c) make loans or advances to Borrower or any other Subsidiary of Borrower, or (d) transfer, lease or license any of its property or assets to Borrower or any other Subsidiary of Borrower other than restrictions (i) existing under the Credit Documents and the First Lien Credit Agreement, (ii) in agreements evidencing Indebtedness permitted by Section 6.1(j) that impose restrictions on the property so leased or acquired, (iii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements, sales and procurement contracts and similar agreements entered into in the ordinary course of business or in connection with sale and lease-back transactions permitted under Section 6.10, (iv) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement, (v) described on Schedule 6.5, (vi) restrictions and conditions imposed by law, (vii) Contractual Obligations binding on a Subsidiary acquired by any Credit Party in a Permitted Acquisition at the time such Subsidiary first becomes a Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Subsidiary, (viii) restrictions on cash deposits and requirements to maintain net worth imposed by vendors under contracts entered into in the ordinary course of business, (ix) restrictions on cash deposits made by customers in the ordinary course of business that are subject to return to such customers and (x) any restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the Contractual Obligations or Indebtedness referred to in clauses (i) through (ix) above, provided that, such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Borrower, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

6.6. Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

(a) Investments in Cash and Cash Equivalents;

(b) (i) equity Investments owned as of the Closing Date in any Subsidiary and (ii) Investments made after the Closing Date in Borrower and any wholly-owned Guarantor Subsidiary of Borrower;

(c) (i) Investments received in satisfaction or partial satisfaction thereof from financially troubled or delinquent account debtors and disputes with customers and suppliers in the ordinary course of business and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Holdings and its Subsidiaries;

(d) intercompany loans to the extent permitted under Section 6.1(b);

(e) Consolidated Capital Expenditures with respect to Borrower and the Guarantors permitted by Section 6.7(c);

(f) loans and advances to employees of Holdings and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $5,750,000 in the aggregate;

(g) Permitted Acquisitions permitted pursuant to Section 6.8 and any Investment held by the Person which is the subject of the Permitted Acquisition; provided that, such Investment was not acquired by such Person in contemplation of such Permitted Acquisition;

(h) Investments described in Schedule 6.6;

(i) the Acquisition;

(j) investments consisting of non-cash consideration received by Borrower or any Subsidiary in connection with any Asset Sale permitted by Section 6.8(c);

(k) Specified Investments;

(l) minority Investments made in cooperatives required to obtain goods or services in the ordinary course of business, not to exceed $5,750,000 at any time outstanding;

(m) other Investments in Subsidiaries or joint ventures other than wholly-owned Guarantor Subsidiaries of Borrower in an aggregate amount not to exceed at any time $23,000,000;

(n) guarantees constituting Indebtedness permitted by Section 6.1(b);

(o) deposits, prepayments and other credits made or extended to suppliers in an amount not to exceed $5,750,000 at any time outstanding;

(p) capital contributions to Louisiana Timber Procurement, LLC not to exceed $11,500,000 at any time outstanding; and

(q) Investments not otherwise permitted by this Section 6.6; provided that, the aggregate amount of Investments made on or after the Closing Date in reliance on this clause (q) (determined on the basis of the fair market value of the assets invested at the time so invested, in the case of non-cash Investments) shall not exceed $11,500,000 at any time outstanding.

Notwithstanding the foregoing, in no event shall any Credit Party make any Investment (i) which results in or facilitates in any manner any Restricted Junior payment not otherwise permitted under the terms of Section 6.4 or (ii) which consists of Margin Stock in excess of $1,000,000.

6.7. Financial Covenants.

(a) Intentionally Omitted.

(b) Leverage Ratio. Holdings shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2008 to exceed the correlative ratio indicated:

Fiscal Quarter End	Leverage Ratio
June 30, 2008	5.25:1.00
September 30, 2008	5.00:1.00
December 31, 2008	4.75:1.00
March 31, 2009	4.75:1.00
June 30, 2009	4.50:1.00
September 30, 2009	4.25:1.00
December 31, 2009	4.00:1.00
March 31, 2010	3.75:1.00
June 30, 2010	3.50:1.00
September 30, 2010	3.50:1.00
December 31, 2010	3.50:1.00
March 31, 2011 and thereafter	3.25:1.00

(c) Maximum Consolidated Capital Expenditures. Holdings shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal

Year, in an aggregate amount for Holdings and its Subsidiaries in excess of $172,500,000 for such Fiscal Year; provided, such amount for any Fiscal Year shall be increased by an amount equal to the excess, if any (but in no event more than $86,250,000) of such amount for the immediately preceding Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year.

(d) Certain Calculations. With respect to any period during which any Investment, a Permitted Acquisition or an Asset Sale or other disposition has occurred (each, a “Subject Transaction”), for purposes of determining compliance with the financial covenants set forth in this Section 6.7, Consolidated Adjusted EBITDA shall be calculated with respect to such period on a pro forma basis (including (x) pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of Holdings and (y) pro forma adjustments for cost savings that Holdings reasonably determines are probable based upon specifically identified actions to be taken within six months of the date of a Subject Transaction (net of any reduction in Consolidated Adjusted EBITDA as a result of such cost savings that Holdings reasonably determines are probable) in an amount not to exceed 10% of the Consolidated Adjusted EBITDA of the entity acquired or disposed of in connection with such Subject Transaction; provided that Holdings’ chief financial officer shall have certified in an officer’s certificate delivered to the Administrative Agent the specific actions to be taken, the cost savings to be achieved from each such action, that such savings have been determined to be probable and the amount, if any, of any reduction in Consolidated Adjusted EBITDA in connection therewith) using the historical audited (if available) financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Holdings and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

6.8. Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, enter into an Exclusive IP License, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired or leased, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a) any Subsidiary of Borrower may be merged with or into Borrower or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Guarantor Subsidiary; provided, in the case of such a merger, Borrower or such Guarantor Subsidiary, as applicable, shall be the continuing or surviving Person;

(b) Borrower may permit another Person to merge or consolidate with Borrower or a Subsidiary in order to effect a Permitted Acquisition that is permitted hereunder (provided that the surviving entity is the Borrower or a wholly-owned Subsidiary);

(c) sales, transfers or other dispositions of assets that do not constitute Asset Sales;

(d) Asset Sales (including Exclusive IP Licenses), the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, are less than $57,500,000; provided (other than in the case of Exclusive IP Licenses that are not fully paid) (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by an Authorized Officer of Borrower), (2) no less than 80% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.14(a);

(e) disposals of obsolete, worn out or surplus property;

(f) Permitted Acquisitions, the Acquisition Consideration for which constitutes (i) less than $143,750,000 in the aggregate in any Fiscal Year and (ii) less than $230,000,000 in the aggregate from the Closing Date to the date of determination; provided, in respect of acquisition targets not domiciled within the United States, the consideration for such Persons or assets shall not exceed more than $57,500,000 per Fiscal Year;

(g) Investments made in accordance with Section 6.6;

(h) sales, transfers and dispositions to Borrower or a Subsidiary; provided that, any such sales, transfers or dispositions involving a Subsidiary that is not a Credit Party shall be made in compliance with Section 6.11;

(i) sales of any fixed or capital assets pursuant to a sale-leaseback transaction in compliance with clause (a) of Section 6.10;

(j) licenses or sublicenses of Intellectual Property of a Credit Party or any of its Subsidiaries (other than Exclusive IP Licenses) entered into in the ordinary course of business, or not interfering in any respect with the ordinary conduct of, or not materially detracting from the value of, the business of Borrower or such Subsidiary;

(k) terminations of leases in the ordinary course of business;

(l) leases, subleases, licenses and sublicenses of real or personal property entered into by Credit Parties and their Subsidiaries in the ordinary course of business; and

(m) sales of non-core assets acquired in connection with Permitted Acquisitions.

6.9. Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Equity Interests of any of its Subsidiaries in compliance with the provisions of Section 6.8, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

6.10. Sales and Lease-Backs. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease, except (i) for any such sale of any fixed or capital assets by Borrower or any Subsidiary that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset, (ii) this Section 6.10 shall not prohibit Borrower or any Subsidiary from engaging in a sale or transfer of property permitted by Section 6.8(c) and thereafter leasing such property; provided that (A) such sale or transfer is made solely for cash consideration, (B) any Capital Lease obligations of Borrower or any Subsidiary created thereby are permitted under Section 6.1 and (C) any Net Asset Sale Proceeds received in respect of such sale or transfer shall be subject to the provisions of Section 2.14(a), provided that the reinvestment provisions of Section 2.14(a) shall not apply to any such Net Asset Sale Proceeds.

6.11. Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Holdings on terms that are not arm’s length; provided, the foregoing restriction shall not apply to (a) any transaction between Borrower and any Guarantor or between two or more Guarantors; (b) reasonable and customary fees and indemnitees paid to members of the board of directors (or similar governing body) of Holdings and its Subsidiaries; (c) compensation arrangements, indemnities and reimbursement of expenses for officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business; (d) Restricted Junior Payments permitted under Section 6.4; (e) transactions entered into pursuant to and in compliance with the Supply Agreement; (f) any transactions between Holdings or any of its Subsidiaries and Boise Cascade, L.L.C. or any of its Subsidiaries pursuant to the Acquisition Agreement and any documents related thereto; and (g) transactions described in Schedule 6.11.

6.12. Conduct of Business. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage substantially in any business other than (i) the businesses engaged in by such Credit Party on the Closing Date, similar or related businesses and supportive, complementary or ancillary businesses thereto; provided that such supportive, complementary or ancillary businesses will not fundamentally and substantively alter the character of the businesses of such Credit Party, taken as a whole, from the business conducted by such Credit Party on the Closing Date, (ii) any business acquired as an incidental part of a Permitted Acquisition; provided that, such businesses are not acquired in anticipation of such Permitted Acquisition and (iii) such other lines of business as may be consented to by Requisite Lenders.

6.13. Permitted Activities of Holdings. (a) Holdings shall not (i) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under this Agreement, the other Credit Documents and the Related Agreements, Indebtedness permitted under Section 6.1, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence; (ii) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased or licensed by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 6.2; (iii) engage in any business or activity or own any assets other than (A) holding 100% of the Equity Interests of Borrower and activities incidental thereto, (B) performing its obligations and activities incidental thereto under the Credit Documents, and to the extent not inconsistent therewith, the Related Agreements, (C) holding the cash proceeds of any Restricted Junior Payments to the extent permitted by this Agreement, (D) filing tax reports and paying taxes in the ordinary course, (E) preparing reports to Governmental Authorities and to its shareholders, (F) holding directors and shareholders meetings, preparing corporate records and other corporate activities required to maintain its separate corporate structure or to comply with applicable law, and (G) making Restricted Junior Payments and Investments to the extent permitted by this Agreement; (iv) consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person; (v) sell or otherwise dispose of any Equity Interests of any of its direct Subsidiaries; (vi) create or acquire any direct Subsidiary or make or own any Investment in any Person other than Borrower; or (vii) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

(b) Boise Hong Kong Limited shall not account for more than $2,500,000 of Consolidated Adjusted EBITDA during any Fiscal Year of Borrower; provided that if Boise Hong Kong Limited does not comply with the foregoing, such non-compliance shall not constitute an Event of Default so long as 65% of the Equity Interests of Boise Hong Kong Limited are pledged to Collateral Agent pursuant to documentation reasonably satisfactory to Collateral Agent at the time that financial statements of Holdings and its Subsidiaries are required to be delivered pursuant to Section 5.1(c).

6.14. Amendments or Waivers of Organizational Documents, Certain Related Agreements and Certain Other Agreements. Except as set forth in Section 6.15, no Credit Party shall, nor shall it permit any of its Subsidiaries to, agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its Organizational Documents or any of its material rights under any Related Agreement or the Supply Agreement after the Closing Date without in each case obtaining the prior written consent of Requisite Lenders to such amendment, restatement, supplement or other modification or waiver other than any such amendment, restatement, supplement or other modification or waiver that is not adverse to the interests of the Lenders.

6.15 Amendments or Waivers with respect to First Lien Credit Agreement. No Credit Party shall, nor shall it permit any of its Subsidiaries to, agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its material rights under the First Lien Credit Agreement after the Closing Date that is prohibited under Section 5.3 of the Intercreditor Agreement without in each case obtaining the prior written consent of Requisite Lenders to such amendment, restatement, supplement or other modification or waiver.

6.16. Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its Fiscal Year-end from December 31.

SECTION 7. GUARANTY

7.1. Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

7.2. Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3. Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4. Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations (other than contingent obligations for which no claim has been made). In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. The Guaranteed Obligations shall be primary obligations of each Guarantor and this Guaranty shall not be merely a contract of surety;

(b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and with any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents; and

(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations (other than contingent obligations for which no claim has been made)), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, of any of the other Credit Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or of such Credit Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses (other than payment in full of the Guaranteed Obligations (other than contingent obligations for which no claim has been made)), set-offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5. Waivers by Guarantors. Each Guarantor hereby waives, to the extent permitted by applicable law, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations (other than contingent obligations for which no claim has been made); (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to gross negligence, bad faith or willful misconduct; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or under any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6. Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations (other than contingent obligations for which no claim has been made) shall have been paid in full, each Guarantor hereby waives, to the extent permitted by applicable law, its right to enforce any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations (other than contingent obligations for which no claim has been made) shall have been paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations (other than contingent obligations for which no claim has been made) shall not have been paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7. Subordination of Other Obligations. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations (other than contingent obligations for which no claim has been made) shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9. Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10. Financial Condition of Borrower. Any Credit Extension may be made to Borrower or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Credit Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

7.11. Bankruptcy, etc. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

7.12. Discharge of Guaranty Upon Sale of Guarantor. If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale (including by merger or consolidation).

SECTION 8. EVENTS OF DEFAULT

8.1. Events of Default. If any one or more of the following conditions or events shall occur:

(a) Failure to Make Payments When Due. Failure by Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five days after the date due; or

(b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or premium on or interest on or any other amount in the nature of interest payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) with an aggregate principal amount of $17,250,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of any loan agreement, mortgage, indenture or other agreement relating to one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided, that with respect to any such failure to pay or breach or default under the First Lien Credit Agreement, such event shall only constitute an Event of Default hereunder if there is an Event of Default (as defined in the First Lien Credit Agreement) under subsection 8.1(a) of the First Lien Credit Agreement, if the First Lien Credit Facilities shall have been accelerated or if 60 days have passed since the date of any Event of Default (as defined in the First Lien Credit Agreement) (other than an Event of Default (as defined in the First Lien Credit Agreement) under subsection 8.1(a) of the First Lien Credit Agreement) under the First Lien Credit Agreement and such Event of Default under the First Lien Credit Agreement has not been cured or waived during such period; or

(c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.6, Section 5.1(f), Section 5.2 (with respect to the existence of Holdings, Borrower or any Material Subsidiary) or Section 6; or

(d) Breach of Representations, etc. Any representation, warranty, certification or other written statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Borrower of notice from Administrative Agent or any Lender of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings or any of its Material Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Material Subsidiaries, and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Holdings or any of its Material Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Material Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Holdings or any of its Material Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Holdings or any of its Material Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $17,250,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(i) Reserved.

(j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in liability of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $17,250,000 during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 430(k) of the Internal Revenue Code or under ERISA; or

(k) Change of Control. A Change of Control shall occur; or

(l) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations (other than contingent obligations for which no claim has been made), shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, or (ii) this Agreement, the Intercreditor Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations (other than contingent obligations for which no claim has been made) in accordance with the terms hereof or the termination thereof in accordance with its terms) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents (other than Collateral not required to be perfected and Collateral with an aggregate fair market value not exceeding $5,750,000) with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents;

THEN, subject to the Intercreditor Agreement, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) if any other Event of Default has occurred and is continuing, at the request of (or with the consent of) Requisite Lenders, upon notice to Borrower by Administrative Agent, (A) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party to the extent permitted by applicable law: (I) the unpaid principal amount of and accrued interest on the Loans, and (II) all other Obligations; and (B) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents.

SECTION 9. AGENTS

9.1. Appointment of Agents. GSCP is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes GSCP to act as Syndication Agent in accordance with the terms hereof and the other Credit Documents. LCPI is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes LCPI to act as Administrative Agent and Collateral Agent in accordance with the terms hereof and the other Credit Documents. Lehman Brothers Inc. is hereby appointed Documentation Agent hereunder, and each Lender hereby authorizes Lehman Brothers Inc. to act as Documentation Agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof (except as set forth in Section 9.7). In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Each of Syndication Agent and Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, neither GSCP, in its capacity as Syndication Agent, nor Lehman Brothers Inc., in its capacity as Documentation Agent, shall have any obligations but shall be entitled to all benefits of this Section 9.

9.2. Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and in the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or in any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein. Administrative Agent hereby agrees that it shall (i) furnish to GSCP, in its capacity as

Syndication Agent, upon GSCP’s request, a copy of the Register, (ii) cooperate with GSCP in granting access to any Lenders (or potential Lenders) who GSCP identifies to the Platform and (iii) maintain GSCP’s access to the Platform.

9.3. General Immunity.

(a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or of any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party or to any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

(b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or under any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

(c) Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit

Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any of the Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

9.4. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

9.5. Lenders’ Representations, Warranties and Acknowledgment.

(a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b) Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement and funding its Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

9.6. Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

9.7. Successor Administrative Agent and Collateral Agent. Administrative Agent may resign at any time by giving thirty days’ prior written notice thereof to Lenders and Borrower. Upon any such notice of resignation, Requisite Lenders shall have the right to appoint a successor Administrative Agent approved by Borrower (which approval (i) shall not be unreasonably withheld or delayed and (ii) shall not be required during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder. If the Requisite Lenders have not appointed a successor Administrative Agent, Administrative Agent shall have the right to appoint a financial institution to act as Administrative Agent and/or Collateral Agent hereunder and in any case, Administrative Agent’s resignation shall become effective on the thirtieth day after such notice of resignation. If neither the Requisite Lenders nor Administrative Agent have appointed a successor Administrative Agent, the Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that, until a successor Administrative Agent is so appointed by the Requisite Lenders or Administrative Agent, (i) Administrative Agent, by notice to Borrower and the Requisite Lenders, shall retain its role as Collateral Agent under any Collateral Document and (ii) the resigning Administrative Agent shall deliver the Register to the Borrower on the effective date of its resignation, the Borrower shall maintain such Register until a successor Administrative Agent has been appointed, and promptly upon appointment of a successor Administrative Agent, the Borrower shall deliver the Register to such Person. Except as provided in the immediately preceding sentence, resignation of LCPI or its successor as Administrative Agent pursuant to this Section shall also constitute the resignation of LCPI or its successor as Collateral Agent, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. Any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder.

9.8. Collateral Documents and Guaranty.

(a) Agents under Collateral Documents and Guaranty. Each Secured Party hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Guaranty, the Intercreditor Agreement, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from any Secured Party, Administrative Agent or Collateral Agent, as applicable may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

(b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrower, Administrative Agent, Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof, and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale or other disposition.

9.9. Withholding Taxes. To the extent required by any applicable law, Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

SECTION 10. MISCELLANEOUS

10.1. Notices.

(a) Notices Generally. Any notice or other communication herein required or permitted to be given to a Credit Party, Syndication Agent, Collateral Agent, Administrative Agent or Documentation Agent shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Except as otherwise set forth in paragraph (b) below, each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent; provided further, any such notice or other communication shall at the request of Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.3(c) hereto as designated by Administrative Agent from time to time.

(b) Electronic Communications.

(i) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(ii) Each of the Credit Parties understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct, bad faith or gross negligence of Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii) The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.

(iv) Each of the Credit Parties, the Lenders and the Agents agree that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies.

10.2. Expenses. On and after the Closing Date, Borrower agrees to pay promptly (a) all the actual and reasonable out-of-pocket costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the reasonable out-of-pocket costs of furnishing all opinions by counsel for Borrower and the other Credit Parties; (c) the reasonable fees, reasonable out-of-pocket expenses and reasonable disbursements of one counsel to Agents and Lenders in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; provided that, reasonable attorney’s fees shall be limited to one primary counsel and, if reasonably required by Administrative Agent, one local or specialist counsel for Agent and Lenders in each relevant jurisdiction, provided further that if counsel for Administrative Agent determines in good faith that there is an actual or potential conflict of interest that requires separate representation for the Agents, Borrower shall be required to pay for one additional counsel for all such Agents taken as a whole; (d) all the actual and reasonable out-of-pocket costs and reasonable out-of-pocket expenses of creating, perfecting and recording Liens in favor of Collateral Agent, for the benefit of the Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, reasonable out-of-pocket expenses and reasonable disbursements of one counsel to Collateral Agent and Secured Parties and of counsel providing any opinions that any Agent or Requisite Lenders may reasonably request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the actual and reasonable out-of-pocket costs and reasonable fees, reasonable out-of-pocket expenses and reasonable disbursements of any auditors, accountants, consultants or appraisers; (f) all the actual and reasonable costs and reasonable out-of-pocket expenses (including the reasonable fees, reasonable out-of-pocket expenses and reasonable disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel in accordance with the terms of the Credit Documents) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable out-of-pocket costs and reasonable out-of-pocket expenses incurred by each Agent in connection with the syndication of the Loans and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all reasonable out-of-pocket costs and reasonable out-of-pocket expenses, including reasonable attorneys’ fees for one counsel for Agents and Lenders (unless either (i) the Administrative Agent determines in good faith that there is an actual or potential conflict of interest that requires separate representation for the Agents or (ii) the Lenders, or any of them, requests separate counsel, in which case, Borrower shall be required to pay for one additional counsel for all such Agents and all such requesting Lenders, taken as a whole) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

10.3. Indemnity.

(a) In addition to the payment of expenses pursuant to Section 10.2, on and after the Closing Date, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent, Arranger and Lender and the officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and Affiliates of each Agent, Arranger and Lender (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities (i) to the extent such Indemnified Liabilities arise from the gross negligence, bad faith or willful misconduct of that Indemnitee or its employees, agents, directors or affiliates or (ii) to the extent such Indemnified Liabilities arise out of or are in connection with any claim, litigation, loss or proceeding not involving a Credit Party or any of its Subsidiaries or Affiliates and that is brought by an Indemnitee against another Indemnitee (other than against any Arranger or Administrative Agent in their capacities as such), in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against each Lender, each Agent and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Holdings and Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

10.4. Set-Off. Subject to the terms of the Intercreditor Agreement, in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and continuance of any Event of Default, each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.

10.5. Amendments and Waivers.

(a) Requisite Lenders’ Consent. Subject to the additional requirements of Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders; provided that Administrative Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not materially and adversely affect the rights of any Lender.

(b) Affected Lenders’ Consent. Without the written consent of each Lender that would be directly affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of any Loan or Note;

(ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

(iii) reserved;

(iv) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee or any premium payable hereunder;

(v) extend the time for payment of any such interest or fees;

(vi) reduce the principal amount of any Loan;

(vii) amend, modify, terminate or waive any provision of Section 2.13(b)(ii), this Section 10.5(b), Section 10.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(viii) amend the definition of “Requisite Lenders” or “Pro Rata Share”; provided, that with the consent of Requisite Lenders (excluding any Lenders who will no longer be Lenders following the borrowing and use of proceeds of the additional extensions of credit), additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Commitments and the Loans are included on the Closing Date;

(ix) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

(x) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

(i) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent; or

(ii) amend or modify the definition of “Change of Control” or waive any Event of Default under Section 8.1(k) without the written consent of the Requisite Supermajority Lenders.

(d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

10.6. Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Loans listed therein for all purposes hereof, and no assignment or transfer of any such Loan shall be effective, in each case, unless and until recorded in the Register following receipt of an Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.6(d). Each assignment shall be recorded in the Register on the Business Day the Assignment Agreement is received by Administrative Agent, if received by 12:00 noon New York City time, and on the following Business Day if received after such time, prompt notice thereof shall be provided to Borrower and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Loans.

(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Loans owing to it or other Obligations (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan):

(i) to any Person meeting the criteria of clause (i) of the definition of the term “Eligible Assignee”; and

(ii) to any Person meeting the criteria of clause (ii) of the definition of the term “Eligible Assignee”; provided, each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Borrower and Administrative Agent or as shall constitute the aggregate amount of the Loans of the assigning Lender).

(d) Mechanics. Assignments and assumptions of Loans by Lenders shall be effected by manual execution and delivery to Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.20(c), together with payment to Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to GSCP or any Affiliate thereof or (z) in the case of an Assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender).

(e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Loans represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the Loans; and (iii) it will make or invest in its Loans for its own account in the ordinary course and without a view to distribution of such Loans in violation of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control).

(f) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning

Lender as a Lender hereunder); and (iii) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the outstanding Loans of the assignee and/or the assigning Lender.

(g) Participations.

(i) Each Lender shall have the right at any time to sell one or more participations to any Person (other than Holdings, any of its Subsidiaries or any of its Affiliates) in all or any part of its Loans or in any other Obligation.

(ii) The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates (it being understood that any change to the component definitions of the Leverage Ratio affecting the determination of interest shall not require the consent of such participant)) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. Notwithstanding the foregoing, any bank that is a member of the Farm Credit System that (A) has purchased a participation in the minimum amount of $10,000,000, (B) has been designated by written notice to Administrative Agent as being entitled to be accorded the right of a voting participant, and (C) receives the prior consent of Administrative Agent to become a voting participant, shall be entitled to vote, and the voting rights of the selling Lender shall be correspondingly reduced, on a dollar-for-dollar basis, as if such participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action.

(iii) Borrower agrees that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (x) a participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Borrower’s prior written consent and (y) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.20 unless Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of Borrower, to comply with Section 2.20 as though it were a Lender; provided further that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such participant agrees to be subject to Section 2.17 as though it were a Lender.

(h) Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.6, any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, that in no event shall the applicable Federal Reserve Bank or other pledgee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

(i) In connection with an additional extension of credit as described in Section 10.5(b)(viii), the Borrower shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders who will no longer be Lenders following the borrowing and use of proceeds of such additional extensions of credit, instead of prepaying the Loans, to (i) require such Lenders to assign such Loans to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 10.5 (with such amendment, if applicable, being deemed to have been made pursuant to Section 10.5(b)(viii)). Pursuant to any such assignment, all Loans to be assigned shall be purchased at par (allocated among the applicable Lenders in the same manner as would be required if such Loans were being optionally prepaid), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 2.18(c). By receiving such purchase price, such Lenders shall automatically be deemed to have assigned the Loans of such Lenders pursuant to the terms of an Assignment Agreement, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

10.7. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 2.20, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.17, 9.3(b) and 9.6 shall survive the payment of the Loans and the termination hereof.

10.9. No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.10. Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or any Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11. Severability. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12. Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

10.15. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY HERETO AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY HERETO IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT ANY PARTY HERETO RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY HERETO IN THE COURTS OF ANY OTHER JURISDICTION.

10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS

WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.17. Confidentiality. Each Agent and each Lender shall hold all non-public information regarding Holdings and its Subsidiaries and their businesses identified as such by Borrower and obtained by such Agent or such Lender pursuant to the requirements hereof in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Borrower that, in any event, Administrative Agent may disclose such information to the Lenders and each Agent and each Lender may make (i) disclosures of such information to Affiliates of such Lender or Agent and to their respective agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to Borrower and its obligations (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, (iv) disclosures in connection with the exercise of any remedies hereunder or under any other Credit Document and (v) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender and each Agent shall make reasonable efforts to notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents.

10.18. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower.

10.19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission (in pdf format) shall be as effective as delivery of a manually signed counterpart of this Agreement.

10.20. Effectiveness; Entire Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof. With the exception of those terms contained in the Amended and Restated Commitment Letter, dated November 2, 2007, among GSCP, Lehman Brothers, LCPI and Aldabra which by the terms of the Commitment Letter remain in full force and effect, all of GSCP’s, Lehman Brothers’, LCPI’s, Aldabra’s and their respective Affiliates’ obligations under the Commitment Letter shall terminate and be superseded by the Credit Documents and GSCP, Lehman Brothers, LCPI, Aldabra and their respective Affiliates shall be released from all liability in connection therewith, including, without limitation, any claim for injury or damages, whether consequential, special, direct, indirect, punitive or otherwise.

10.21. Patriot Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify such Credit Party in accordance with the Patriot Act.

10.22. Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.23. No Fiduciary Duty. Each Agent, each Arranger, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of Borrower. Borrower agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between Lenders and Borrower, its stockholders or its affiliates. Borrower acknowledges and agrees that (i) the transactions contemplated by the Credit Documents are arm’s-length commercial transactions between Lenders, on the one hand, and Borrower, on the other, (ii) in connection therewith and with the process leading to such transaction each of the Lenders is acting solely as a principal and not the agent or fiduciary of Borrower, its management, stockholders, creditors or any other person, (iii) no Lender has assumed an advisory or fiduciary responsibility in favor of Borrower with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its affiliates has advised or is currently advising Borrower on other matters) or any other obligation to Borrower except the obligations expressly set forth in the Credit Documents and (iv) Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate. Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Borrower, in connection with such transaction or the process leading thereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ALDABRA SUB LLC, as Borrower prior to the BPH Merger

By:	/s/ Samuel K. Cotterell
Name: Samuel K. Cotterell
Title: Vice President

BOISE PAPER HOLDINGS, L.L.C., as Borrower after the BPH Merger

By:	/s/ Samuel K. Cotterell
Name: Samuel K. Cotterell
Title: Vice President

ALDABRA HOLDING SUB LLC

By:	/s/ Samuel K. Cotterell
Name: Samuel K. Cotterell
Title: Vice President

Credit and Guaranty Agreement (Second Lien)

BOISE WHITE PAPER, L.L.C.
BOISE PACKAGING & NEWSPRINT, L.L.C.
BOISE CASCADE TRANSPORTATION HOLDINGS CORP.
BOISE WHITE PAPER SALES CORP.
BOISE WHITE PAPER HOLDINGS CORP.
INTERNATIONAL FALLS POWER COMPANY
MINNESOTA, DAKOTA & WESTERN RAILWAY COMPANY
BEMIS CORPORATION
BC CHINA CORPORATION
B C T, INC

By:	/s/ Samuel K. Cotterell
Name: Samuel K. Cotterell
Title: Vice President

Credit and Guaranty Agreement (Second Lien)

GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent and a Lender

By:	/s/ Tom Connally
Authorized Signatory

Credit and Guaranty Agreement (Second Lien)

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Laurie B. Perper
Name: Laurie B. Perper
Title: Managing Director

LEHMAN BROTHERS INC., as Documentation Agent

By:	/s/ Laurie B. Perper
Name: Laurie B. Perper
Title: Managing Director

Credit and Guaranty Agreement (Second Lien)

APPENDIX A

TO SECOND LIEN CREDIT AND GUARANTY AGREEMENT

Commitments

Lender	Commitment	Pro Rata Share
Goldman Sachs Credit Partners L.P.	$260,700,000	100.0%
Total	$260,700,000	100.0%

APPENDIX A-1

APPENDIX B

TO SECOND LIEN CREDIT AND GUARANTY AGREEMENT

Notice Addresses

ALDABRA SUB LLC

BOISE PAPER HOLDINGS, L.L.C.

ALDABRA HOLDING SUB LLC

BOISE WHITE PAPER, L.L.C.

BOISE PACKAGING & NEWSPRINT, L.L.C.

BOISE CASCADE TRANSPORTATION HOLDINGS CORP.

BOISE WHITE PAPER SALES CORP.

BOISE WHITE PAPER HOLDINGS CORP.

INTERNATIONAL FALLS POWER COMPANY

MINNESOTA, DAKOTA & WESTERN RAILWAY COMPANY

BEMIS CORPORATION

BC CHINA CORPORATION

B C T, INC

c/o Boise Paper Holdings, L.L.C.

1111 West Jefferson Street

Suite 200

Boise, ID 83702-5388

Attention: Chief Financial Officer

Facsimile: (208) 384-4913

Email: RobMcNutt@BoiseInc.com

in each case, with a copy to:

c/o Boise Paper Holdings, L.L.C.

1111 West Jefferson Street

Suite 200

Boise, ID 83702-5388

Attention: General Counsel

Facsimile: (208) 384-7945

Email: Legal@BoiseInc.com

APPENDIX B-2

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Syndication Agent and a Lender:

Goldman Sachs Credit Partners L.P.

c/o Goldman, Sachs & Co.

30 Hudson Street, 36th Floor

Jersey City, NJ 07302

Attention: SBD Operations

Attention: Andrew Caditz

Telecopier: (212) 428-1243

Email: gsd.link@gs.com

with a copy to:

Goldman Sachs Credit Partners L.P.

1 New York Plaza

New York, New York 10004

Attention: Rob Schatzman

Telecopier: (212) 902-3000

Email: rwschatzman@am.ibd.gs.com

APPENDIX B-3

LEHMAN COMMERCIAL PAPER INC.,

as Administrative Agent, Collateral Agent and a Lender:

Administrative Agent’s Principal Office:

LEHMAN COMMERCIAL PAPER INC.

745 Seventh Avenue

New York, New York 10019

Attention: Maritza Ospina

Facsimile: (646) 758-4648

Email: mospina@lehman.com

with a copy to:

Attention: Diane Albanese

Facsimile: (646) 758-5130

Email: diane.albanese@lehman.com

APPENDIX B-4

LEHMAN BROTHERS INC.,

as Documentation Agent

LEHMAN BROTHERS INC.

745 Seventh Avenue

New York, New York 10019

Attention: Maritza Ospina

Facsimile: (646) 758-4648

Email: mospina@lehman.com

with a copy to:

Attention: Diane Albanese

Facsimile: (646) 758-5130

Email: diane.albanese@lehman.com

APPENDIX B-5

DISCLOSURE SCHEDULES

TO

SECOND LIEN CREDIT AND GUARANTY AGREEMENT

DATED AS OF FEBRUARY 22, 2008

AMONG

ALDABRA SUB LLC (to be merged into BOISE PAPER HOLDINGS, L.L.C.),

ALDABRA HOLDING SUB LLC,

CERTAIN SUBSIDIARIES OF ALDABRA SUB LLC,

as Guarantors,

VARIOUS LENDERS,

LEHMAN COMMERCIAL PAPER INC.,

as Administrative Agent and Collateral Agent,

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Joint Lead Arranger, Joint Bookrunner and Syndication Agent

and

LEHMAN BROTHERS INC.,

as Joint Lead Arranger, Joint Bookrunner and Documentation Agent

Schedule 3.1(h)	-	Closing Date Mortgaged Properties
Schedule 3.1(h)(vi)	-	Surveys
Schedule 4.1	-	Jurisdictions of Organization and Qualification
Schedule 4.2	-	Equity Interests and Ownership
Schedule 4.13(a)	-	Real Estate Assets Under Sale Contracts
Schedule 4.13(b)	-	Real Estate Assets
Schedule 4.16	-	Material Contracts
Schedule 4.21	-	Certain Fees
Schedule 6.1	-	Certain Indebtedness
Schedule 6.2	-	Certain Liens
Schedule 6.3	-	Negative Pledges
Schedule 6.5	-	Certain Restrictions on Subsidiary Distributions
Schedule 6.6	-	Certain Investments
Schedule 6.11	-	Certain Affiliate Transactions

Schedule 3.1(h)

Closing Date Mortgaged Properties

1.	Trucking (BCT)
Wallula Trucking, Highway 12
Wallula, WA (Walla Walla)

2.	MD&W Railroad
101 2nd Street
International Falls, MN 56649 (Koochiching)

3.	St. Helens Paper Mill / Sludge Disposal Site / Hawley Addition
1300 Kaster Road
St. Helens, OR and

Clarifier Solids Landfill
Sykes Road
St. Helens, OR (Columbia)

4.	Umatilla Wood Chipping Facility
Port of Umatilla, McNary Industrial Park
P.O. Box 1377
Umatilla, OR (Umatilla)

5.	Wallula Paper Mill
Highway 12
Wallula, WA (Walla Walla)

6.	IFalls Paper Mill
400 Second Street
International Falls, MN (Koochiching, Itasca & St. Louis)

7.	Jackson Paper Mill
4585 Industrial Road
Jackson, AL* (Clarke)
*Note: Street address changed several years ago by local government 911 board

8.	Jackson Paper Mill - Sheeter Facility
600 Clolinger Road
Jackson, AL (Clarke)

9.	Paper Mill - Tuscahoma Landing
Portion of NE, Frac. Section 31, T13W, R1N, Choctaw, AL (Choctaw)

10.	DeRidder Mill
4200 Highway 190 West,
DeRidder, LA (Beauregard Parish, Sabine Parish & Vernon Parish)

11.	SLC Container Plant Main
451 N. 5600 West Street, Salt Lake International Center
Salt Lake City, UT (Salt Lake)

12.	Burley Container Plant Main
1544 West 27th Street
Burley, ID (Cassia)

13.	Burley Container Plant - Satellite Warehouse
896 Mercury Avenue
Idaho Falls, ID (Bonneville)

14.	Nampa Container Plant
1808 East Chisholm Drive
Nampa, ID (Canyon)

15.	Wallula Container Plant Main
Highway 12
Wallula, WA (Walla Walla)

16.	Salem Container Plant Main
2121 Madrona Avenue, S.E.
Salem, OR (Marion)

17.	CTC Container Plant Main (Central Texas Corrugated)
7200 Mars Drive
Waco, TX (McLennan)

Schedule 3.1(h)(vi)

Surveys

1.	Express map for the following location:

St. Helens Paper Mill / Sludge Disposal Site / Hawley Addition
1300 Kaster Road
St. Helens, OR and

Clarifier Solids Landfill
Sykes Road
St. Helens, OR (Columbia)

2.	Express map for the following location:

Wallula Paper Mill
Highway 12
Wallula, WA (Walla Walla)

3.	Express map for the following location:

IFalls Paper Mill
400 Second Street
International Falls, MN (Koochiching, Itasca & St. Louis)

4.	Express map for the following locations:

(a) Jackson Paper Mill
4585 Industrial Road
Jackson, AL* (Clarke)
*Note: Street address changed several years ago by local government 911 board

(b) Jackson Paper Mill - Sheeter Facility
600 Clolinger Road
Jackson, AL (Clarke)

5.	Express map for the following location:

DeRidder Mill
4200 Highway 190 West
DeRidder, LA (Beauregard Parish, Sabine Parish & Vernon Parish)

6.	Express map for the following location:

Wallula Container Plant Main
Highway 12
Wallula, WA (Walla Walla)

Schedule 4.1

Jurisdictions of Organization and Qualification

Current Legal Entity	Jurisdiction of Organization
Boise White Paper, L.L.C.	DE
Boise Packaging and Newsprint, L.L.C.	DE
Boise Cascade Transportation Holdings Corp.	DE
Boise White Paper Sales Corp.	DE
Boise White Paper Holdings Corp.	DE
International Falls Power Company	DE
Minnesota, Dakota & Western Railway Company	MN
Bemis Corporation	DE
BC China Corporation	DE
B C T, Inc.	DE
Aldabra Sub LLC	DE
Boise Paper Holdings, L.L.C.	DE
Aldabra Holding Sub LLC	DE
Boise Hong Kong Limited	Hong Kong

Schedule 4.2

Equity Interests and Ownership

Company	Owner	Type of Organization	Number of Shares or Units Owned / Percentage Ownership
Boise Paper Holdings, L.L.C.	Aldabra Holding Sub LLC	limited liability company	1,000/100%
Boise Packaging & Newsprint, L.L.C.	Boise Paper Holdings, L.L.C.	limited liability company	1,000/100%
Boise White Paper, L.L.C.	Boise Paper Holdings, L.L.C.	limited liability company	1,000/100%
Boise Cascade Transportation Holdings Corp.	Boise Paper Holdings, L.L.C.	corporation	1,000/100%
Boise White Paper Sales Corp.	Boise White Paper, L.L.C.	corporation	100/100%
Boise White Paper Holdings Corp.	Boise White Paper, L.L.C.	corporation	1,000/100%
Bemis Corporation	Boise White Paper, L.L.C.	corporation	1000/100%
B C T, Inc.	Boise Cascade Transportation Holdings Corp.	corporation	1,000/100%
International Falls Power Company	Boise White Paper Holdings Corp.	corporation	1,000/100%
Minnesota, Dakota & Western Railway Company	Boise White Paper Holdings Corp.	corporation	1,000/100%
BC China Corporation	Bemis Corporation	corporation	1,000/100%
Boise Hong Kong Limited	Bemis Corporation	corporation	1/100%

Schedule 4.13(a)

Real Estate Assets Under Sale Contracts

- The Vancouver and Salem mill sites have been sold to third parties and/or conveyed to Boise Cascade, L.L.C. in accordance with the Acquisition Agreement.

Schedule 4.13(b)

Real Estate Assets

OWNED PROPERTIES

1.	Trucking (BCT)
Wallula Trucking, Highway 12
Wallula, WA (Walla Walla)

2.	MD&W Railroad
101 2nd Street
International Falls, MN 56649 (Koochiching)

3.	St. Helens Paper Mill / Sludge Disposal Site / Hawley Addition
1300 Kaster Road
St. Helens, OR and

Clarifier Solids Landfill
Sykes Road
St. Helens, OR (Columbia)

4.	Umatilla Wood Chipping Facility
Port of Umatilla, McNary Industrial Park
P.O. Box 1377
Umatilla, OR (Umatilla)

5.	Wallula Paper Mill
Highway 12
Wallula, WA (Walla Walla)

6.	IFalls Paper Mill
400 Second Street
International Falls, MN (Koochiching, Itasca & St. Louis)

7.	Jackson Paper Mill
4585 Industrial Road
Jackson, AL* (Clarke)
*Note: Street address changed several years ago by local government 911 board

8.	Jackson Paper Mill - Sheeter Facility
600 Clolinger Road
Jackson, AL (Clarke)

9.	Paper Mill - Tuscahoma Landing
Portion of NE, Frac. Section 31, T13W, R1N
Choctaw, AL (Choctaw)

10.	DeRidder Mill
4200 Highway 190 West
DeRidder, LA (Beauregard Parish, Sabine Parish & Vernon Parish)

11.	SLC Container Plant Main
451 5600 West Street, Salt Lake International Center
Salt Lake City, UT (Salt Lake)

12.	Burley Container Plant Main
1544 West 27th Street
Burley, ID (Cassia)

13.	Burley Container Plant - Satellite Warehouse
896 Mercury Avenue
Idaho Falls, ID (Bonneville)

14.	Nampa Container Plant
1808 East Chisholm Drive
Nampa, ID (Canyon)

15.	Wallula Container Plant Main
Highway 395
Wallula, WA (Walla Walla)

16.	Salem Container Plant Main
2121 Madrona Avenue, S.E.
Salem, OR (Marion)

17.	CTC Container Plant Main (Central Texas Corrugated)
7200 Mars Drive
Waco, TX (McLennan)

LEASED PROPERTIES

1.	Boise Headquarters
1111W. Jefferson Street
Boise, ID (Ada)

2.	Wallula Paper Mill - Cottonwoods Fiber Farm
(Ice Harbor Farms)
Portions of Sections 2, 3, 10, 15, & 16 of T8N, R32E
Wallula, WA (Walla Walla)

3.	Wallula Paper Mill - Cottonwoods Fiber Farm
(Hillside Farms)
Portions of Sections 1, 3, 11 & 12 T8N, R31E & Portions of Sections 6 & 7, T8N, R32E
Wallula, WA (Walla Walla)

4.	Jackson Paper Mill - Warehouse
650 Clolinger Road, Jackson Industrial Park
Jackson, AL (Clarke)

5.	Paper Distribution - Administrative Facility
Admin. Regional Service Center - Park Tower II, 222 NE Park Plaza Drive, Suite 105
Vancouver, WA (Clark)

6.	Paper Distribution - Regional Service Center
591 & 651 Supreme Drive (Chicago RSC )
Bensenville, IL (DuPage)

7.	Paper Distribution - Regional Service Center
8900 Rex Road, (Los Angeles RSC)
Pico Rivera, CA (Los Angeles)

8.	Container Plant - Satellite warehouse
450 N. Wright Brothers Drive
Salt Lake International Center
Salt Lake City, UT

9.	Nampa Container Plant - Satellite Warehouse
1622 East Fargo
Nampa, ID (Canyon)

10.	Container Plant - Satellite Warehouse
3808 North Sullivan Road
Building #12, Suite G
Spokane Business & Industrial Park
Spokane, WA

11.	Salem Container Plant - Satellite Warehouse
1505 Madison Street, NE
Salem, OR (Marion)

12.	Trucking Offices
1400 S. Vista Avenue
Boise, ID (Ada)

Schedule 4.16

Material Contracts

1.	Paper Purchase Agreement dated October 29, 2004, between Boise White Paper, L.L.C. and OfficeMax Incorporated, amending and superseding the Paper Purchase Agreement Term Sheet dated April 28, 2004 between OfficeMax Incorporated and Boise Office Solutions (the “Supply Agreement”).

2.	Intellectual Property License Agreement, by and between Boise Cascade, L.L.C., a Delaware limited liability company, and Boise Paper Holdings, L.L.C., a Delaware limited liability company, dated as of the date hereof.

Schedule 4.21

Certain Fees

1.	Fees and expenses owed to Houlihan Lokey Howard & Zukin and its Affiliates.

2.	Deferred discount owed to Lazard Capital Markets LLC, Pali Capital, Inc., Ladenberg Thalmann & Co. Inc. and EarlyBird Capital, Inc. upon consummation of the Acquisition Agreement.

3.	Expenses owed to Pali Capital, Inc. and Lazard Freres & Co. LLC.

Schedule 6.1

Certain Indebtedness

Indebtedness secured by the Lien described on Schedule 6.2 hereto.

Schedule 6.2

Certain Liens

Claim of Lien in the amount of $515,963.04 in favor of Industra Services Corp. against Boise White Paper, L.L.C. dated August 27, 2007 for services performed between April 17, 2007 and May 31, 2007 in connection with the bleach plant outage. The amount of the Lien is in dispute because of the damage caused to the property of Boise White Paper, L.L.C. during the performance of the services.

Schedule 6.3

Negative Pledges

None

15

Schedule 6.5

Certain Restrictions on Subsidiary Distributions

1.	Investor Rights Agreement.

2.	Subordinated Guaranty, dated as of the date hereof, made by Holdings and its Subsidiaries in favor of Boise Cascade, L.L.C., a Delaware limited liability company (the “Subordinated Guaranty”).

16

Schedule 6.6

Certain Investments

- The 50% equity interest in Louisiana Timber Procurement, L.L.C. held by Boise Packaging & Newsprint, L.L.C., a Delaware limited liability company.

17

Schedule 6.11

Certain Affiliate Transactions

Subordinated Guaranty.

18

EXHIBIT A-1 TO

SECOND LIEN CREDIT AND GUARANTY AGREEMENT

FUNDING NOTICE

Reference is made to the Second Lien Credit and Guaranty Agreement, dated as of February 22, 2008 (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among ALDABRA SUB LLC, a Delaware limited liability company (“Aldabra”, and prior to the BPH Merger, “Borrower”), and BOISE PAPER HOLDINGS, L.L.C., a Delaware limited liability company (“BPH”, and, after the BPH merger, “Borrower”), ALDABRA HOLDING SUB LLC, a Delaware limited liability company, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and as Collateral Agent, GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, and LEHMAN BROTHERS INC., as Documentation Agent.

Pursuant to Section 2.1 of the Credit Agreement, Borrower desires that Lenders make the following Loans to Borrower in accordance with the applicable terms and conditions of the Credit Agreement on February 22, 2008 (the “Closing Date”):

☐ Base Rate Loans:
	$	[ , ,	]
☐ Eurodollar Rate Loans, with an initial Interest Period of month(s):
	$	[ , ,	]

Borrower hereby certifies that attached hereto as Exhibit A is a true and correct copy of the Funds Flow Memorandum.

Date: February 22, 2008	ALDABRA SUB LLC

By:
Name:
Title:

EXHIBIT A-1- 1

Exhibit A

Funds Flow Memorandum

EXHIBIT A-1-2

FLOW OF FUNDS MEMORANDUM

This Flow of Funds Memorandum (this “Memorandum”) sets forth the transfer procedures in connection with the purchase of certain assets of Boise Cascade, L.L.C. (“Boise LLC”), by Aldabra 2 Acquisition Corp. (“Aldabra”, and upon consummation of the transactions contemplated by the Purchase and Sale Agreement (as defined below), “Boise Inc.”), Aldabra Holding Sub LLC, a wholly owned subsidiary of Aldabra (“Aldabra Holding Sub”), and Aldabra Sub LLC, a wholly owned subsidiary of Aldabra Holding Sub (“Aldabra Sub”). Capitalized terms used in Sections 2 and 3 of this Memorandum but not otherwise defined herein shall have the meanings given to such terms in the Purchase and Sale Agreement (as defined below).

1.	Principal Agreements.

(a)	Purchase and Sale Agreement, dated as of September 7, 2007, by and among Boise LLC, Boise Paper Holdings, L.L.C., Boise Packaging & Newsprint, L.L.C., Boise White Paper, L.L.C., Boise Cascade Transportation Holdings Corp., Aldabra and Aldabra Sub, as amended by that certain Amendment No. 1 to Purchase and Sale Agreement, dated as of October 18, 2007, and that certain Amendment No. 2 to Purchase and Sale Agreement, dated as of February 22, 2008 (the “Purchase and Sale Agreement”).

(b)	Credit and Guaranty Agreement, dated as of February 22, 2008, by and among Aldabra Sub, Aldabra Holding Sub, certain subsidiaries of Aldabra Sub, as Guarantors, the various Lenders party thereto, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Joint Bookrunner, Administrative Agent and Collateral Agent, Lehman Brothers Inc., as Joint Lead Arranger and Joint Bookrunner, and the other Agents party thereto (the “First Lien Credit Agreement”).

(c)	Second Lien Credit and Guaranty Agreement, dated as of February 22, 2008, by and among Aldabra Sub, Aldabra Holding Sub, certain subsidiaries of Aldabra Sub, as Guarantors, the various Lenders party thereto, Lehman Commercial Paper Inc., as Administrative Agent and Collateral Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, and Lehman Brothers Inc., as Documentation Agent (the “Second Lien Credit Agreement”).

(d)	Loan and Security Agreement, dated as of February 22, 2008, by and among Boise LLC, several of Boise LLC’s subsidiaries, Bank of America, N.A., as Agent, and the Lenders from time to time party thereto (the “Woodco Credit Facility”).

(e)

Third Amended and Restated Credit Agreement, dated as of May 3, 2007, by and among Boise Cascade Holdings, L.L.C. (“Boise Holdings”), Boise LLC, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities Inc. and Lehman Brothers Inc., as Joint Lead Arrangers and Joint Bookrunners, Lehman Brothers Inc., as Syndication Agent, Banc of America Securities LLC, Deutsche Securities Inc. and Goldman Sachs Credit Partners L.P., as

Documentation Agents and the Lenders party thereto (as supplemented and amended from time to time, the “Existing Credit Facility”).

(f)	Transfer and Administration Agreement (for securitization of receivables), dated as of October 26, 2005, by and among Boise LLC, several of Boise LLC’s subsidiaries, Bank of America National Association, Calyon New York Branch, and the other Investors party thereto (the “Receivables Securitization Facility”).

(g)	Indenture, dated as of October 29, 2004, by and among Boise LLC, Boise Cascade Finance Corporation, each Note Guarantor from time to time party thereto and U.S. Bank National Association, a national banking association, as Trustee (as supplemented and amended from time to time, the “Indenture”).

2

2.	Transfers Made.

The following transactions occurred at the Closing:

(a)	Sources and Uses of Funds for Aldabra.

(i)	Sources of Funds for Aldabra.

(A)	Aldabra received a distribution of $405,046,665.32 from the Trust Fund.

(B)	As of the Closing Date, Aldabra had $115,476.62 in cash on its balance sheet.

(ii)	Uses of Funds for Aldabra.

(A)	Aldabra paid $2,506,865.94 in the aggregate in cash to Boise LLC for transfer to a Paper Group account to cover the payment of certain third-party invoices that were transferred to the Paper Group.

(B)	Aldabra paid $904,604.34 in the aggregate in cash to Boise LLC as a true-up of the Buyer Shared Expense Amount that had previously been paid by Boise LLC.

(C)	Aldabra paid $12,420,000.00 in the aggregate in cash as deferred underwriting fees related to Aldabra’s initial public offering, as is more fully detailed in Section 2(e) below.

(D)	Aldabra paid $120,169,889.86 in the aggregate in cash to its converting shareholders.

(E)	Aldabra contributed $269,160,781.80 in the aggregate in cash to Aldabra Holding Sub as a capital contribution in respect of its equity securities of Aldabra Holding Sub.

(b)	Sources and Uses of Funds for Aldabra Holding Sub.

(i)	Sources of Funds for Aldabra Holding Sub.

(A)	Aldabra contributed $269,160,781.80 in the aggregate in cash to Aldabra Holding Sub as a capital contribution in respect of its equity securities of Aldabra Holding Sub.

(ii)	Uses of Funds for Aldabra Holding Sub.

(A)	Aldabra Holding Sub contributed $269,160,781.80 in the aggregate in cash to Aldabra Sub as a capital contribution in respect of its equity securities of Aldabra Sub.

3

(c)	Sources and Uses of Funds for Aldabra Sub.

(i)	Sources of Funds for Aldabra Sub.

(A)	Aldabra Holding Sub contributed $269,160,781.80 in the aggregate in cash to Aldabra Sub as a capital contribution in respect of its equity securities of Aldabra Sub.

(B)	The Lenders under the First Lien Credit Agreement loaned $250,000,000.00 in the aggregate in cash to Aldabra Sub in respect of the Tranche A Term Loan pursuant to the terms thereof.

(C)	The Lenders under the First Lien Credit Agreement loaned $475,000,000.00 in the aggregate in cash to Aldabra Sub in respect of the Tranche B Term Loan pursuant to the terms thereof.

(D)	The Lenders under the First Lien Credit Agreement loaned $80,000,000.00 in the aggregate in cash to Aldabra Sub in respect of the Revolving Loans pursuant to the terms thereof.

(E)	The Lenders under the Second Lien Credit Agreement loaned $260,700,000.00 in the aggregate in cash to Aldabra Sub pursuant to the terms thereof.

(ii)	Uses of Funds for Aldabra Sub.

(A)	Aldabra Sub paid $1,275,860,781.80 to Boise LLC as payment for the Cash Portion of the Estimated Closing Purchase Price pursuant to the terms of the Purchase and Sale Agreement.

(B)	Aldabra Sub paid $2,017,500.00 to Boise LLC as an excess revolver transfer, which amount is not included in the calculation of the Cash Portion.

(C)	Aldabra Sub paid $56,982,500.00 in the aggregate in cash as closing fees under the First Lien Credit Agreement and the Second Lien Credit Agreement, as is more fully detailed in Section 2(e) below.

(d)	Sources and Uses of Funds for Boise LLC.

(i)	Sources of Funds for Boise LLC.

4

(A)	Aldabra Sub paid $1,275,860,781.80 to Boise LLC as payment for the Cash Portion of the Estimated Closing Purchase Price pursuant to the terms of the Purchase and Sale Agreement.[1]

(B)	Aldabra Sub paid $2,017,500.00 to Boise LLC as an excess revolver transfer, which amount is not included in the calculation of the Cash Portion.

(C)	The Lenders under the Woodco Credit Facility loaned $64,000,000.00 in the aggregate in cash to Boise LLC pursuant to the terms thereof.

(D)	Aldabra paid $2,506,865.94 in the aggregate in cash to Boise LLC for transfer to a Paper Group account to cover the payment of certain third-party invoices that were transferred to the Paper Group.

(E)	Aldabra paid $904,604.34 in the aggregate in cash to Boise LLC as a true-up of the Buyer Shared Expense Amount that had previously been paid by Boise LLC.

(ii)	Uses of Funds for Boise LLC.

(A)	Boise LLC transferred $2,506,865.94 in the aggregate in cash to a Paper Group account to cover the payment of certain third-party invoices that were transferred to the Paper Group.

(B)	Boise LLC transferred $2,017,500.00 in the aggregate in cash to a Paper Group account to return excess revolver borrowings by the Paper Group that were funded to a Boise LLC account.

(C)	Boise LLC paid $ [Redacted] in the aggregate in cash as facility fees under the First Lien Credit Agreement and the Second Lien Credit Agreement in order to satisfy Aldabra Sub’s obligation to pay such fees thereunder, as is more fully detailed in Section 2(e) below.

(D)	Boise LLC paid $12,708,080.32 in the aggregate in cash as other transaction expenses, as is more fully detailed in Section 2(e)(vi) - (xviii) below.

[1]	The remainder of the total Estimated Closing Purchase Price of $1,678,020,130 was paid in the form of (i) a promissory note in the original principal amount of $41,000,000 made by Boise Inc. in favor of Boise LLC and (ii) shares of common stock of Boise Inc.

5

(E)	Boise LLC paid $763,164,522.89 in the aggregate in cash to the Lenders under its Existing Credit Facility as a prepayment of certain debt and a payment of accrued interest thereunder. $60,000,000 of such payment was funded with the net proceeds Boise LLC received from borrowings under the Woodco Credit Facility, and the remainder was funded with a portion of the cash received from Aldabra Sub.

(F)	Boise LLC paid $165,830,072.09 to certain Investors under its Receivables Securitization Facility as a prepayment of certain debt thereunder.

(G)	Boise LLC paid $23,290,154.00 in the aggregate in cash to U.S. Bank, N.A. in order to cash collateralize certain of the Existing Credit Facility’s letter of credit obligations.

(H)	Boise LLC retained $352,192,556.84 in cash for working capital, general corporate expenditures, a tax distribution to the unitholders of Boise Holdings and an asset disposition offer to holders of its 7-1/8% Senior Subordinated Notes due 2014 pursuant to the terms of the Indenture.

(e)	Transaction Expenses of Aldabra and Boise LLC.

(i)	$12,420,000.00 in cash was transferred by Aldabra to Lazard Capital Markets LLC, on behalf of Lazard Capital Markets LLC, Pali Capital, Inc., Ladenburg Thalmann & Co. Inc. and EarlyBirdCapital, Inc., for deferred underwriting fees related to Aldabra’s initial public offering.

(ii)	$30,912,500.00 in cash was transferred by Aldabra Sub to Goldman Sachs Credit Partners L.P., on behalf of certain parties to the First Lien Credit Agreement, for closing fees related to the revolver and the term loan credit facilities under the First Lien Credit Agreement.

(iii)	$26,070,000.00 in cash was transferred by Aldabra Sub to Goldman Sachs Credit Partners L.P., on behalf of certain parties to the Second Lien Credit Agreement, for closing fees related to the term loan credit facility under the Second Lien Credit Agreement.

(iv)	$[Redacted] in cash was transferred by Boise LLC to Goldman Sachs Credit Partners L.P., on behalf of certain parties to the First Lien Credit Agreement, for facility fees related to the First Lien Credit Agreement, in order to satisfy Aldabra Sub’s obligation to pay such fees thereunder.

(v)	$[Redacted] in cash was transferred by Boise LLC to Goldman Sachs Credit Partners L.P., on behalf of certain parties to the Second Lien Credit Agreement, for facility fees related to the Second Lien Credit Agreement, in order to satisfy Aldabra Sub’s obligation to pay such fees thereunder.

6

(vi)	$127,792.66 in cash was transferred by Boise LLC to Goldman Sachs Credit Partners L.P., on behalf of Goldman Sachs Credit Partners L.P. and Lehman Brothers Inc., for out-of-pocket expenses incurred by Goldman Sachs Credit Partners L.P. and Lehman Brothers Inc. in connection with the First Lien Credit Agreement and the Second Lien Credit Agreement.

(vii)	$[Redacted] in cash was transferred by Boise LLC to Bank of America, N.A., on behalf of certain parties to the Woodco Credit Facility, for commitment fees, administration fees and other fees related to the Woodco Credit Facility.

(viii)	$18,144.29 in cash was transferred by Boise LLC to Madison Dearborn Partners, L.L.C. for certain expenses incurred by Madison Dearborn Partners, L.L.C. in connection with the transactions contemplated by the Purchase and Sale Agreement.

(ix)	$2,200,000.00 in cash was transferred by Boise LLC to Kirkland & Ellis LLP (“K&E”), special counsel to Boise LLC, MDCP IV, Madison Dearborn Partners IV, L.P. and Madison Dearborn Partners, L.L.C., for legal fees and expenses in connection with the transactions contemplated by the Purchase and Sale Agreement.

(x)	$1,207,883.19 in cash in the aggregate was paid by Boise LLC to Latham & Watkins LLP and Milbank, Tweed, Hadley & McCloy LLP for legal fees and expenses arising from the transactions contemplated by the First Lien Credit Agreement and the Second Lien Credit Agreement, in order to satisfy Aldabra Sub’s obligation to pay such fees and expenses thereunder.

(xi)	$[Redacted] in cash was transferred by Boise LLC to Goldman, Sachs & Co, Inc. as payment for its M&A fee in connection with the transactions contemplated by the Purchase and Sale Agreement.

(xii)

$542,745.86[2] in cash was transferred by Boise LLC to First American Title Company for certain title insurance, transfer taxes and related fees and expenses arising from the transactions contemplated by the Purchase and Sale Agreement.

(xiii)	$14,998.00 in cash was transferred by Boise LLC to Burr & Forman, LLP, Alabama real estate counsel to Boise LLC, for legal fees and expenses arising from the transactions contemplated by the Purchase and Sale

[2]	NTD: This reflects the total amount of these taxes and fees (even though these costs represent a Shared Expense Amount) because the true-up Boise LLC received from Aldabra (see § 2(a)(ii)(B)) included Aldabra’s portion of these fees.

7

Agreement, 50% of which represents a Buyer Shared Expense Amount and will be reimbursed by Boise Inc. after the closing.

(xiv)	$31,217.17 in cash was transferred by Boise LLC to Perkins Coie LLP, Idaho, Oregon and Washington real estate counsel to Boise LLC, for legal fees and expenses arising from the transactions contemplated by the Purchase and Sale Agreement, 50% of which represents a Buyer Shared Expense Amount and will be reimbursed by Boise Inc. after the closing.

(xv)	$9,960.00 in cash was transferred by Boise LLC to Jones Walker, Louisiana real estate counsel to Boise LLC, for legal fees and expenses arising from the transactions contemplated by the Purchase and Sale Agreement, 50% of which represents a Buyer Shared Expense Amount and will be reimbursed by Boise Inc. after the closing.

(xvi)	$34,839.15 in cash was transferred by Boise LLC to Parinsen Kaplan Rosberg & Gotlieb P.A., Minnesota real estate counsel to Boise LLC, for legal fees and expenses arising from the transactions contemplated by the Purchase and Sale Agreement, 50% of which represents a Buyer Shared Expense Amount and will be reimbursed by Boise Inc. after the closing.

(xvii)	$8,500.00 in cash was transferred by Boise LLC to Haynes and Boone, L.L.P., Texas real estate counsel to Boise LLC, for legal fees and expenses arising from the transactions contemplated by the Purchase and Sale Agreement, 50% of which represents a Buyer Shared Expense Amount and will be reimbursed by Boise Inc. after the closing.

(xviii)	$12,000.00 in cash was transferred by Boise LLC to Hunton & Williams LLP, counsel to Bank of America National Association and Calyon New York Branch with respect to the Receivables Securitization Facility, for legal fees and expenses arising from the termination of the Receivables Securitization Facility.

8

3.	Account Transfers.

Notwithstanding the foregoing, for purposes of efficiency the parties to the Purchase and Sale Agreement made the actual wire transfers detailed on Exhibit A attached hereto.

9

EXHIBIT A-2 TO

SECOND LIEN CREDIT AND GUARANTY AGREEMENT

CONVERSION/CONTINUATION NOTICE

Reference is made to the Second Lien Credit and Guaranty Agreement, dated as of February 22, 2008 (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among BOISE PAPER HOLDINGS, L.L.C., a Delaware limited liability company, as successor by merger to ALDABRA SUB LLC, a Delaware limited liability company (the “Borrower”), ALDABRA HOLDING SUB LLC, a Delaware limited liability company, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and as Collateral Agent, GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, and LEHMAN BROTHERS INC., as Documentation Agent.

Pursuant to Section 2.9 of the Credit Agreement, Borrower desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [mm/dd/yy]:

$[ , , ]	Eurodollar Rate Loans to be continued with Interest Period of [ ] month(s)

$[ , , ]	Base Rate Loans to be converted to Eurodollar Rate Loans with Interest Period of [ ] month(s)

$[ , , ]	Eurodollar Rate Loans to be converted to Base Rate Loans

Borrower hereby certifies that as of the date hereof, no event has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby that would constitute an Event of Default or a Default.

Date: [mm/dd/yy]	BOISE PAPER HOLDINGS, L.L.C.

By:
Name:
Title:

EXHIBIT A-2-1

EXHIBIT B-1 TO

SECOND LIEN CREDIT AND GUARANTY AGREEMENT

NOTE

$[1][    ,    ,    ]

February 22, 2008	New York, New York

FOR VALUE RECEIVED, BOISE PAPER HOLDINGS, L.L.C., a Delaware limited liability company, as successor by merger to ALDABRA SUB LLC, a Delaware limited liability company (“Borrower”), promises to pay [NAME OF LENDER] (“Payee”) or its registered permitted assigns the principal amount of [1][DOLLARS] ($[    ,    ,    ][1]) in the installments referred to below.

Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full (except for contingent obligations for which no claim has been made), at the rates and at the times which shall be determined in accordance with the provisions of that certain Second Lien Credit and Guaranty Agreement, dated as of February 22, 2008 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among BORROWER, ALDABRA HOLDING SUB LLC, a Delaware limited liability company, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and as Collateral Agent, GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, and LEHMAN BROTHERS INC., as Documentation Agent.

This Note is one of the “Notes” in the aggregate principal amount of $260,700,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and, if required by the Credit Agreement, consented to by Borrower and recorded in the Register, Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof, it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of Borrower, each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

The unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, (i) will automatically upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g) of the Credit Agreement or (ii) may if any other Event of Default has occurred and is continuing, become or be declared to be due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

[1]	Lender’s Commitment

EXHIBIT B-1-1

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Borrower promises to pay all reasonable, out-of-pocket costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and the right to plead any statute of limitations as a defense to any demand hereunder, in each case, to the full extent permitted by applicable law.

[Remainder of page intentionally left blank]

EXHIBIT B-1-2

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

BOISE PAPER HOLDINGS, L.L.C.

By:

Name:
Title:

EXHIBIT B-1-3

TRANSACTIONS ON NOTE

Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT B-1-4

EXHIBIT C TO

SECOND LIEN CREDIT AND GUARANTY AGREEMENT

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1. I am the Chief Financial Officer of ALDABRA HOLDING SUB LLC (“Holdings”).

2. I have reviewed the terms of that certain Second Lien Credit and Guaranty Agreement, dated as of February 22, 2008 (as it may be amended, restated, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among BOISE PAPER HOLDINGS, L.L.C., as successor by merger to ALDABRA SUB LLC (“Borrower”), Holdings, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and as Collateral Agent, GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, and LEHMAN BROTHERS INC., as Documentation Agent, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3. The examination described in paragraph 2 above did not disclose, and I have no actual knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth in a separate attachment, if any, to this Compliance Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event.

The foregoing certifications, together with the computations set forth in the Annex A hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered [mm/dd/yy] pursuant to Section 5.1(d) of the Credit Agreement.

ALDABRA HOLDING SUB LLC

By:

Name:
Title: Chief Financial Officer

EXHIBIT C-1

ANNEX A TO

COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDING [mm/dd/yy].

[To be conformed to final Credit Agreement]

1. Consolidated Adjusted EBITDA: (i) - (ii) =			$	[ , ,	]

(i)	(a)	Consolidated Net Income:	$	[ , ,	]

	(b)	consolidated interest expense (net of total interest income):	$	[ , ,	]

	(c)	provisions for taxes based on income:	$	[ , ,	]

	(d)	total depreciation and depletion expense:	$	[ , ,	]

	(e)	total amortization expense:	$	[ , ,	]

	(f)	lost contribution and incremental costs associated with Wallula 30 day downtime due to the W-3 conversion in excess of costs normally incurred during prior periods that include cold outages in an amount not to exceed $4,000,000:	$	[ , ,	]

	(g)	costs associated with the closure and sale of Jackson Sawmill and the Vancouver and Salem converting facilities in an amount not to exceed $6,100,000:	$	[ , ,	]

	(h)	cost savings resulting from the CTC acquisition relating to the elimination of the negative impact associated with a contractual commitment to buy liner and medium from a third party supplier that was previously in place in an amount not to exceed $300,000:	$	[ , ,	]

	(i)	costs relating to out of the money gas hedges based upon a historical policy of entering into fixed rate gas hedges in an amount not to exceed $16,800,000:	$	[ , ,	]

	(j)	cost savings relating to the Wallula Hog Fuel Boiler capital project in the event it is operational as of the Closing Date in an amount not to exceed $2,600,000:	$	[ , ,	]

	(k)	costs and lost revenue associated with the cold outage of the recovery boiler at the DeRidder Mill:	$	[ , ,	]

	(l)	Transaction Costs:	$	[ , ,	]

EXHIBIT C-A-1

(m)	severance costs, facility closure and related restructuring costs incurred within 18 months of the Closing Date, in an aggregate amount for all periods not to exceed $10,000,000:	$	[ , ,	]

(n)	any non-recurring costs and expenses related to (1) any public or private offering of Equity Interests of Holdings or Borrower, (2) any investment or acquisition permitted by Section 6.6 of the Credit Agreement or (3) recapitalizations or Indebtedness permitted by Section 6.1 of the Credit Agreement:	$	[ , ,	]

(o)	any unrealized Statement of Financial Accounting Standards No. 133 loss in respect of any Hedge Agreement:	$	[ , ,	]

(p)	any non-cash losses attributable to the early extinguishment of Indebtedness:	$	[ , ,	]

(q)	unusual or non-recurring non-cash losses:	$	[ , ,	]

(r)	other non-cash charges reducing Consolidated Net Income[1]:	$	[ , ,	]

(s)	to the extent covered by insurance and actually reimbursed or otherwise paid, or so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed or otherwise paid by the insurer within 12 months of the applicable liability or casualty event or incurrence of expenses or losses relating to business interruption, expenses with respect to liability or casualty events and expenses or losses relating to business interruption:	$	[ , ,	]

(t)	expenses to the extent covered by contractual indemnification or refunding provisions in favor of Holdings or one of its Subsidiaries and actually paid or refunded, or such expenses so long as Holdings or the Borrower had made a determination that there exists reasonable evidence that such amount will in act be paid or refunded by the indemnifying party or other obligor within 12 months of the event resulting in such indemnification or refund:	$	[ , ,	]

(u)	all costs, fees, expenses and any one time payments made related to any Permitted Acquisitions:	$	[ , ,	]

1	Excluding any such non-cash charge to the extent that it represents an accrual or reserve for potential cash charges in any future period or amortization of a prepaid cash charge that was paid in a prior period.

EXHIBIT C-A-2

	(v)	all non-cash losses resulting from any purchase accounting adjustments, amortizations, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with the Acquisition and related transactions thereto, any Permitted Acquisition or any merger, consolidation or similar transaction not prohibited by the Credit Agreement:	$	[ , ,	]

(ii)	(a)	any unrealized Statement of Financial Accounting Standards No. 133 gain in respect of any Hedge Agreement:	$	[ , ,	]

	(b)	any non-cash gains attributable to the early extinguishment of Indebtedness:	$	[ , ,	]

	(c)	unusual or non-recurring non-cash gains:	$	[ , ,	]

	(d)	all non-cash gains resulting from any purchase accounting adjustments, amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with the Acquisition and related transactions thereto, any Permitted Acquisition or any merger, consolidation or similar transaction not prohibited by the Credit Agreement:	$	[ , ,	]

	(e)	any amount added pursuant to clause (i)(s) above, but not actually reimbursed to or otherwise received by the Borrower within 12 months of the applicable liability or casualty event or incurrence of expenses or losses relating to business interruption:	$	[ , ,	]

	(f)	any amount added pursuant to clause (i)(t) above, but not actually refunded to or received by the Borrower within 12 months of the event resulting in such indemnification or refund:	$	[ , ,	]

	(g)	other non-cash gains increasing Consolidated Net Income[1]:	$	[ , ,	]

2. Consolidated Capital Expenditures:			$	[ , ,	]

3. Consolidated Interest Expense:			$	[ , ,	]

4. Consolidated Excess Cash Flow: (i) - (ii) =			$	[ , ,	]

(i)	(a)	Consolidated Adjusted EBITDA:	$	[ , ,	]

1	Excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash gain in any prior period.

EXHIBIT C-A-3

	(b)	Consolidated Working Capital Adjustment:	$	[ , ,	]

(ii)	(a)	scheduled repayments of Indebtedness for borrowed money and scheduled repayments of obligations under Capital Leases[1]:	$	[ , ,	]

	(b)	Consolidated Capital Expenditures[2]:	$	[ , ,	]

	(c)	Consolidated Interest Expense:	$	[ , ,	]

	(d)	provisions for current taxes based on income of Holdings and its Subsidiaries and payable in cash with respect to such period:	$	[ , ,	]

	(e)	the aggregate amount of consideration to be paid in cash during such period for Permitted Acquisitions to the extent not financed (x) by incurring Indebtedness that, in accordance with GAAP, constitutes a long-term liability, (y) with the Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds of prepayment events described in Section 2.14 of the Credit Agreement or (z) with the proceeds from the issuance of Equity Interests:	$	[ , ,	]

	(f)	the amount of any expenses related to severance costs, facility closure and related restructuring costs incurred in connection with the Acquisition and paid within 18 months of the Closing Date by any of Holdings, the Borrower or its Subsidiaries which expenses are not otherwise deducted in calculating Consolidated Net Income of Holdings, Borrower and its Subsidiaries as a result of the application of purchase accounting principles:	$	[ , ,	]

	(g)	the amount of any costs, fees, expenses and one time payments made related to any Permitted Acquisition and paid within 18 months of the date of consummation of such Permitted Acquisition by any of Holdings, Borrower or its Subsidiaries which expenses are not otherwise deducted in calculating the Consolidated Net Income of Holdings, Borrower and its consolidated Subsidiaries:	$	[ , ,	]

5. Consolidated Net Income: (i) - (ii) =			$	[ , ,	]

(i)	the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP:		$	[ , ,	]

1	Excluding any interest expense portion thereof.
2	Net of any proceeds of (y) any related financings with respect to such expenditures and (z) any sales of assets used to finance such expenditures.

EXHIBIT C-A-4

(ii)	(a)	the income (or loss) of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person:	$	[ , ,	]

	(b)	the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by Holdings or any of its Subsidiaries:	$	[ , ,	]

	(c)	the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary:	$	[ , ,	]

	(d)	any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan:	$	[ , ,	]

	(e)	to the extent not included in clauses (ii)(a) through (d) above, any net extraordinary gains or net extraordinary losses:	$	[ , ,	]

6. Consolidated Total Debt:			$	[ , ,	]

7. Consolidated Working Capital: (i) - (ii) =			$	[ , ,	]

(i)	Consolidated Current Assets:		$	[ , ,	]

(ii)	Consolidated Current Liabilities:		$	[ , ,	]

8. Consolidated Working Capital Adjustment: (i) - (ii) =			$	[ , ,	]

(i)	Consolidated Working Capital as of the beginning of such period:		$	[ , ,	]

(ii)	Consolidated Working Capital as of the end of such period:		$	[ , ,	]

EXHIBIT C-A-5

9. Leverage Ratio: (i)/(ii) =

(i)	Consolidated Total Debt		$	[ , ,	]

(ii)	Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ended:		$	[ , ,	]

		Actual:		. :1.00
		Required:		. :1.00

10. Maximum Consolidated Capital Expenditures

		Actual:	$	[ , ,	]
		Required:		$172,500,000

plus, the excess, if any, (but in no event more than $86,250,000) of such amount for the previous Fiscal Year over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year:			$	[ , ,	]

EXHIBIT C-A-6

EXHIBIT D TO

SECOND LIEN CREDIT AND GUARANTY AGREEMENT

[RESERVED]

EXHIBIT D-1

EXHIBIT E TO

SECOND LIEN CREDIT AND GUARANTY AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Second Lien Credit and Guaranty Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the Loans (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:	[and is an Affiliate/Approved Fund1]

3. Borrower(s):	BOISE PAPER HOLDINGS, L.L.C.

4. Administrative Agent:	LEHMAN COMMERCIAL PAPER INC., as the administrative agent under the Credit Agreement

5. Credit Agreement:

The $260,700,000 Second Lien Credit and Guaranty Agreement dated as of February 22, 2008 among BOISE PAPER HOLDINGS, L.L.C., a Delaware limited liability company, as successor by merger to ALDABRA SUB LLC, a Delaware limited liability company (the “Borrower”), ALDABRA HOLDING SUB LLC, a Delaware limited liability company, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and as Collateral Agent, GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, and the other agents parties thereto.

6. Assigned Interest:

1	Select as applicable

EXHIBIT E-1

Aggregate Amount of Loans for all Lenders	Amount of Loans Assigned	Percentage Assigned of Loans[1]
$	$	%
$	$	%
$	$	%

Effective Date:                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7. Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention:	Attention:
Telecopier:	Telecopier:

with a copy to:	with a copy to:

Attention:	Attention:
Telecopier:	Telecopier:

Wire Instructions:	Wire Instructions:

1	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

EXHIBIT E-2

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]1 Accepted:

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:
Title:

[Consented to and][2] Accepted:

BOISE PAPER HOLDINGS, L.L.C.

By:
Title:

1	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
2	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

EXHIBIT E-3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1.	Representations and Warranties.

1.1	Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2	Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Non-US Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.	Payments. All payments with respect to the Assigned Interests shall be made on the Effective Date as follows:

2.1	With respect to Assigned Interests for Loans, unless notice to the contrary is delivered to the Lender from the Administrative Agent, payment to the Assignor by the Assignee in respect of the Assigned Interest shall include such compensation to the Assignor as may be agreed upon by the Assignor and the Assignee with respect to all unpaid interest which has accrued on the Assigned Interest to but excluding the Effective Date. On and after the applicable Effective Date, the Assignee shall be entitled to receive all interest paid or payable with respect to the Assigned Interest, whether such interest accrued before or after the Effective Date.

EXHIBIT E-4

3.	General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective permitted successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy or electronic transmission (in .pdf format) shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof.

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EXHIBIT E-5

EXHIBIT F TO

SECOND LIEN CREDIT AND GUARANTY AGREEMENT

CERTIFICATE RE NON-BANK STATUS

Reference is made to that certain Second Lien Credit and Guaranty Agreement, dated as of February 22, 2008 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among BOISE PAPER HOLDINGS, L.L.C., a Delaware limited liability company, as successor by merger to ALDABRA SUB LLC, a Delaware limited liability company (“Borrower”), ALDABRA HOLDING SUB LLC, a Delaware limited liability company, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and as Collateral Agent, GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, and LEHMAN BROTHERS INC., as Documentation Agent. Pursuant to Section 2.20(e) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT F-1

EXHIBIT G-1 TO

SECOND LIEN CREDIT AND GUARANTY AGREEMENT

CLOSING DATE CERTIFICATE

The undersigned duly authorized officer of ALDABRA SUB LLC, a Delaware limited liability company (“Borrower”), hereby certifies as follows:

1. I have reviewed the terms of Section 3 of the Second Lien Credit and Guaranty Agreement, dated as of February 22, 2008 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, BOISE PAPER HOLDINGS, L.L.C., a Delaware limited liability company, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and as Collateral Agent, GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, and LEHMAN BROTHERS INC., as Documentation Agent, and the definitions and provisions contained in the Credit Agreement relating thereto, and in my opinion I have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

2. Based upon my review and examination described in paragraph 1 above, I certify, on behalf of Borrower, that as of the date hereof:

(a) the representations and warranties contained in each of the Credit Documents are true and correct in all material respects (except that any representation or warranty that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the Closing Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (except that any representation or warranty that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects) on and as of such earlier date; provided that any reference to Material Adverse Effect shall be deemed to mean a Material Adverse Change;

(b) All applicable waiting periods have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the Related Agreements or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing are pending, and the time for any applicable agency to take action to set aside its consent on its own motion has expired; and

(c) no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default; provided that any reference to Material Adverse Effect shall be deemed to mean a Material Adverse Change (other than for the purpose of determining whether an Event of Default under Section 8.1(c) and/or Section 8.1(e) of the Credit Agreement has occurred).

3. Attached as Annex A hereto are true and complete (and, where applicable, executed and conformed) copies of each of the Related Agreements.

4. Attached hereto as Annex B are true, complete and correct copies of (a) the Historical Financial Statements, (b) pro forma consolidated balance sheets of Holdings and its Subsidiaries as at December 31, 2007 reflecting the consummation of the Acquisition, the related financings and the other transactions contemplated by the Credit Documents and the Related Agreements to occur on or prior to the Closing Date, which pro forma

EXHIBIT G-1

financial statements shall meet the requirements of Regulation S-X for Form S-1 registration statements (other than (A) the adjustments to Consolidated Adjusted EBITDA set forth in clauses (e) through (k) of the definition thereof, (B) as required by Rule 3-10 of Regulation S-X and (C) other adjustments as Arrangers and Borrower have agreed are appropriate prior to the Closing Date), and (c) the Projections.

The foregoing certifications are made and delivered as of February 22, 2008.

ALDABRA SUB LLC

By:
Name:
Title:

EXHIBIT G-2

EXHIBIT G-2 TO

SECOND LIEN CREDIT AND GUARANTY AGREEMENT

SOLVENCY CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1. I am the Chief Financial Officer of ALDABRA SUB LLC, a Delaware limited liability company (“Borrower”).

2. Reference is made to that certain Second Lien Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, BOISE PAPER HOLDINGS, L.L.C., ALDABRA HOLDING SUB LLC, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and as Collateral Agent, GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, and LEHMAN BROTHERS INC., as Documentation Agent.

3. I have reviewed the terms of Sections 3 and 4 of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto, together with each of the Related Agreements, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

4. Based upon my review and examination described in paragraph 3 above, I certify, as the Chief Financial Officer of Borrower and not in my individual capacity, that as of the date hereof, after giving effect to the consummation of the transactions contemplated by the Related Agreements, the related financings and the other transactions contemplated by the Credit Documents and the Related Agreements, Borrower and its Subsidiaries are Solvent on a consolidated basis.

The foregoing certifications are made and delivered as of February 22, 2008.

ALDABRA SUB LLC

By:
Name:
Title:	Chief Financial Officer

EXHIBIT H TO

SECOND LIEN CREDIT AND GUARANTY AGREEMENT

COUNTERPART AGREEMENT

This COUNTERPART AGREEMENT, dated [mm/dd/yy] (this “Counterpart Agreement”) is delivered pursuant to that certain Second Lien Credit and Guaranty Agreement, dated as of February 22, 2008 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among BOISE PAPER HOLDINGS, L.L.C., a Delaware limited liability company, as successor by merger to ALDABRA SUB LLC, a Delaware limited liability company (“Borrower”), ALDABRA HOLDING SUB LLC, a Delaware limited liability company, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and as Collateral Agent, GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, and LEHMAN BROTHERS INC., as Documentation Agent.

Section 1. Pursuant to Section 5.10 of the Credit Agreement, the undersigned hereby:

(a) agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b) represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Credit Document and applicable to the undersigned is true and correct in all material respects both before and immediately after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date;

(c) no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default;

(d) agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Section 7 of the Credit Agreement; and

(e) the undersigned hereby (i) agrees that this counterpart may be attached to the Pledge and Security Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the Pledge and Security Agreement as if it were an original signatory thereto, (iii) grants to Collateral Agent a security interest in all of the undersigned’s right, title and interest in and to substantially all “Collateral” (as such term is defined in the Pledge and Security Agreement) of the undersigned, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (iv) delivers to Collateral Agent supplements to all schedules required to be delivered under the Pledge and Security Agreement. All such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the Pledge and Security Agreement.

Section 2. The undersigned agrees from time to time, upon the request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative

EXHIBIT H-1

Agent may reasonably request (subject to the terms of the Intercreditor Agreement) to effect the transactions contemplated by, and to carry out the intent of, this Counterpart Agreement. Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Counterpart Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Counterpart Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Counterpart Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page to this Counterpart Agreement by facsimile or electronic transmission (in .pdf format) shall be as effective as delivery of a manually signed counterpart of this Counterpart Agreement

THIS COUNTERPART AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

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EXHIBIT H-2

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Address for Notices:

Attention:
Telecopier

with a copy to:

Attention:
Telecopier

ACKNOWLEDGED AND ACCEPTED,

as of the date above first written:

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent

By:
Name:
Title:

LEHMAN COMMERCIAL PAPER INC., as Collateral Agent

By:
Name:
Title:

EXHIBIT H-3

EXHIBIT I TO

SECOND LIEN CREDIT AND GUARANTY AGREEMENT

PLEDGE AND SECURITY AGREEMENT (SECOND LIEN)

[PROVIDED UNDER A SEPARATE COVER]

Exhibit I-1

PLEDGE AND SECURITY AGREEMENT (SECOND LIEN)

dated as of February 22, 2008

between

EACH OF THE GRANTORS PARTY HERETO

and

LEHMAN COMMERCIAL PAPER INC.,

as Collateral Agent

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SECTION 9.	REMEDIES	27
9.1	Generally	27
9.2	Application of Proceeds	28
9.3	Sales on Credit	28
9.4	Investment Related Property	29
9.5	Grant of Intellectual Property License	29
9.6	Intellectual Property	29
9.7	Cash Proceeds; Deposit Accounts	31

SECTION 10.	COLLATERAL AGENT	31

SECTION 11.	CONTINUING SECURITY INTEREST; TRANSFER OF LOANS	32

SECTION 12.	STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM	32

SECTION 13.	MISCELLANEOUS	33

SCHEDULE 5.1 — GENERAL INFORMATION

SCHEDULE 5.2 — COLLATERAL IDENTIFICATION

SCHEDULE 5.4 — FINANCING STATEMENTS

SCHEDULE 5.5 — LOCATION OF EQUIPMENT AND INVENTORY

EXHIBIT A — PLEDGE SUPPLEMENT

EXHIBIT B — UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT C — SECURITIES ACCOUNT CONTROL AGREEMENT

EXHIBIT D — DEPOSIT ACCOUNT CONTROL AGREEMENT

EXHIBIT E — TRADEMARK SECURITY AGREEMENT

EXHIBIT F — COPYRIGHT SECURITY AGREEMENT

EXHIBIT G — PATENT SECURITY AGREEMENT

ii

This PLEDGE AND SECURITY AGREEMENT (Second Lien), dated as of February 22, 2008 (this “Agreement”), between Aldabra Holding Sub LLC, a Delaware limited liability company (“Holdings”), Aldabra Sub LLC, a Delaware limited liability company (“Aldabra” and, prior to the BPH Merger (as defined below), the “Borrower”, to be merged (the “BPH Merger”) with and into Boise Paper Holdings, L.L.C., a Delaware limited liability company (“BPH” and, after the BPH Merger, the “Borrower”)) and each of the undersigned, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (other than the Collateral Agent, collectively, the “Grantors” and each, a “Grantor”), and Lehman Commercial Paper Inc., as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, together with its successors and permitted assigns, the “Collateral Agent”).

RECITALS:

WHEREAS, reference is made to that certain Second Lien Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Borrower, Holdings, certain subsidiaries of Aldabra, as Guarantors, the lenders party thereto from time to time (the “Lenders”), Lehman Commercial Paper Inc., as Administrative Agent and Collateral Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, and Lehman Brothers Inc., as Documentation Agent;

WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders as set forth in the Credit Agreement, each Grantor has agreed to secure such Grantor’s Obligations under the Credit Documents as set forth herein;

WHEREAS, in order to secure the obligations under the First Lien Credit Agreement, Hedge Agreements and (if requested by Borrower) Treasury Services Agreements, Grantors are concurrently granting to the First Lien Collateral Agent for the benefit of the holders of such obligations, a first priority security interest in the Collateral (it being understood that the relative rights and priorities of the grantees in respect of the Collateral are governed by the Intercreditor Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Borrower, the First Lien Collateral Agent and the Collateral Agent); and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows:

SECTION 1. DEFINITIONS; GRANT OF SECURITY.

1.1 General Definitions. In this Agreement, the following terms shall have the following meanings:

“Additional Grantors” shall have the meaning assigned in Section 7.3.

“Agreement” shall have the meaning set forth in the preamble.

“Aldabra” shall have the meaning set forth in the preamble.

“Borrower” shall have the meaning set forth in the preamble.

“BHK” shall have the meaning assigned in Section 2.2.

“BPH” shall have the meaning set forth in the preamble.

“BPH Merger” shall have the meaning set forth in the preamble.

“Cash Proceeds” shall have the meaning assigned in Section 9.7.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Account” shall mean any account established by the Collateral Agent.

“Collateral Agent” shall have the meaning set forth in the preamble.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, electronic records, computer printouts, tapes, disks and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Control” shall mean: (1) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC, (2) with respect to any Securities Accounts, Security Entitlements, Commodity Contracts or Commodity Accounts, control within the meaning of Section 9-106 of the UCC, (3) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the UCC, (4) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (5) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC and (6) with respect to Letter of Credit Rights, control within the meaning of Section 9-107 of the UCC.

“Copyright Licenses” shall mean any and all agreements providing for the grant of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 5.2 (II) under the heading “Copyright Licenses” (as such schedule may be amended or supplemented from time to time), and all rights under any such agreement.

“Copyrights” shall mean all United States and foreign copyrights, including but not limited to copyrights in software and all rights in and to databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, moral rights, reversionary interests, termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to on Schedule 5.2(II) under the heading “Copyrights” (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, now and hereinafter due and/or payable thereunder, including, without limitation, royalties, income, payments, claims, damages and proceeds of suit.

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“Credit Agreement” shall have the meaning set forth in the recitals.

“Discharge of First Lien Obligations” shall have the meaning set forth in the Intercreditor Agreement.

“Excluded Asset” shall mean any asset of any Grantor excluded from the security interest hereunder by virtue of Section 2.2 hereof but only to the extent, and for so long as, so excluded thereunder.

“Grantors” shall have the meaning set forth in the preamble.

“Holdings” shall have the meaning set forth in the preamble.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, collectively, the Copyrights, the Patents, the Trademarks, the Trade Secrets, the Internet domain names, and the rights granted to any of the Grantors under the Intellectual Property Licenses.

“Intellectual Property Licenses” shall mean, collectively, the Copyright Licenses, the Patent Licenses, the Trade Secret Licenses and the Trademark Licenses.

“Intercreditor Agreement” shall have the meaning set forth in the recitals hereto.

“Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt and the Investment Accounts.

“Lenders” shall have the meaning set forth in the recitals.

“Material Intellectual Property” shall mean any Intellectual Property of a Grantor (including, without limitation, the rights granted to a Grantor under the Material Trademark License) which is included in the Collateral and is material to the business of such Grantor.

“Material Trademark License” shall mean that certain Intellectual Property License Agreement by and between Boise Cascade, LLC as licensor and Boise Paper Holdings, L.L.C., as licensee, dated September 7, 2007 (as it may be from time to time amended, restated, modified or supplemented).

“Patent Licenses” shall mean all agreements providing for the grant of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 5.2(II) under the heading “Patent Licenses” (as

3

such schedule may be amended or supplemented from time to time), and all rights under any such agreement.

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to on Schedule 5.2(II) hereto under the heading “Patents” (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, now and hereinafter due and/or payable thereunder, including, without limitation, royalties, income, payments, claims, damages, and proceeds of suit.

“Pledge Supplement” shall mean any supplement to this agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean all Indebtedness for borrowed money owed to such Grantor, including, without limitation, all Indebtedness described on Schedule 5.2(I) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any such Indebtedness.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

“Pledged LLC Interests” shall mean all interests directly owned by a Grantor in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 5.2(I) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any direct interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” shall mean all interests directly owned by a Grantor in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 5.2(I) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any direct interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” shall mean all shares of capital stock directly owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 5.2(I)

4

under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any direct interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Pledged Trust Interests” shall mean all interests directly owned by a Grantor in a Delaware business trust or other direct trust including, without limitation, all direct trust interests listed on Schedule 5.2(I) under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any direct interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written, electronic or other tangible forms of information related in any way to the foregoing or any Receivable.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Secured Parties” shall mean the Agents and the Lenders, and shall include, without limitation, all former Agents and Lenders to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents and Lenders and such Obligations (other than contingent obligations) have not been paid or satisfied in full.

“Trademark Licenses” shall mean any and all agreements providing for the grant of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to on Schedule 5.2 (II) under the heading

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“Trademark Licenses” (as such schedule may be amended or supplemented from time to time), and all rights under such agreement.

“Trademarks” shall mean all registered and unregistered, common law, state, United States, multinational, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 5.2(II) under the heading “Trademarks” (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, now and hereinafter due and/or payable thereunder, including, without limitation, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secret Licenses” shall mean any and all written agreements providing for the grant of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) and all rights under any such agreement, and rights under such agreement.

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all Proceeds of the foregoing, including, without limitation, royalties, income, payments, claims, damages, and proceeds of suit.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“U.S. Copyrights” shall mean copyrights that are registered with, or for which an application for registration has been filed with, the United States Copyright Office.

“U.S. Patents” shall mean patents that have been issued by, or for which an application for a patent has been filed with, the United States Patent and Trademark Office.

“U.S. Registered Intellectual Property” shall mean the U.S. Copyrights, the U.S. Patents, the Internet domain names, and the U.S. Trademarks.

“U.S. Trademarks” shall mean trademarks that have been registered by, or for which an application for registration has been filed with, the United States Patent and Trademark Office.

“United States” or “U.S.” shall mean the United States of America.

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1.2 Definitions; Interpretation.

(a) In this Agreement, the following capitalized terms shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Account, Account Debtor, As-Extracted Collateral, Bank, Certificated Security, Chattel Paper, Consignee, Consignment, Consignor, Commercial Tort Claims, Commodity Account, Commodity Contract, Deposit Account, Document, Entitlement Order, Equipment, Electronic Chattel Paper, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivable, Instrument, Inventory, Letter of Credit Right, Manufactured Home, Money, Payment Intangible, Proceeds, Record, Securities Account, Securities Intermediary, Security Certificate, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b) All other capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. The incorporation by reference of terms defined in the Credit Agreement shall survive any termination of the Credit Agreement until this Agreement is terminated as provided in Section 11 hereof. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. Any references in this Agreement to “Articles” and/or “Sections” which make reference to any particular piece of legislation or statute, including, without limitation, the Bankruptcy Code and/or the UCC shall for greater certainty mean the equivalent section in the applicable piece of legislation to the extent that the context implies reference to such other similar or equivalent legislation as in effect from time to time in any other applicable jurisdiction, as applicable. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

1.3 Intercreditor Agreement. All rights and obligations of the Collateral Agent under this Agreement shall be subject to the Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, the Liens and security interests granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject in all respects to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, such conflict shall be resolved in accordance with Section 8.1 of the Intercreditor Agreement. Any reference in this Agreement to “second priority lien” or words of similar effect in describing the security interests created hereunder shall be understood to refer to such priority as set forth in the Intercreditor Agreement. All representations, warranties and covenants in this Agreement shall be subject to the provisions and qualifications set forth in this Section 1.3. All provisions of this

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Agreement and the other Credit Documents (including, without limitation, all further assurances provisions, conditions precedent, grants of power of attorney, representations, provisions regarding application of proceeds, warranties, covenants (both affirmative and negative), defaults, events of default and other agreements herein and therein) shall be deemed to be modified to the extent necessary to recognize that First Lien Collateral Agent holds a Lien senior and prior to that of the Collateral Agent against the Collateral and it is hereby expressly understood that any covenants of any Grantor contained herein to (a) deliver Collateral to the Collateral Agent, (b) comply with any instruction of the Collateral Agent with respect to the Collateral or (c) take steps to better the quality of perfection of the Collateral Agent in the Collateral shall be expressly subject to the Intercreditor Agreement, and it is further understood that the failure of any Grantor to comply with the terms and conditions hereof or thereof shall not cause any Default or Event of Default if such compliance would have been inconsistent with the Intercreditor Agreement.

SECTION 2. GRANT OF SECURITY.

2.1 Grant of Security. Each Grantor hereby grants to the Collateral Agent for its benefit and for the benefit of the Secured Parties a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

(a) Accounts;

(b) Chattel Paper (including Electronic Chattel Paper);

(c) Documents;

(d) General Intangibles;

(e) Goods (including, without limitation, Inventory and Equipment);

(f) Instruments;

(g) Insurance;

(h) Intellectual Property;

(i) Investment Related Property (including, without limitation, Deposit Accounts) and certificates of deposit;

(j) letters of credit and Letter of Credit Rights;

(k) Money;

(l) Receivables and Receivable Records;

(m) Commercial Tort Claims now or hereafter described on Schedule 5.2;

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(n) to the extent not otherwise included above, all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(o) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to (a) any lease, license, contract, property rights or agreement to which any Grantor is a party, any of its rights or interests thereunder or any property to which Grantor has any right, title or interest which is subject to any such lease, license, contract, property right or agreement if and for so long as the grant of such security interest (i) shall constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein, (ii) would give any other party to such lease, license, contract, property right or agreement the right to terminate its obligations thereunder, (iii) would cause the forfeiture or require the transfer of any property subject to such lease, license, contract, property right or agreement or (iv) is prohibited by or in violation of (1) any law, rule or regulation applicable to such Grantor or governing any such lease, license, contract, property right or agreement, or (2) a term, provision or condition of any such lease, license, contract, property right or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided however that the Collateral shall include (and such security interest shall attach) immediately at such time as (w) the condition causing such abandonment, invalidity or unenforceability, (x) the right to terminate, (y) the condition causing such forfeiture or transfer or (z) the contractual or legal prohibition, in each case, shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property right or agreement not subject to the prohibitions specified in (i), (ii), (iii) or (iv) above; provided further that the exclusions referred to in clause (a) of this Section 2.2 shall not include any Proceeds of any such lease, license, contract, property right or agreement; (b) any of the outstanding Equity Interests of a first-tier Foreign Subsidiary in excess of 65% of the voting power of all classes of Equity Interests in such Foreign Subsidiary entitled to vote; provided that immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of Equity Interests in such first-tier Foreign Subsidiary without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of Equity Interests of such Foreign Subsidiary; (c) all Equity Interests of Foreign Subsidiaries which are not first-tier Foreign Subsidiaries; (d) Equipment owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or capitalized lease obligation permitted to be incurred pursuant to the Credit Agreement, for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or capitalized lease obligation) validly prohibits the creation of any other Lien on such Equipment; (e) any interest in joint ventures and non-wholly owned Subsidiaries which cannot be pledged without the consent of one or more third parties; (f) any intent-to-use trademark application prior to the filing and acceptance by the United States Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent that, and solely during the period, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable law; (g) any motor vehicles, trailers, tractors and other like property title thereto

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which is governed or evidenced by a certificate of title or ownership or similar document; (h) Equity Interests in Boise Hong Kong Limited (“BHK”) so long as BHK does not account for more than $2,500,000 of Consolidated Adjusted EBITDA during any Fiscal Year of Borrower; (i) any Margin Stock held by any Credit Party; and (j) any assets with respect to which the Collateral Agent and the Borrower shall reasonably determine that the cost of creating and/or perfecting a security interest therein is excessive in relation to the benefit to the Secured Parties. Notwithstanding anything contained herein to the contrary, (x) except as otherwise provided for in this Agreement, the Grantors shall not be required to take any action intended to cause any Excluded Asset to constitute Collateral, (y) each defined term used in describing types or categories of Collateral, including those used in Sections 2.1 (a) through (o) above, shall be deemed to exclude all Excluded Assets and (z) none of the representations, warranties and covenants shall be deemed to apply to any property constituting Excluded Assets.

SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1 Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations with respect to every Grantor (the “Secured Obligations”).

3.2 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests, Pledged Trust Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests, Pledged Trust Interests or Pledged LLC Interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4. CERTAIN PERFECTION REQUIREMENTS

4.1 Delivery Requirements.

(a) With respect to any Certificated Securities included in the Collateral, each Grantor shall deliver to the Collateral Agent the Security Certificates evidencing such Certificated Securities duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Collateral Agent or in blank; provided, however, that until the Discharge of First Lien Obligations has occurred, the

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requirements for delivery under this paragraph shall be deemed to have been satisfied by delivery of such Collateral to the First Lien Collateral Agent.

(b) With respect to any Instruments (including any certificates of deposit) or Tangible Chattel Paper included in the Collateral, each Grantor shall deliver to the Collateral Agent all such Instruments or Tangible Chattel Paper to the Collateral Agent duly indorsed in blank; provided, however, that such delivery requirement shall not apply to any Instruments (including any certificates of deposit) or Tangible Chattel Paper having a face amount of less than $500,000 individually or $1,000,000 in the aggregate; provided, however, that until the Discharge of First Lien Obligations has occurred, the requirements for delivery under this paragraph shall be deemed to have been satisfied by delivery of such Collateral to the First Lien Collateral Agent.

4.2 Control Requirements.

(a) With respect to any Deposit Accounts (including any certificates of deposit), Securities Accounts, Security Entitlements, Commodity Contracts and Commodity Accounts included in the Collateral, each Grantor shall cause the Collateral Agent to have Control thereof (i) within 60 days after the Closing Date (or such longer period as the Collateral Agent may approve) for any Deposit Accounts (including any certificates of deposit), Securities Accounts, Security Entitlements, Commodity Contracts and Commodity Accounts set forth on Schedule 5.2(I) as of the Closing Date or (ii) within 60 days (or such longer period as the Collateral Agent may approve) after the opening of or entering into any Deposit Account (including any certificate of deposit), Securities Account, Security Entitlement, Commodity Contract and Commodity Account; provided, however, that such Control requirement shall not apply to any Deposit Accounts (including any certificates of deposit), Securities Accounts, Security Entitlements, Commodity Contracts and Commodity Accounts (A) exclusively used for all or any of payroll, benefits, taxes, escrow, customs, insurance impress accounts or other fiduciary purposes, (B) any disbursement account that is a zero balance account, (C) maintained with a foreign bank or foreign securities intermediary with a value of less than, or having funds or other assets credited thereto with a value of less than, $10,000,000 in the aggregate for all such Deposit Accounts (including certificates of deposit), Securities Accounts, Security Entitlements, Commodity Contracts and Commodity Accounts or (D) with a value of less than, or having funds or other assets credited thereto with a value of less than (i) $5,000,000 in the aggregate at the close of business on any day and (ii) $10,000,000 in the aggregate at any time outstanding, in each case for all such Deposit Accounts (including any certificates of deposit), Securities Accounts, Security Entitlements, Commodity Contracts and Commodity Accounts. With respect to any such Securities Accounts or such Securities Entitlements, such Control shall be accomplished by the Grantor causing the Securities Intermediary maintaining such Securities Account or such Security Entitlement to enter into an agreement substantially in the form of Exhibit C hereto (or such other agreement in form and substance reasonably satisfactory to the Collateral Agent) pursuant to which the Securities Intermediary shall agree to comply with the First Lien Collateral Agent’s or the Collateral Agent’s, as the case may be, “entitlement orders” without further consent by such Grantor; provided, however, the Collateral Agent agrees that it shall not issue any entitlement orders unless an Event of Default has occurred and is continuing. With respect to any Deposit Account (including any certificate of deposit), each Grantor shall cause the depositary institution maintaining such account to enter into an agreement substantially in the form of Exhibit D hereto (or such other agreement in form and substance reasonably satisfactory to the Collateral Agent), pursuant to which the Bank shall agree to comply with the First Lien Collateral Agent’s or the Collateral Agent’s, as the case may be, instructions with respect to disposition of funds in such Deposit Account without further consent by such Grantor;

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provided, however, the Collateral Agent agrees that it shall not issue any entitlement orders unless an Event of Default has occurred and is continuing. With respect to any Commodity Accounts or Commodity Contracts, each Grantor shall cause Control in favor of the Collateral Agent in a manner reasonably acceptable to the Collateral Agent (subject to the interest of the First Lien Collateral Agent until the Discharge of First Lien Obligations has occurred).

(b) If any Grantor at any time holds or acquires an interest in any Uncertificated Security included in the Collateral (other than any Uncertificated Securities credited to a Securities Account), each Grantor shall cause the issuer of such Uncertificated Security to either (i) register the Collateral Agent as the registered owner thereof (subject to the interest of the First Lien Collateral Agent until the Discharge of First Lien Obligations has occurred) on the books and records of the issuer or (ii) execute an agreement substantially in the form of Exhibit B hereto (or such other agreement in form and substance reasonably satisfactory to the Collateral Agent), pursuant to which such issuer agrees to comply with the First Lien Collateral Agent’s or the Collateral Agent’s, as the case may be, instructions with respect to such Uncertificated Security without further consent by such Grantor; provided, however, the Collateral Agent agrees that it shall not issue any entitlement orders unless an Event of Default has occurred and is continuing.

(c) With respect to any Letter of Credit Rights with respect to letters of credit with an undrawn face amount of more than $500,000 individually or $1,000,000 in the aggregate included in the Collateral (other than any Letter of Credit Rights constituting a Supporting Obligation for a Receivable in which the Collateral Agent has a valid and perfected security interest), Grantor shall cause the Collateral Agent to have Control thereof by obtaining the written consent of each issuer of each related letter of credit to the assignment of the proceeds of such letter of credit to (1) until the Discharge of the First Lien Obligations has occurred, the First Lien Collateral Agent and (2) thereafter, the Collateral Agent.

(d) With respect any Electronic Chattel Paper included in the Collateral, Grantor shall cause the Collateral Agent to have Control thereof; provided, however, that such Control requirement shall not apply to any Electronic Chattel Paper or transferable record having a face amount of less than $500,000 individually or $1,000,000 in the aggregate.

4.3 Intellectual Property Recording Requirements.

(a) With respect to any Collateral consisting of U.S. Patents constituting Material Intellectual Property, Grantor shall execute and deliver to the Collateral Agent a Patent Security Agreement in substantially the form of Exhibit G hereto (or a supplement thereto) covering all such U.S. Patents in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Agent in such U.S. Patents.

(b) With respect to any Collateral consisting of U.S. Trademarks (which includes, without limitation, U.S. Trademarks for which applications are pending that are not excluded under Section 2.2) constituting Material Intellectual Property, Grantor shall execute and deliver to the Collateral Agent a Trademark Security Agreement in substantially the form of Exhibit E hereto (or a supplement thereto) covering all such U.S. Trademarks in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Agent in such U.S. Trademarks.

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(c) With respect to any Collateral consisting of (i) U.S. Copyrights constituting Material Intellectual Property and (ii) Copyright Licenses of U.S. Copyrights constituting Material Intellectual Property, and for which any Grantor is the exclusive licensee of such U.S. Copyrights, Grantor shall execute and deliver to the Collateral Agent a Copyright Security Agreement in substantially the form of Exhibit F hereto (or a supplement thereto) covering all such Copyrights and Copyright Licenses in appropriate form for recordation with the U.S. Copyright Office with respect to the security interest of the Collateral Agent in such U.S. Copyrights.

(d) With respect to Collateral consisting of Patents, Trademarks or Copyrights constituting Material Intellectual Property registered in any foreign country, if an Event of Default shall have occurred and be continuing, Grantor shall promptly execute and deliver to the Collateral Agent any documents reasonably requested by the Collateral Agent and take all actions reasonably requested by the Collateral Agent and necessary to permit the Collateral Agent to record its security interest against such Patents, Trademarks, and Copyrights in the applicable filing office or registry in such foreign country and to create, perfect, preserve and enforce a valid and second priority security interest, subject to any Permitted Liens, in favor of the Collateral Agent in all such foreign-registered Intellectual Property.

(e) With respect to Collateral consisting of (i) Patent Licenses of U.S. Patents that constitute Material Intellectual Property, and (ii) Trademark Licenses of U.S. Trademarks that constitute Material Intellectual Property, for which any Grantor is the licensee of such U.S. Patents or U.S. Trademarks, Grantor shall promptly execute and deliver to the Collateral Agent any documents reasonably requested by the Collateral Agent and take all actions reasonably requested by the Collateral Agent as may be necessary to create, perfect, preserve and enforce a valid and second priority security interest, subject to any Permitted Liens, in favor of the Collateral Agent but, in any event excluding actions required to be taken by, or with respect to property owned by, the licensor under any such Patent License or Trademark License.

4.4 Other Actions.

(a) If any issuer of any Pledged Equity Interest is organized under a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or, in the Collateral Agent’s reasonable judgment, advisable under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent (in the case of priority, subject to Liens granted to the First Lien Collateral Agent).

(b) Each Grantor consents to the grant by each other Grantor of a Lien in all Investment Related Property to the Collateral Agent and without limiting the generality of the foregoing consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to, until the Discharge of the First Lien Obligations has occurred, the First Lien Collateral Agent and thereafter, to the Collateral Agent or its designee if an Event of Default has occurred and is continuing and to the substitution of the First Lien Collateral Agent or the Collateral Agent or their respective designees as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto if an Event of Default has occurred and is continuing.

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4.5 Timing and Notice. With respect to any Collateral in existence on the Closing Date, each Grantor shall comply with the requirements of Section 4 on the date hereof (unless otherwise specified in this Agreement) and with respect to any Collateral hereafter owned or acquired Grantor shall comply with such requirements within the time periods set forth in Section 4 or, if no such time period is specified, at the time of delivery of quarterly financial statements with respect to the Fiscal Quarter during which such Collateral is created or acquired pursuant to Section 5.1(b) of the Credit Agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

Each Grantor hereby represents and warrants that:

5.1 Grantor Information & Status.

(a) on the Closing Date, Schedule 5.1(A) & (B) (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings: (1) the full legal name of such Grantor, (2) all trade names or other names under which such Grantor currently conducts business, (3) the type of organization of such Grantor, (4) the jurisdiction of organization of such Grantor, (5) its organizational identification number, if any, and (6) the jurisdiction where the chief executive office or its sole place of business is, and for the one-year period preceding the date hereof has been, located;

(b) on the Closing Date, except as provided on Schedule 5.1(C) (as such schedule may be amended or supplemented from time to time), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the last year;

(c) on the Closing Date, other than in connection with Permitted Liens, it has not within the last year become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person (other than another Grantor), which has not heretofore been terminated with respect to any such Grantor other than the agreements identified on Schedule 5.1(D) (as such schedule may be amended or supplemented from time to time); and

(d) on the Closing Date, such Grantor has been duly organized and is validly existing as an entity of the type as set forth opposite such Grantor’s name on Schedule 5.1(A) (as such schedule may be amended or supplemented from time to time) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 5.1(A) (as such schedule may be amended or supplemented from time to time) and remains duly existing as such. Such Grantor has not filed any certificates of dissolution or liquidation, any certificates of domestication, transfer or continuance in any other jurisdiction.

5.2 Collateral Identification, Special Collateral.

(a) at the time of delivery of quarterly financial statements pursuant to Section 5.1(b) of the Credit Agreement (and in connection with a Permitted Acquisition where the acquisition consideration is in excess of $5,000,000 for such Permitted Acquisition), Schedule 5.2 (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings all of such Grantor’s: (1) Pledged Equity Interests, (2) Pledged Debt, (3)

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Deposit Accounts, Securities Accounts, Security Entitlements, Commodity Contracts and Commodity Accounts subject to Section 4.2 (a) above, (4) all United States and foreign registrations of and applications for patents, trademarks, Internet domain names, and copyrights owned by each Grantor, (5) all Patent Licenses, Trademark Licenses (including, without limitation, the Material Trademark License), Trade Secret Licenses and Copyright Licenses that, in each case, constitute Material Intellectual Property, (6) Commercial Tort Claims other than any Commercial Tort Claims having a value of less than $500,000 individually or $1,000,000 in the aggregate with each other Commercial Tort Claim not listed on Schedule 5.2, (7) Letter of Credit Rights for letters of credit having a value in excess of $500,000 individually or $1,000,000 in the aggregate, and (8) the name and address of any warehouseman, bailee or other third party in possession of any Inventory, Equipment and other tangible personal property other than any Inventory, Equipment or other tangible person property having a value less than $5,000,000 in the aggregate at each location. Each Grantor shall supplement such schedules as necessary to ensure that such schedules are accurate in all material respects at the time of delivery of quarterly financial statements with respect to the Fiscal Quarter most recently ended pursuant to Section 5.1(b) of the Credit Agreement;

(b) on the Closing Date, no material portion of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) As-Extracted Collateral, (3) Manufactured Homes, (4) Health-Care-Insurance Receivables; (5) timber to be cut (other than timber located on real property owned or leased by any Grantor as described on Schedule 5.2) or (6) aircraft (other than fractional interests therein), aircraft engines, satellites, ships or railroad rolling stock; and

(c) on the Closing Date, all written information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.3 Reserved.

5.4 Status of Security Interest.

(a) on the Closing Date, upon the timely and proper filing of financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 5.4 hereof (as such schedule may be amended or supplemented from time to time), the security interest of the Collateral Agent in all Collateral that can be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in any jurisdiction will constitute a valid, perfected, second priority Lien subject in the case of priority only, to any Permitted Liens with respect to Collateral. Other than the Collateral Agent, the First Lien Collateral Agent and any automatic control in favor of a Bank, Securities Intermediary or Commodity Intermediary maintaining a Deposit Account, Securities Account, Commodity Contract or Commodity Account, no Person is in Control of any Collateral;

(b) on the Closing Date, to the extent perfection or priority of the security interest therein is not subject to Article 9 of the UCC, and to the extent that the security interest of the Collateral Agent in Intellectual Property can be perfected by recording the Trademark Security Agreement, the Patent Security Agreement or the Copyright Security Agreement, as the case may be, with the United States Patent and Trademark Office or the United States Copyright Office, for the security interests granted hereunder in Collateral consisting of U.S. Patents, U.S. Trademarks, and U.S. Copyrights that are, in each case, set forth on Schedule 5.2, if such security

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interests are timely and properly recorded in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, the security interests granted to the Collateral Agent hereunder in such U.S. Copyrights, U.S. Patents and U.S. Trademarks shall constitute valid, perfected, second priority Liens (subject, in the case of priority only, to Permitted Liens); and

(c) on the Closing Date, no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (other than Pledged Equity Interests issued by a Foreign Subsidiary, foreign Intellectual Property, foreign deposit accounts or accounts maintained with foreign securities intermediaries) (whether specifically granted or created hereunder or created or provided for by applicable law), except (1) for the filings contemplated by clauses (a) and (b) above, (2) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities, (3) for authorizations, consents or approvals that have been obtained, (4) for actions required with respect to Receivables where the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign is an Account Debtor, (5) for actions required (A) pursuant to the terms of agreements the Collateral Agent has entered into with any landlord, warehouseman, bailee or other third party, (B) with respect to Collateral permitted under the Credit Documents to be in the possession of third parties or (C) with respect to Collateral constituting timber subject to timber deeds, authorizations, consents, approvals or actions by, or notices to or filings with, the owner of the real property where such timber is located, (6) for actions required pursuant to the terms of any agreement conferring Control on the Collateral Agent or any of its sub-agents, (7) authorizations, consents, approvals or other actions by, or notices to or filings with, holders of Permitted Liens, (8) authorizations, consents, approvals or other actions by, or notices to or filings with, third parties with respect to rights in Collateral or obligations to a secured party which are not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, (9) as may be required by the applicable court in connection with any Commercial Tort Claim, (10) as may be required in connection with enforcement against an Account Debtor under applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, (11) notices required to be given hereunder, (12) as may be required by laws generally applicable to the enforcement of remedies, (13) for any filings or actions required to perfect or record a Lien on, or security interest in, any Intellectual Property that arises under the laws of any country or jurisdiction other than the United States, (14) for actions required by the terms of any agreement, document or instrument constituting or governing any Collateral which are not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction, (15) for actions which are not required to be taken by the Grantors pursuant to the Credit Documents and (16) for actions with respect to Collateral with an aggregate fair market value of less than $5,750,000.

5.5 Goods & Receivables.

(a) on the Closing Date, each Receivable (1) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, (2) is enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization,

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moratorium or other similar laws, (3) is not and will not be subject to any credits, rights of recoupment, setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business) and (4) is and will be in compliance in all material respects with all applicable laws, whether federal, state, local or foreign;

(b) on the Closing Date, none of the Account Debtors in respect of any Receivable in excess of $1,000,000 individually or $2,000,000 in the aggregate is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign;

(c) on the Closing Date, any Goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in all material respects in compliance with the requirements of the Fair Labor Standards Act, as amended, and the rules and regulations promulgated thereunder; and

(d) on the Closing Date, other than any Inventory or Equipment (i) in transit, (ii) undergoing repairs, (iii) consisting of sales samples in the possession of employees in the ordinary course of business, (iv) in possession of the Collateral Agent or Lenders, (v) consisting of mobile equipment, (vi) of an immaterial value kept on the premises of customers in the ordinary course of business or (vii) having a value of less than $1,000,000 in the aggregate, all of the Equipment and Inventory included in the Collateral is located only at the locations specified in Schedule 5.5 (as such schedule may be amended or supplemented from time to time).

5.6 Pledged Equity Interests, Investment Related Property

(a) on the Closing Date, except as otherwise set forth on Schedule 5.1(I) (as such schedule may be amended or supplemented from time to time), all of the Pledged LLC Interests and Pledged Partnership Interests are or represent interests that by their terms provide that they are securities governed by the Uniform Commercial Code of an applicable jurisdiction.

5.7 Intellectual Property.

(a) on the Closing Date, each Grantor is the sole and exclusive owner of the entire right, title, and interest in and to all patents, copyrights, trademarks and Internet domain names listed on Schedule 5.2(II)(A) (as such schedule may be amended or supplemented from time to time), which are used in or necessary to conduct its business, free and clear of all Liens except for, in the case of priority only, Permitted Liens and the licenses set forth on Schedule 5.2, and each Intellectual Property License of Material Intellectual Property licensed to Grantor listed on Schedule 5.2(II)(B) (as such schedule may be amended or supplemented from time to time) is in full force and effect;

(b) on the Closing Date, each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every current registration and application of U.S. Copyrights, U.S. Patents and U.S. Trademarks owned by Grantor that, in each case, constitute Material Intellectual Property;

(c) on the Closing Date, to the Grantor’s actual knowledge, all Material Intellectual Property owned by a Grantor is valid and enforceable; and except as would not reasonably be expected to have a Material Adverse Effect, no holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative

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authority challenging the validity or scope of, or challenging such Grantor rights to own, license or use, any Material Intellectual Property owned by Grantor, and no such action or proceeding is currently pending or threatened against such Grantor in writing;

(d) on the Closing Date, all registrations of and applications for registration of, copyrights, patents and trademarks as well as Internet domain names that are set forth on Schedule 5.2(II)(A) (as such schedule may be amended or supplemented from time to time), are standing in the name of such Grantor, except as disclosed in Schedule 5.2(II)(C);

(e) on the Closing Date, each Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks that constitute Material Intellectual Property;

(f) on the Closing Date, to such Grantor’s actual knowledge, the conduct of such Grantor’s business as currently conducted does not infringe upon or misappropriate or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right of any other Person, and no claim or suit is pending charging such Grantor as a defendant in any proceeding involving a claim that the use of any Material Intellectual Property owned or used by such Grantor infringes upon, misappropriates or otherwise violates the Intellectual Property rights of any other Person;

(g) on the Closing Date, to such Grantor’s actual knowledge, no other Person is infringing upon, misappropriating or otherwise violating any rights in any Material Intellectual Property owned by such Grantor in any material respect; and

(h) on the Closing Date, no settlement or consents, covenants not to sue, co-existence agreements, non-assertion assurances, or releases have been entered into by Grantor that binds Grantor in a manner that materially adversely affects Grantor’s rights to own, license or use any Material Intellectual Property owned by Grantor as of such date, other than (i) those licensed by Grantor under any Intellectual Property License or (ii) those subject to Permitted Liens.

SECTION 6. COVENANTS AND AGREEMENTS.

Each Grantor hereby covenants and agrees that:

6.1 Grantor Information & Status – Pledge Supplement.

(a) In connection with any notice provided under Section 5.1(l) of the Credit Agreement in connection with a merger or other change in corporate structure, such Grantor shall execute and deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Annex A attached hereto, upon completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder.

6.2 Collateral Identification; Special Collateral.

(a) in the event that it hereafter acquires any Collateral of a type described in Section 5.2(b) hereof, it shall promptly notify the Collateral Agent thereof in writing and take such actions and execute such documents and make such filings all at Grantor’s expense as the

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Collateral Agent may reasonably request in order to ensure that the Collateral Agent has a valid, perfected, second priority security interest in such Collateral, subject in the case of priority only, to any Permitted Liens. Notwithstanding the foregoing, no Grantor shall be required to notify the Collateral Agent or take any such action unless such Collateral is material to such Grantor’s business.

(b) in the event that it hereafter acquires or has any Commercial Tort Claims in excess of $500,000 individually or $1,000,000 in the aggregate it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

6.3 Ownership of Collateral and Absence of Other Liens.

(a) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, other than Permitted Liens, and such Grantor shall use commercially reasonable efforts to defend the Collateral against all Persons at any time claiming any Lien thereon other than a Permitted Lien; and

(b) it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral to another Person or provide an Exclusive IP License (as such term is defined in the Credit Agreement) to another Person except as otherwise permitted by the Credit Agreement.

6.4 Status of Security Interest.

(a) Subject to the limitations set forth in subsection (b) of this Section 6.4 and subject to rights to sell, transfer or assign permitted under Section 6.5(b), each Grantor shall maintain the security interest of the Collateral Agent hereunder in all Collateral as valid, perfected, second priority Liens (subject, in the case of priority only, to Permitted Liens).

(b) Notwithstanding the foregoing, no Grantor shall be required to take any action to perfect any Collateral that can only be perfected by (i) Control, (ii) federal or foreign filings with respect to Intellectual Property, (iii) filings with registrars of motor vehicles or similar governmental authorities with respect to goods covered by a certificate of title, or (iv) any method other than filing of a UCC filing or delivery to the Collateral Agent, in each case except as and to the extent specified in Section 4 hereof.

6.5 Goods & Receivables.

(a) it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor, the First Lien Collateral Agent or the Collateral Agent, any issuer of a letter of credit payable on delivery of such Document, any customs broker in possession of such Inventory or Equipment or any other Person required by the issuer of such Document in connection with the payment or delivery of such Equipment and Inventory; provided, however, that until the Discharge of First Lien Obligations has occurred, any requirements for delivery to the Collateral Agent under this paragraph shall be deemed to have been satisfied by delivery of such Collateral to the First Lien Collateral Agent;

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(b) if any Equipment or Inventory in excess of $5,000,000 in the aggregate at each location is in possession or control of any warehouseman, bailee or other third party (other than a consignee under a consignment for which such Grantor is the Consignor), each Grantor shall use commercially reasonable efforts to notify the third party of the Collateral Agent’s security interest and obtain an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent and will permit the Collateral Agent to have access to Equipment or Inventory for purposes of inspecting such Collateral or, following the occurrence and during the continuance of an Event of Default, to remove same from such premises if the Collateral Agent so elects;

(c) it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith;

(d) other than in the ordinary course of business (i) it shall not amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to have a material adverse effect on the value of such Receivable; (ii) following and during the continuation of an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon; and

(e) if an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right after notice to the applicable Grantor to notify, or require any Grantor to notify, any Account Debtor of the Collateral Agent’s security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Agent (subject to the control of the First Lien Collateral Agent until the Discharge of First Lien Obligations has occurred), and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; provided, however, that until the Discharge of First Lien Obligations has occurred, the requirements for

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deposit or delivery under this paragraph shall be deemed to have been satisfied by delivery of such Collateral to the First Lien Collateral Agent.

6.6 Pledged Equity Interests, Investment Related Property.

(a) except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Pledged Equity Interest or other Investment Related Property, upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Equity Interest or Investment Related Property (other than a merger or consolidation with, or a liquidation or dissolution the proceeds of which are distributed to another Grantor), then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall immediately take all steps, if any, that are necessary or, in the Collateral Agent’s reasonable judgment, advisable to ensure the validity, perfection, priority and, if applicable, Control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent; provided, however, that until the Discharge of First Lien Obligations has occurred, the requirements for Control or delivery under this paragraph shall be deemed to have been satisfied by Control of such Collateral in favor of, or delivery of such Collateral to the First Lien Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing and so long as the Collateral Agent has not given notice to the applicable Grantor to the contrary, the Collateral Agent authorizes each Grantor to retain all ordinary cash dividends and distributions paid and all payments of principal and interest;

(b) Voting.

(i) So long as no Event of Default shall have occurred and be continuing and the Collateral Agent has not given the applicable Grantor notice to the contrary, except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if such action could reasonably be expected to have a Material Adverse Effect on the value of the Investment Related Property or any part thereof; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to ordinary course of business matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 6.6(b)(i) and no notice of any such voting or consent need be given to the Collateral Agent; and

(ii) Upon the occurrence and during the continuation of an Event of Default and after the Collateral Agent has given the applicable Grantor notice:

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(1)	all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested (A) until the Discharge of First Lien Obligations has occurred, in the First Lien Collateral Agent and (B) thereafter, in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(2)	in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) (A) to the First Lien Collateral Agent, until the Discharge of First Lien Obligations has occurred, and (B) thereafter, Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 8.1;

(c) except as expressly permitted by the Credit Agreement, without the prior written consent of (I) until the Discharge of the First Lien Obligations has occurred, the First Lien Collateral Agent, and (II) thereafter, the Collateral Agent, it shall not vote to enable or take any other action to: (i) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially adversely affects the rights of such Grantor with respect to any Investment Related Property or materially adversely affects the validity, perfection or priority of the Collateral Agent’s security interest, (ii) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer except to another Grantor or, to the extent required by applicable law, other Persons (e.g., directors’ qualifying shares) who have caused such property to become subjected to a perfected Lien thereon in favor of the Collateral Agent, (iii) other than as permitted under the Credit Agreement, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (iv) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (v) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (v), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or, in the Collateral Agent’s reasonable judgment, advisable to establish the Collateral Agent’s “Control” thereof (subject to the interest of the First Lien Collateral Agent until the Discharge of First Lien Obligations); provided, however, that until the Discharge of First Lien Obligations has occurred, the requirements for Control or delivery under this paragraph shall be deemed to have been satisfied by Control of such Collateral in favor of, or delivery of such Collateral to, the First Lien Collateral Agent; and

(d) except as expressly permitted by the Credit Agreement, without the prior written consent of (I) until the Discharge of the First Lien Obligations has occurred, the First Lien

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Collateral Agent, and (II) thereafter, the Collateral Agent, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder; provided that if the surviving or resulting Grantors upon any such merger or consolidation involving an issuer which is a Foreign Subsidiary, then such Grantor shall only be required to pledge equity interests in accordance with Section 2.2.

6.7 Intellectual Property.

(a) subject to such Grantor’s reasonable business judgment, it shall not knowingly do any act or knowingly omit to do any act whereby any registrations of the Material Intellectual Property lapses, becomes abandoned, dedicated to the public, or unenforceable, which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(b) subject to such Grantor’s reasonable business judgment, it shall not, with respect to any Trademarks constituting Material Intellectual Property (including, without limitation, such Trademarks licensed pursuant to the Material Trademark License), cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof;

(c) it shall notify the Collateral Agent, on a quarterly basis, if it knows that any item of currently registered Material Intellectual Property has become (i) abandoned or dedicated to the public or placed in the public domain, (ii) invalid or unenforceable or (iii) subject to any adverse determinations in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court;

(d) subject to such Grantor’s reasonable business judgment, it shall take all steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, necessary to pursue any filed application and maintain any registration of each Trademark, Patent, and Copyright owned or exclusively licensed under the Material Trademark License (to the extent Grantor has the rights therein to do so) by such Grantor and that, in each case, constitutes Material Intellectual Property;

(e) subject to such Grantor’s reasonable business judgment, in the event that any Material Intellectual Property owned, or exclusively licensed under the Material Trademark License (to the extent Grantor has the rights therein to do so) by such Grantor is infringed, misappropriated, or diluted by a third party, and if Grantor knows of such infringement, misappropriation or dilution, such Grantor shall promptly take reasonable actions to stop such infringement, misappropriation, or dilution or to otherwise protect its rights in such Material Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(f) subject to such Grantor’s reasonable business judgment, it shall take all reasonable steps under the circumstances to protect the secrecy of all Trade Secrets which

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constitute Material Intellectual Property, including, without limitation, entering into confidentiality agreements with employees and consultants and labeling and restricting access to secret information and documents; and

(g) Grantor shall use commercially reasonable efforts to continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Material Intellectual Property or any portion thereof. In connection with such collections, each Grantor may take (and, at the Collateral Agent’s reasonable direction, shall take) such action as such Grantor or the Collateral Agent may deem reasonably necessary or, in the Collateral Agent’s reasonable judgment, advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

SECTION 7. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

7.1 Intentionally Omitted.

7.2 Further Assurances.

(a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action necessary or, in the Collateral Agent’s reasonable judgment, advisable in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; provided, however, that until the Discharge of First Lien Obligations has occurred, any requirements for delivery under this paragraph shall be deemed to have been satisfied by delivery of such Collateral to the First Lien Collateral Agent. Without limiting the generality of the foregoing, each Grantor shall:

(i) file such financing or continuation statements, or amendments thereto, record security interests in intellectual property and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as the Collateral Agent may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

(ii) ensure the recordation of appropriate evidence, as the Collateral Agent may reasonably request, of the liens and security interest granted hereunder in the U.S. Patents, U.S. Copyrights, and U.S. Trademarks that are, in each case, owned by a Grantor, with any intellectual property registry in which said U.S. Patents, U.S. Copyrights, and U.S. Trademarks are registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office and the various Secretaries of State of the several states of the United States;

(iii) at any reasonable time, upon request by the Collateral Agent and subject to Section 5.6 of the Credit Agreement, allow inspection of the Collateral by the Collateral Agent, or persons designated by the Collateral Agent and, if an Event of Default has occurred and is continuing, assemble the Collateral; and

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(iv) at the Collateral Agent’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Agent’s security interest in all or any part of the Collateral.

(b) Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, intellectual property security agreements and amendments to any of the foregoing, in any jurisdictions and with any filing offices as the Collateral Agent may reasonably determine are necessary to perfect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired” or words of similar effect. Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(c) Each Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor’s approval of and signature to such modification by amending Schedule 5.2 (as such schedule may be amended or supplemented from time to time) to include reference to any Intellectual Property acquired or developed by any Grantor after the execution hereof (which Intellectual Property would be required to be referenced on Schedule 5.2) or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

7.3 Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Pledge Supplement. Upon delivery of any such Pledge Supplement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 8. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

8.1 Power of Attorney. Until payment in full in cash of all Secured Obligations (other than contingent obligations), each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument that may be necessary or, in the Collateral Agent’s reasonable judgment, advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

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(a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust Insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Credit Agreement;

(b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e) to prepare and file any UCC financing statements against such Grantor as debtor;

(f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor;

(g) upon the occurrence and during the continuance of any Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

(h) upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

8.2 No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct.

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SECTION 9. REMEDIES.

9.1 Generally.

(a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(ii) enter onto the property during normal business hours where any Collateral is located and take possession thereof with or without judicial process;

(iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems reasonably appropriate; and

(iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

(b) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further

27

notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

(c) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) The Collateral Agent shall have no obligation to marshal any of the Collateral.

9.2 Application of Proceeds. Except as expressly provided elsewhere in this Agreement or in the Credit Agreement or in the Intercreditor Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority: first, to the payment of all reasonable out-of-pocket costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other reasonable out-of-pocket expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder (in its capacity as the Collateral Agent and not as a Lender) and all advances made by the Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all reasonable out-of-pocket costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Lenders pursuant to the terms of the Credit Agreement; and third, to the extent of any excess of such proceeds and subject to the Intercreditor Agreement, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

9.3 Sales on Credit. If Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by

28

Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

9.4 Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

9.5 Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise the rights and remedies under Section 9 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable by such Grantor, an irrevocable (during the continuance of an Event of Default), non-exclusive license (subject, (i) in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, and (ii) in the case of Trade Secrets, to an obligation of the Collateral Agent to take steps reasonable under the circumstances to keep the Trade Secrets confidential to avoid the risk of invalidation of such Trade Secrets) to use or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located. Such license shall include access to all media owned by such Grantor in which any of the licensed items may be recorded or stored.

9.6 Intellectual Property.

(a) Anything contained herein to the contrary notwithstanding, but subject to Section 1.3, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuation of an Event of Default:

29

(i) the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents reasonably required by the Collateral Agent in aid of such enforcement and, subject to Sections 10.2 and 10.3 of the Credit Agreement, such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any such Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of such Grantor’s rights in such Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement or violation;

(ii) upon written demand from the Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent’s designee all of such Grantor’s right, title and interest in and to the Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

(iv) the Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(v) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 9.7 hereof; provided, however, that until the Discharge of First Lien Obligations has occurred, the requirements for delivery under this paragraph shall be deemed to have been satisfied by delivery of such Collateral to the First Lien Collateral Agent; and

(vi) Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

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(b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Secured Parties.

9.7 Cash Proceeds; Deposit Accounts. (a) If any Event of Default shall have occurred and be continuing, in addition to the rights of the Collateral Agent specified in Section 6.5 with respect to payments of Receivables, upon the Collateral Agent giving notice to the applicable Grantor (other than in the case of an Event of Default under Sections 8.1(f) and 8.1(g) of the Credit Agreement), all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in the Collateral Account to the extent required to pay Secured Obligations due and payable; provided, however, that until the Discharge of First Lien Obligations has occurred, the requirements for delivery under this paragraph shall be deemed to have been satisfied by delivery of such Collateral to the First Lien Collateral Agent. Any Cash Proceeds received by the Collateral Agent (whether from a Grantor or otherwise) shall be applied by the Collateral Agent against the Secured Obligations then due and owing.

(b) If any Event of Default shall have occurred and be continuing, the Collateral Agent may, upon giving notices to the applicable Grantor (other than in the case of an Event of Default under Sections 8.1(f) and 8.1(g) of the Credit Agreement), apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent to be applied by the Collateral Agent against the Secured Obligations then due and owing.

SECTION 10. COLLATERAL AGENT.

The Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the

31

Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section. The provisions of the Credit Agreement relating to the Collateral Agent including, without limitation, the provisions relating to resignation of the Collateral Agent and the powers and duties and immunities of the Collateral Agent are incorporated herein by this reference and shall survive any termination of the Credit Agreement.

SECTION 11. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations (other than contingent obligations), be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors and permitted assigns. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations (other than contingent obligations), the security interest granted hereby shall automatically terminate hereunder and of record and, subject to the Intercreditor Agreement, all rights to the Collateral shall revert to Grantors. Upon any such termination the Collateral Agent shall, at Grantors’ expense, execute and deliver to Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including financing statement amendments to evidence such termination. Upon any disposition of property permitted by the Credit Agreement, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Collateral Agent shall, at Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release.

SECTION 12. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Credit Agreement.

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SECTION 13. MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of (I) until the Discharge of the First Lien Obligations has occurred, the First Lien Collateral Agent, and (II) thereafter, the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Credit Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission (in .pdf format) shall be as effective as delivery of a manually signed counterpart of this Agreement.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

THE PROVISIONS OF THE CREDIT AGREEMENT UNDER THE HEADINGS “CONSENT TO JURISDICTION” AND “WAIVER OF JURY TRIAL” ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE CREDIT AGREEMENT.

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IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ALDABRA HOLDING SUB LLC, as Grantor

By:
Name: Samuel K. Cotterell
Title: Vice President

ALDABRA SUB LLC, as Grantor

By:
Name: Samuel K. Cotterell
Title: Vice President

BOISE PAPER HOLDINGS, L.L.C., as Grantor

By:
Name: Samuel K. Cotterell
Title: Vice President

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BOISE WHITE PAPER, L.L.C. BOISE PACKAGING & NEWSPRINT, L.L.C.
BOISE CASCADE TRANSPORTATION HOLDINGS CORP.
BOISE WHITE PAPER SALES CORP. BOISE WHITE PAPER HOLDINGS CORP. INTERNATIONAL FALLS POWER COMPANY
MINNESOTA, DAKOTA & WESTERN RAILWAY COMPANY
BEMIS CORPORATION BC CHINA CORPORATION B C T, INC., as Grantors

By:
Name: Samuel K. Cotterell
Title: Vice President

35

LEHMAN COMMERCIAL PAPER INC., as Collateral Agent

By:
Name: Laurie B. Perper
Title: Managing Director

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SCHEDULE 5.1

TO PLEDGE AND SECURITY AGREEMENT

GENERAL INFORMATION

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business	Organization I.D.#

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Full Legal Name	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business and Corporate Structure within the past year:

Grantor	Date of Change	Description of Change

(D)	Agreements pursuant to which any Grantor is bound as debtor within the last year:

Grantor	Description of Agreement

5.1-1

SCHEDULE 5.2

TO PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I.	INVESTMENT RELATED PROPERTY

(A)	Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	Percentage of Outstanding Stock of the Stock Issuer

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding LLC Interests of the Limited Liability Company

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Partnership Interests of the Partnership

Pledged Trust Interests:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Trust Interests of the Trust

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

5.2-1

Securities Accounts:

Grantor	Share of Securities Intermediary	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Commodities Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name

II. INTELLECTUAL PROPERTY

(A) Copyrights

Grantor	Description of Copyright	Registration Number (if any)	Issue Date

(B) Copyright Licenses

Grantor	Description of Copyright License	Registration Number (if any) of underlying Copyright	Name of Licensor

(C) Patents

Grantor	Description of Patent	Registration Number	Issue Date

5.2-2

(D) Patent Licenses

Grantor	Description of Patent License	Registration Number of underlying Patent	Name of Licensor

(E) Trademarks

Grantor	Description of Trademark	Registration Number	Issue Date

(F) Trademark Licenses

Grantor	Description of Trademark License	Registration Number of underlying Trademark	Name of Licensor

(G) Trade Secret Licenses

III. COMMERCIAL TORT CLAIMS

Grantor	Commercial Tort Claims

IV. LETTER OF CREDIT RIGHTS

Grantor	Description of Letters of Credit

V. WAREHOUSEMAN, BAILEES AND OTHER THIRD PARTIES IN POSSESSION OF COLLATERAL

Grantor	Description of Property	Name and Address of Third Party

5.2-3

VI. TIMBER

Grantor	Location

5.2-4

SCHEDULE 5.4 TO

PLEDGE AND SECURITY AGREEMENT

FINANCING STATEMENTS:

Grantor	Filing Jurisdiction(s)

5.4-1

SCHEDULE 5.5

TO PLEDGE AND SECURITY AGREEMENT

Grantor	Location of Equipment and Inventory

5.5-1

EXHIBIT A

TO PLEDGE AND SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF GRANTOR] a [NAME OF STATE OF INCORPORATION] [Corporation] (the “Grantor”) pursuant to the Pledge and Security Agreement (Second Lien), dated as of February 22, 2008 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among Aldabra Holding Sub LLC, a Delaware limited liability company, Aldabra Sub LLC, a Delaware limited liability company, to be merged with and into Boise Paper Holdings, L.L.C., a Delaware limited liability company, the other Grantors named therein, and Lehman Commercial Paper Inc., as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely in all material respects set forth the additional information required to be provided pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By:
Name:
Title:

SUPPLEMENT TO SCHEDULE 5.1

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

GENERAL INFORMATION

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business	Organization I.D.#

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Full Legal Name	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business and Corporate Structure within the past year:

Grantor	Date of Change	Description of Change

(D)	Agreements pursuant to which any Grantor is bound as debtor within the past year:

Grantor	Description of Agreement

SUPPLEMENT TO SCHEDULE 5.2

TO PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I.	INVESTMENT RELATED PROPERTY

(A)	Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	Percentage of Outstanding Stock of the Stock Issuer

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding LLC Interests of the Limited Liability Company

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Partnership Interests of the Partnership

Pledged Trust Interests:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Trust Interests of the Trust

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

Securities Account:

Grantor	Share of Securities Intermediary	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Commodities Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name

II. INTELLECTUAL PROPERTY

(A)	Copyrights

Grantor	Description of Copyright	Registration Number (if any)	Issue Date

(B)	Copyright Licenses

Grantor	Description of Copyright License	Registration Number (if any) of underlying Copyright	Name of Licensor

(C)	Patents

Grantor	Description of Patent	Registration Number	Issue Date

(D)	Patent Licenses

Grantor	Description of Patent License	Registration Number of underlying Patent	Name of Licensor

(E)	Trademarks

Grantor	Description of Trademark	Registration Number	Issue Date

(F)	Trademark Licenses

Grantor	Description of Trademark License	Registration Number of underlying Trademark	Name of Licensor

(G)	Trade Secret Licenses

III. COMMERCIAL TORT CLAIMS

Grantor	Commercial Tort Claims

IV. LETTER OF CREDIT RIGHTS

Grantor	Description of Letters of Credit

V. WAREHOUSEMAN, BAILEES AND OTHER THIRD PARTIES IN POSSESSION OF COLLATERAL

Grantor	Description of Property	Name and Address of Third Party

VI. TIMBER

Grantor	Location

SUPPLEMENT TO SCHEDULE 5.4 TO PLEDGE AND SECURITY AGREEMENT

Financing Statements:

Grantor	Filing Jurisdiction(s)

SUPPLEMENT TO SCHEDULE 5.5

TO PLEDGE AND SECURITY AGREEMENT

Name of Grantor	Location of Equipment and Inventory

EXHIBIT B

TO PLEDGE AND SECURITY AGREEMENT

UNCERTIFICATED SECURITIES CONTROL AGREEMENT

This Uncertificated Securities Control Agreement dated as of [                    ], 20[    ] (the “Agreement”) among [                    ] (the “Pledgor”), Goldman Sachs Credit Partners L.P., as collateral agent for the Secured Parties under the First Lien Security Agreement (as defined herein) (the “First Lien Collateral Agent”), Lehman Commercial Paper Inc., as collateral agent for the Secured Parties referred to in the Second Lien Security Agreement (as defined herein) (the “Second Lien Collateral Agent” and, together with the First Lien Collateral Agent, the “Collateral Agents”) and [                    ], a [            ] [corporation] (the “Issuer”) is delivered pursuant to (i) Section 4.2 of the Pledge and Security Agreement (First Lien) (as amended, supplemented or otherwise modified from time to time, the “First Lien Security Agreement”) dated as of February 22, 2008 among Aldabra Holding Sub LLC, a Delaware limited liability company, Aldabra Sub LLC, a Delaware limited liability company, to be merged with and into Boise Paper Holdings, L.L.C., a Delaware limited liability company, the other Grantors party thereto and the First Lien Collateral Agent, and (ii) Section 4.2 of the Pledge and Security Agreement (Second Lien) (as amended, supplemented or otherwise modified from time to time, the “Second Lien Security Agreement”) dated as of February 22, 2008 among Aldabra Holding Sub LLC, Aldabra Sub LLC, Boise Paper Holdings, L.L.C., the other Grantors party thereto and the Second Lien Collateral Agent. Capitalized terms used but not defined herein shall have the meaning assigned in the First Lien Security Agreement. All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1. Registered Ownership of Shares. The Issuer hereby confirms and agrees that as of the date hereof the Pledgor is the registered owner of [                    ] shares of the Issuer’s [common] stock (the “Pledged Shares”) and the Issuer shall not change the registered owner of the Pledged Shares without the prior written consent of the First Lien Collateral Agent (or, if the First Lien Collateral Agent has delivered a Notice of Termination (as defined below), the Second Lien Collateral Agent).

Section 2. Instructions. If at any time the Issuer shall receive instructions originated by the First Lien Collateral Agent or the Second Lien Collateral Agent (with, until the First Lien Collateral Agent shall have delivered to the Issuer a Notice of Termination, the consent of the First Lien Collateral Agent) relating to the Pledged Shares, the Issuer shall comply with such instructions without further consent by the Pledgor or any other person. The Collateral Agents hereby agree that it shall not give any instructions relating to the Pledged Shares unless an Event of Default has occurred and is continuing.

Section 3. Additional Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Collateral Agents:

(a) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating the Pledged Shares pursuant to which it has agreed to comply with instructions issued by such other person; and

(b) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Pledgor or the Collateral Agents purporting to limit or condition the obligation of the Issuer to comply with Instructions as set forth in Section 2 hereof.

(c) Except for the claims and interest of the Collateral Agents and of the Pledgor in the Pledged Shares, the Issuer does not know of any claim to, or interest in, the Pledged Shares. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Shares, the Issuer will promptly upon obtaining notice thereof notify the Collateral Agents and the Pledgor thereof.

(d) This Agreement is the valid and legally binding obligation of the Issuer.

Section 4. Choice of Law. This Agreement shall be governed by the laws of the State of New York.

Section 5. Conflict with Other Agreements. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement (except for the Credit Agreement and other Credit Documents) now existing or hereafter entered into, the terms of this Agreement shall prevail. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

Section 6. Voting Rights. Until such time as the Collateral Agents shall otherwise instruct the Issuer in writing, the Pledgor shall have the right to vote the Pledged Shares. The Collateral Agent hereby agrees not to give any such instruction unless an Event of Default has occurred and is continuing.

Section 7. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agents may assign their rights hereunder only (i) with the express written consent of the Issuer and (ii) by sending written notice of such assignment to the Pledgor.

Section 8. Indemnification of Issuer. The Pledgor and the Collateral Agents hereby agree that (a) the Issuer is released from any and all liabilities to the Pledgor and the Collateral Agents arising from the terms of this Agreement and the compliance of the Issuer with the terms hereof, except to the extent that such liabilities arise from the Issuer’s negligence, willful misconduct, bad faith or material breach of this Agreement and (b) the Pledgor, its successors and assigns shall at all times indemnify and save harmless the Issuer from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Issuer with the terms hereof, except to the extent that such arises from the Issuer’s negligence, willful misconduct, bad faith or material breach of this Agreement, and from and against any and all liabilities, actual losses, damages, reasonable, out-of-pocket costs and expenses, charges, reasonable counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 9. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgor:	[Name and Address of Pledgor]
Attention: [ ]
Telecopier: [ ]

First Lien
Collateral Agent:	Goldman Sachs Credit Partners, L.P.
c/o Goldman, Sachs & Co.
30 Hudson Street, 36th Floor
Jersey City, NJ 07302
Attention: SBD Operations
Attention: Andrew Caditz
Telecopier: (212) 428-1243
Email: gsd.link@gs.com

with a copy to:

Goldman Sachs Credit Partners L.P.
1 New York Plaza
New York, New York 10004
Attention: Rob Schatzman
Telecopier: (212) 902-3000

Second Lien
Collateral Agent:	Lehman Commercial Paper Inc.
745 Seventh Avenue
New York, NY 10019
Attention: Maritza Ospina
Telecopier: (646) 758-4648

Issuer:	[Insert Name and Address of Issuer]
Attention: [ ]
Telecopier: [ ]

Any party may change its address for notices in the manner set forth above.

Section 10. Termination. The obligations of the Issuer to the First Lien Collateral Agent pursuant to this Agreement shall continue in effect until the security interest of the First Lien Collateral Agent in the Pledged Shares has been terminated pursuant to the terms of the First Lien Security Agreement. The First Lien Collateral Agent shall notify the Issuer of such termination in writing. The obligations of the Issuer to the Second Lien Collateral Agent pursuant to this Agreement shall continue in effect until the security interest of the Second Lien Collateral Agent in the Pledged Shares has been terminated pursuant to the terms of the Second Lien Security Agreement. The Second Lien Collateral Agent shall notify the Issuer of such termination in writing. Each Collateral Agent agrees to provide Notice of Termination (“Notice of Termination”) in substantially the form of Exhibit A hereto to the Issuer upon the request of the Pledgor on or after the termination of the applicable Collateral Agent’s security interest in the Pledged Shares pursuant to the terms of the applicable Security Agreement. The termination of this Agreement shall not terminate the Pledged Shares or alter the obligations of the Issuer to the Pledgor pursuant to any other agreement with respect to the Pledged Shares.

Section 11. Intercreditor Agreement. The terms and conditions of this Agreement and the lien and security interest granted to the Collateral Agents pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agents hereunder are subject to the terms and conditions of the Intercreditor Agreement in all respects. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Intercreditor Agreement, such conflict shall be resolved in accordance with Section 8.1 of the Intercreditor Agreement.

Section 12. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed signature page to this Agreement by facsimile, Adobe .pdf file or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

[NAME OF PLEDGOR],
as Pledgor

By:
Name:
Title:

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as First Lien Collateral Agent

By:
Name:
Title:

LEHMAN COMMERCIAL PAPER INC.,
as Second Lien Collateral Agent

By:
Name:
Title:

[NAME OF ISSUER],
as Issuer

By:
Name:
Title:

Exhibit A

[Letterhead of First Lien Collateral Agent/ Second Lien Collateral Agent]

[Date]

[Name and Address of Issuer]

Attention: [                    ]

Re: Termination of Uncertificated Securities Control Agreement

You are hereby notified that the Uncertificated Securities Control Agreement between you, [Name of Pledgor] (the “Pledgor”), [First Lien Collateral Agent/ Second Lien Collateral Agent] and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Pledged Shares (as defined in the Agreement) from the Pledgor. [IF THE AGREEMENT IS TO REMAIN IN EFFECT WITH RESPECT TO THE FIRST LIEN COLLATERAL AGENT/ SECOND LIEN COLLATERAL AGENT, ADD: Note however, that the Agreement remains in effect with respect to the First Lien Collateral Agent/ Second Lien Collateral Agent.] [IF THE AGREEMENT IS BEING TERMINATED AS TO ALL PARTIES, ADD: Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to the Pledged Shares from the Pledgor.] This notice terminates any obligations you may have to the undersigned with respect to the Pledged Shares, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Pledgor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to the Pledgor.

Very truly yours,
[Goldman Sachs Credit Partners L.P., as First Lien Collateral Agent] [Lehman Commercial Paper, Inc., as Second Lien Collateral Agent]

By:
Name:
Title:

EXHIBIT C

TO PLEDGE AND SECURITY AGREEMENT

SECURITIES ACCOUNT CONTROL AGREEMENT

This Securities Account Control Agreement dated as of [                    ], 20[    ] (this “Agreement”) among [                    ] (the “Debtor”), Goldman Sachs Credit Partners L.P., as collateral agent for the Secured Parties referred to in the First Lien Security Agreement (as defined herein) (the “First Lien Collateral Agent”), Lehman Commercial Paper Inc., as collateral agent for the Secured Parties referred to in the Second Lien Security Agreement (as defined herein) (the “Second Lien Collateral Agent” and, together with the First Lien Collateral Agent, the “Collateral Agents”) and [                    ], in its capacity as a “securities intermediary” as defined in Section 8-102 of the UCC (in such capacity, the “Securities Intermediary”) is delivered pursuant to (i) Section 4.2 of the Pledge and Security Agreement (First Lien) (as amended, supplemented or otherwise modified from time to time, the “First Lien Security Agreement”), dated as of February 22, 2008 among Aldabra Holding Sub LLC, a Delaware limited liability company, Aldabra Sub LLC, a Delaware limited liability company, to be merged with and into Boise Paper Holdings, L.L.C., a Delaware limited liability company, the other Grantors party thereto and the First Lien Collateral Agent, and (ii) Section 4.2 of the Pledge and Security Agreement (Second Lien) (as amended, supplemented or otherwise modified from time to time, the “Second Lien Security Agreement” and, together with the First Lien Security Agreement, the “Security Agreements”), dated as of February 22, 2008 among Aldabra Holding Sub LLC, Aldabra Sub LLC, Boise Paper Holdings, L.L.C., the other Grantors party thereto and the Second Lien Collateral Agent. Capitalized terms used but not defined herein shall have the meaning assigned thereto in the First Lien Security Agreement. All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1. Establishment of Securities Account. The Securities Intermediary hereby confirms and agrees that:

(a) The Securities Intermediary has established account number [IDENTIFY ACCOUNT NUMBER] in the name “[IDENTIFY EXACT TITLE OF ACCOUNT]” (such account and any successor account, the “Securities Account”) and the Securities Intermediary shall not change the name or account number of the Securities Account without the prior written consent of the First Lien Collateral Agent (or, if the First Lien Collateral Agent has delivered a Notice of Termination (as defined below), the Second Lien Collateral Agent);

(b) All securities or other property underlying any financial assets credited to the Securities Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Securities Account be registered in the name of the Debtor, payable to the order of the Debtor or specially indorsed to the Debtor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank;

(c) All property delivered to the Securities Intermediary pursuant to the Security Agreement will be promptly credited to the Securities Account; and

(d) The Securities Account is a “securities account” within the meaning of Section 8-501 of the UCC and the Securities Intermediary is a “securities intermediary” within the meaning of Section 8-102 of the UCC.

Section 2. “Financial Assets” Election. The Securities Intermediary hereby agrees that each item of property (including, without limitation, any investment property, financial asset, security, instrument, general intangible or cash) credited to the Securities Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

Section 3. Control of the Securities Account. If at any time the Securities Intermediary shall receive any order or direction from the First Lien Collateral Agent or the Second Lien Collateral Agent (with, until the First Lien Collateral Agent shall have delivered to the Securities Intermediary a Notice of Termination, the consent of the First Lien Collateral Agent) directing transfer or redemption of any financial asset relating to the Securities Account and all securities entitlements therein, the Securities Intermediary shall comply with such entitlement order or direction without further consent by the Debtor or any other person. If the Debtor is otherwise entitled to issue entitlement orders and such orders conflict with any entitlement order or direction issued by either Collateral Agent, the Securities Intermediary shall follow the orders issued by the applicable Collateral Agent. In the event the Securities Intermediary receives conflicting orders or directions from the First Lien Collateral Agent and the Second Lien Collateral Agent, the Second Lien Collateral Agent hereby expressly instructs the Securities Intermediary to follow the orders and directions originated by the First Lien Collateral Agent.

Section 4. Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agents. The financial assets and other items deposited to the Securities Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Collateral Agents (except that the Securities Intermediary may set off (i) all amounts due to the Securities Intermediary in respect of customary fees and expenses for the routine maintenance and operation of the Securities Account and (ii) the face amount of any checks which have been credited to such Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds).

Section 5. Choice of Law. This Agreement and the Securities Account shall each be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC) and the Securities Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

Section 6. Conflict with Other Agreements.

(a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto;

(c) The Securities Intermediary hereby confirms and agrees that:

(i) There are no other control agreements entered into between the Securities Intermediary and the Debtor with respect to the Securities Account;

(ii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating to the Securities Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person; and

(iii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with the Debtor or the Collateral Agents purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3 hereof.

Section 7. Adverse Claims. Except for the claims and interest of the Collateral Agents and of the Debtor in the Securities Account, the Securities Intermediary does not know of any claim to, or interest in, the Securities Account or in any “financial asset” (as defined in Section 8-102(a) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Collateral Agents and the Debtor thereof.

Section 8. Maintenance of Securities Account. In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders and directions as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Securities Account as follows:

(a) Notice of Sole Control. If at any time the First Lien Collateral Agent or the Second Lien Collateral Agent (with, until the First Lien Collateral Agent shall have delivered to the Securities Intermediary a Notice of Termination, the consent of the First Lien Collateral Agent) delivers to the Securities Intermediary a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Securities Intermediary agrees that after receipt of such notice, it will take all instruction with respect to the Securities Account solely from such Collateral Agent until further notice from such Collateral Agent.

(b) Voting Rights. Until such time as the Securities Intermediary receives a Notice of Sole Control pursuant to subsection (a) of this Section 8, the Debtor shall direct the Securities Intermediary with respect to the voting of any financial assets credited to the Securities Account or any other direction or entitlement order with respect thereto.

(c) Permitted Investments. Until such time as the Securities Intermediary receives a Notice of Sole Control signed by the First Lien Collateral Agent or the Second Lien Collateral Agent (with, until the First Lien Collateral Agent shall have delivered to the Securities Intermediary a Notice of Termination, the consent of the First Lien Collateral Agent), the Debtor shall direct the Securities Intermediary with respect to the selection of investments to be made for the Securities Account.

(d) Statements and Confirmations. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Securities Account and/or any financial assets credited thereto simultaneously to each of the Debtor and the Collateral Agents at the address for each set forth in Section 12 of this Agreement.

(e) Tax Reporting. All items of income, gain, expense and loss recognized in the Securities Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

Section 9. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

(a) The Securities Account has been established as set forth in Section 1 above and such Securities Account will be maintained in the manner set forth herein until termination of this Agreement; and

(b) This Agreement is the valid and legally binding obligation of the Securities Intermediary.

Section 10 Indemnification of Securities Intermediary. The Debtor and the Collateral Agents hereby agree that (a) the Securities Intermediary is released from any and all liabilities to the Debtor and the Collateral Agents arising from the terms of this Agreement and the compliance of the Securities Intermediary with the terms hereof, except to the extent that such liabilities arise from the Securities Intermediary’s negligence, willful misconduct, bad faith or material breach of this Agreement and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Securities Intermediary from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Securities Intermediary with the terms hereof, except to the extent that such arises from the Securities Intermediary’s negligence, willful misconduct, bad faith or material breach of this Agreement, and from and against any and all liabilities, actual losses, damages, reasonable, out-of-pocket costs and expenses, charges, reasonable counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 11. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agents may assign their rights hereunder only (i) with the express written consent of the Securities Intermediary and (ii) by sending written notice of such assignment to the Debtor.

Section 12. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Debtor:	[Name and Address of Debtor]
Attention: [ ]
Telecopier: [ ]

First Lien
Collateral Agent:	Goldman Sachs Credit Partners, L.P.
c/o Goldman, Sachs & Co.
30 Hudson Street, 36th Floor
Jersey City, NJ 07302
Attention: SBD Operations
Attention: Andrew Caditz
Telecopier: (212) 428-1243
Email: gsd.link@gs.com

with a copy to:

Goldman Sachs Credit Partners L.P.
1 New York Plaza
New York, New York 10004
Attention: Rob Schatzman
Telecopier: (212) 902-3000

Second Lien
Collateral Agent:	Lehman Commercial Paper Inc.
745 Seventh Avenue
New York, NY 10019
Attention: Maritza Ospina
Telecopier: (646) 758-4648

Securities Intermediary:	[Name and Address of Securities Intermediary]
Attention: [ ]
Telecopier: [ ]

Any party may change its address for notices in the manner set forth above.

Section 13. Termination. The obligations of the Securities Intermediary to the First Lien Collateral Agent pursuant to this Agreement shall continue in effect until the security interest of the First Lien Collateral Agent in the Securities Account has been terminated pursuant to the terms of the First Lien Security Agreement. The First Lien Collateral Agent shall notify the Securities Intermediary of such termination in writing. The obligations of the Securities Intermediary to the Second Lien Collateral Agent pursuant to this Agreement shall continue in effect until the security interest of the Second Lien Collateral Agent in the Securities Account has been terminated pursuant to the terms of the Second Lien Security Agreement. The Second Lien Collateral Agent shall notify the Securities Intermediary of such termination in writing. Each Collateral Agent agrees to provide Notice of Termination (“Notice of Termination”) in substantially the form of Exhibit C hereto to the Securities Intermediary upon the request of the Debtor on or after the termination of the applicable Collateral Agent’s security interest in the Securities Account pursuant to the terms of the applicable Security Agreement. The termination of this Agreement shall not terminate the Securities Account or alter the obligations of the Securities Intermediary to the Debtor pursuant to any other agreement with respect to the Securities Account.

Section 14. Intercreditor Agreement. The terms and conditions of this Agreement and the lien and security interest granted to the Collateral Agents pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agents hereunder are subject to the terms and conditions of the Intercreditor Agreement in all respects. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Intercreditor Agreement, such conflict shall be resolved in accordance with Section 8.1 of the Intercreditor Agreement.

Section 15. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed signature page to this Agreement by facsimile, Adobe .pdf file or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Account Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

[DEBTOR],
as Debtor

By:
Name:
Title:

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as First Lien Collateral Agent

By:
Name:
Title:

LEHMAN COMMERCIAL PAPER INC.,
as Second Lien Collateral Agent

By:
Name:
Title:

[NAME OF SECURITIES INTERMEDIARY],
as Securities Intermediary

By:
Name:
Title:

EXHIBIT A

TO SECURITIES ACCOUNT CONTROL AGREEMENT

[Letterhead of the First Lien Collateral Agent/ Second Lien Collateral Agent]

[Date]

[Name and Address of Securities Intermediary]

Attention: [                                        ]

Re: Notice of Sole Control

Ladies and Gentlemen:

As referenced in the Securities Account Control Agreement dated as of [                    ], 20[    ] among [Name of Debtor] (the “Debtor”), you, [First Lien Collateral Agent/ Second Lien Collateral Agent] and the undersigned (a copy of which is attached), we hereby give you notice of our sole control over securities account number [                    ] (the “Securities Account”) and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Securities Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor.

Very truly yours,
[Goldman Sachs Credit Partners L.P., as First Lien Collateral Agent] [Lehman Commercial Paper, Inc., as Second Lien Collateral Agent]

By:
Name:
Title:

cc: [Name of Debtor]

EXHIBIT C

TO SECURITIES ACCOUNT CONTROL AGREEMENT

[Letterhead of First Lien Collateral Agent/ Second Lien Collateral Agent]

[Date]

[Name and Address of Securities Intermediary]

Attention: [                                        ]

Re: Termination of Securities Account Control Agreement

You are hereby notified that the Securities Account Control Agreement dated as of [                    ], 20[    ] among you, [Name of Debtor] (the “Debtor”), [First Lien Collateral Agent/ Second Lien Collateral Agent] and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. [IF THE CONTROL AGREEMENT IS TO REMAIN IN EFFECT WITH RESPECT TO THE FIRST LIEN COLLATERAL AGENT/ SECOND LIEN COLLATERAL AGENT, ADD: Note however, that the Control Agreement remains in effect with respect to the First Lien Collateral Agent/ Second Lien Collateral Agent.] [IF THE CONTROL AGREEMENT IS BEING TERMINATED AS TO ALL PARTIES, ADD: Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number(s) [                    ] from the Debtor.] This notice terminates any obligations you may have to the undersigned with respect to such accounts, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Debtor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor.

Very truly yours,
[Goldman Sachs Credit Partners L.P., as First Lien Collateral Agent] [Lehman Commercial Paper, Inc., as Second Lien Collateral Agent]

By:
Name:
Title:

EXHIBIT D

TO PLEDGE AND SECURITY AGREEMENT

DEPOSIT ACCOUNT CONTROL AGREEMENT

This Deposit Account Control Agreement dated as of [            ], 20[    ] (this “Agreement”) among [                    ] (the “Debtor”), Goldman Sachs Credit Partners L.P., as collateral agent for the Secured Parties referred to in the First Lien Security Agreement (as defined herein) (the “First Lien Collateral Agent”), Lehman Commercial Paper Inc., as collateral agent for the Secured Parties referred to in the Second Lien Security Agreement (as defined herein) (the “Second Lien Collateral Agent” and, together with the First Lien Collateral Agent, the “Collateral Agents”) and [                    ], in its capacity as a “bank” as defined in Section 9-102 of the UCC (in such capacity, the “Financial Institution”) is delivered pursuant to (i) Section 4.2 of the Pledge and Security Agreement (First Lien) (as amended, supplemented or otherwise modified from time to time, the “First Lien Security Agreement”), dated as of February 22, 2008 among Aldabra Holding Sub LLC, a Delaware limited liability company, Aldabra Sub LLC, a Delaware limited liability company, to be merged with and into Boise Paper Holdings, L.L.C., a Delaware limited liability company, the other Grantors party thereto and the First Lien Collateral Agent, and (ii) Section 4.2 of the Pledge and Security Agreement (Second Lien) (as amended, supplemented or otherwise modified from time to time, the “Second Lien Security Agreement” and, together with the First Lien Security Agreement, the “Security Agreements”), dated as of February 22, 2008 among Aldabra Holding Sub LLC, Aldabra Sub LLC, Boise Paper Holdings, L.L.C., the other Grantors party thereto and the Second Lien Collateral Agent. Capitalized terms used but not defined herein shall have the meaning assigned thereto in the First Lien Security Agreement. All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1. Establishment of Deposit Account. The Financial Institution hereby confirms and agrees that:

(a) The Financial Institution has established account number [IDENTIFY ACCOUNT NUMBER] in the name “[IDENTIFY EXACT TITLE OF ACCOUNT]” (such account and any successor account, the “Deposit Account”) and the Financial Institution shall not change the name or account number of the Deposit Account without the prior written consent of the First Lien Collateral Agent (or, if the First Lien Collateral Agent has delivered a Notice of Termination (as defined below), the Second Lien Collateral Agent) and, prior to delivery of a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Debtor; and

(b) The Deposit Account is a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC and the bank is a “Bank” within the meaning of Section 9-102 of the UCC.

Section 2. Control of the Deposit Account. If at any time the Financial Institution shall receive any instructions or directions originated by the First Lien Collateral Agent or the Second Lien Collateral Agent (with, until the First Lien Collateral Agent shall have delivered to the Financial Institution a Notice of Termination, the consent of the First Lien Collateral Agent) directing the disposition of funds in the Deposit Account, the Financial Institution shall comply with such instructions or directions without further consent by the Debtor or any other person. The Financial Institution hereby acknowledges that it has received notice of the security interests of the Collateral Agents in the Deposit Account and hereby acknowledges and consents to such liens. If the Debtor is otherwise entitled to issue instructions and such instructions conflict with any instructions issued by either Collateral Agent, the Financial Institution shall follow the instructions issued by the applicable Collateral Agent. In the event the Financial Institution receives conflicting instructions or directions from the First Lien Collateral Agent and the Second Lien Collateral Agent, the Second Lien Collateral Agent hereby expressly instructs the Financial Institution to follow the instructions or directions issued by the First Lien Collateral Agent.

Section 3. Subordination of Lien; Waiver of Set-Off. In the event that the Financial Institution has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Deposit Account or any funds credited thereto, the Financial Institution hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agents. Money and other items credited to the Deposit Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Collateral Agents (except that the Financial Institution may set off (i) all amounts due to the Financial Institution in respect of customary fees and expenses for the routine maintenance and operation of the Deposit Account and (ii) the face amount of any checks which have been credited to such Deposit Account but are subsequently returned unpaid because of uncollected or insufficient funds).

Section 4. Choice of Law. This Agreement and the Deposit Account shall each be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Financial Institution’s jurisdiction (within the meaning of Section 9-304 of the UCC) and the Deposit Account shall be governed by the laws of the State of New York.

Section 5. Conflict with Other Agreements.

(a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto; and

(c) The Financial Institution hereby confirms and agrees that:

(i) There are no other agreements entered into between the Financial Institution and the Debtor with respect to the Deposit Account [other than                     ]; and

(ii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating the Deposit Account and/or any funds credited thereto pursuant to which it has agreed to comply with instructions originated by such persons as contemplated by Section 9-104 of the UCC.

Section 6. Adverse Claims. Except for the claims and interest of the Collateral Agents and the Debtor, the Financial Institution does not know of any liens, claims or encumbrances relating to the Deposit Account. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Deposit Account, the Financial Institution will promptly notify the Collateral Agents and the Debtor thereof.

Section 7. Maintenance of Deposit Account. In addition to, and not in lieu of, the obligation of the Financial Institution to honor instructions or directions as set forth in Section 2 hereof, the Financial Institution agrees to maintain the Deposit Account as follows:

(a) Notice of Sole Control. If at any time the First Lien Collateral Agent or the Second Lien Collateral Agent (with, until the First Lien Collateral Agent shall have delivered to the Financial Institution a Notice of Termination, the consent of the First Lien Collateral Agent) delivers to the Financial Institution a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Financial Institution agrees that after receipt of such notice, it will take all instruction with respect to the Deposit Account solely from such Collateral Agent until further notice from the Collateral Agent.

(b) Statements and Confirmations. The Financial Institution will promptly send copies of all statements, confirmations and other correspondence concerning the Deposit Account simultaneously to each of the Debtor and the Collateral Agents at the address for each set forth in Section 11 of this Agreement; and

(c) Tax Reporting. All interest, if any, relating to the Deposit Account, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

Section 8. Representations, Warranties and Covenants of the Financial Institution. The Financial Institution hereby makes the following representations, warranties and covenants:

(a) The Deposit Account has been established as set forth in Section 1 and such Deposit Account will be maintained in the manner set forth herein until termination of this Agreement; and

(b) This Agreement is the valid and legally binding obligation of the Financial Institution.

Section 9. Indemnification of Financial Institution. The Debtor and the Collateral Agents hereby agree that (a) the Financial Institution is released from any and all liabilities to the Debtor and the Collateral Agents arising from the terms of this Agreement and the compliance of the Financial Institution with the terms hereof, except to the extent that such liabilities arise from the Financial Institution’s negligence, willful misconduct, bad faith or material breach of this Agreement and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Financial Institution from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Financial Institution with the terms hereof, except to the extent that such arises from the Financial Institution’s negligence, willful misconduct, bad faith or material breach of this Agreement, and from and against any and all liabilities, actual losses, damages, reasonable, out-of-pocket costs and expenses, charges, reasonable counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 10. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agents may assign their rights hereunder only (i) with the express written consent of the Financial Institution and (ii) by sending written notice of such assignment to the Debtor.

Section 11. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Debtor:	[Name and Address of Debtor]
Attention: [ ]
Telecopier: [ ]

First Lien Collateral Agent:	Goldman Sachs Credit Partners, L.P.
c/o Goldman, Sachs & Co.
30 Hudson Street, 36th Floor
Jersey City, NJ 07302
Attention: SBD Operations
Attention: Andrew Caditz
Telecopier: (212) 428-1243
Email: gsd.link@gs.com

with a copy to:

Goldman Sachs Credit Partners L.P.
1 New York Plaza
New York, New York 10004
Attention: Rob Schatzman
Telecopier: (212) 902-3000

Second Lien Collateral Agent:	Lehman Commercial Paper Inc.
745 Seventh Avenue
New York, NY 10019
Attention: Maritza Ospina
Telecopier: (646) 758-4648

Financial Institution:	[Name and Address of Financial Institution]
Attention: [ ]
Telecopier: [ ]

Any party may change its address for notices in the manner set forth above.

Section 12. Intercreditor Agreement. The terms and conditions of this Agreement and the lien and security interest granted to the Collateral Agents pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agents hereunder are subject to the terms and conditions of the Intercreditor Agreement in all respects. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Intercreditor Agreement, such conflict shall be resolved in accordance with Section 8.1 of the Intercreditor Agreement.

Section 13. Termination. The obligations of the Financial Institution to the First Lien Collateral Agent pursuant to this Agreement shall continue in effect until the security interest of the First Lien Collateral Agent in the Deposit Account has been terminated pursuant to the terms of the First Lien Security Agreement and the First Lien Collateral Agent has notified the Financial Institution of such termination in writing. The obligations of the Financial Institution to the Second Lien Collateral Agent pursuant to this Agreement shall continue in effect until the security interest of the Second Lien Collateral Agent in the Deposit Account has been terminated pursuant to the terms of the Second Lien Security Agreement and the Second Lien Collateral Agent has notified the Financial Institution of such termination in writing. Each Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit B hereto (a “Notice of Termination”) to the Financial Institution upon the request of the Debtor on or after the termination of the applicable Collateral Agent’s security interest in the Deposit Account pursuant to the terms of the applicable Security Agreement. The termination of this Agreement shall not terminate the Deposit Account or alter the obligations of the Financial Institution to the Debtor pursuant to any other agreement with respect to the Deposit Account.

Section 14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed signature page to this Agreement by facsimile, Adobe .pdf file or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Deposit Account Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

[DEBTOR], as Debtor

By:

Name:
Title:

GOLDMAN SACHS CREDIT PARTNERS L.P., as First Lien Collateral Agent

By:

Name:
Title:

LEHMAN COMMERCIAL PAPER INC., as Second Lien Collateral Agent

By:

Name:
Title:

[NAME OF FINANCIAL INSTITUTION], as Financial Institution

By:

Name:
Title:

EXHIBIT A

TO DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of First Lien Collateral Agent/ Second Lien Collateral Agent]

[Date]

[Name and Address of Financial Institution]

Attention: [                    ]

Re: Notice of Sole Control

Ladies and Gentlemen:

As referenced in the Deposit Account Control Agreement dated as of [            ], 20[    ] among [Name of Debtor] (the “Debtor”), you, [First Lien Collateral Agent/ Second Lien Collateral Agent] and the undersigned (a copy of which is attached), we hereby give you notice of our sole control over deposit account number [                    ] (the “Deposit Account”) and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Deposit Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor.

Very truly yours,
[Goldman Sachs Credit Partners L.P., as First Lien Collateral Agent] [Lehman Commercial Paper, Inc., as Second Lien Collateral Agent]

By:

Name:
Title:

cc: [Name of Debtor]

EXHIBIT B

TO DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of the First Lien Collateral Agent/ Second Lien Collateral Agent]

[Date]

[Name and Address of Financial Institution]

Attention: [                    ]

Re: Termination of Deposit Account Control Agreement

You are hereby notified that the Deposit Account Control Agreement dated as of [            ], 20[    ] among [Name of Debtor] (the “Debtor”), you, [First Lien Collateral Agent/ Second Lien Collateral Agent] and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. [IF THE CONTROL AGREEMENT IS TO REMAIN IN EFFECT WITH RESPECT TO THE FIRST LIEN COLLATERAL AGENT/ SECOND LIEN COLLATERAL AGENT, ADD: Note however that the Control Agreement remains in effect with respect to the First Lien Collateral Agent/ Second Lien Collateral Agent.] [IF THE CONTROL AGREEMENT IS BEING TERMINATED AS TO ALL PARTIES, ADD: Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number(s) [                    ] from the Debtor.] This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Debtor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor.

Very truly yours,
[Goldman Sachs Credit Partners L.P., as First Lien Collateral Agent] [Lehman Commercial Paper, Inc., as Second Lien Collateral Agent]

By:

Name:
Title:

EXHIBIT E

TO PLEDGE AND SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT (SECOND LIEN)

TRADEMARK SECURITY AGREEMENT (SECOND LIEN), dated as of             , 20     (as amended, restated or otherwise modified from time to time, the “Trademark Security Agreement”), by and among ALDABRA SUB LLC, a Delaware limited liability company (to be merged with and into BOISE PAPER HOLDINGS, L.L.C., a Delaware limited liability company, the “Borrower”), ALDABRA HOLDING SUB LLC, a Delaware limited liability company (“Holdings”), CERTAIN SUBSIDIARIES OF THE BORROWER, as Guarantors (together with the Borrower and Holdings, collectively, the “Grantors”), and LEHMAN COMMERCIAL PAPER INC., in its capacity as collateral agent for the Secured Parties (together with any successors and assigns thereto in such capacity, the “Collateral Agent”).

Reference is made to the Pledge and Security Agreement (Second Lien) dated as of February 22, 2008 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), between each of the Grantors and the Collateral Agent. The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement dated as of February 22, 2008 (as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”)) by and among each of the Grantors, the Lenders and Lehman Commercial Paper Inc., as Administrative Agent. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Accordingly, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings given to them in the Security Agreement or the Credit Agreement. The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. As security for the payment or performance in full of the Obligations, each Grantor, pursuant to and in accordance with the Security Agreement, did and hereby pledges and grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a lien and security interest in and to all of such Grantor’s right, title and interest in, to and under the following assets and properties, whether now owned or at any time hereafter created or acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title, or interest, but not including any Excluded Assets (collectively, the “Trademark Collateral”):

(a) all of its registered and unregistered, common law, state, United States, multinational, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, now and hereinafter due and/or payable thereunder, including, without limitation, royalties, income, payments, claims, damages, and proceeds of suit (“Trademarks”), including, but not limited to the registrations and applications referred to in Schedule I attached hereto (as such schedule may be amended or supplemented from time to time).

SECTION 3. Supplement to the Security Agreement. The security interests granted to the Collateral Agent pursuant to this Trademark Security Agreement are granted in furtherance of, and not in limitation of or expansion of, the security interests granted to the Collateral Agent for the Secured Parties pursuant to the Security Agreement and the rights and obligations of the parties thereto. Each party hereto hereby acknowledges and affirms that the rights and remedies of the each other party hereto with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

SECTION 4. Intercreditor Agreement. The terms and conditions of this Trademark Security Agreement and the Liens and security interests granted to the Collateral Agent pursuant to this Trademark Security Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the terms and conditions of the Intercreditor Agreement in all respects. In the event of any conflict between the terms and conditions of this Trademark Security Agreement and the terms and conditions of the Intercreditor Agreement, such conflict shall be resolved in accordance with Section 8.1 of the Intercreditor Agreement.

SECTION 5. Termination. This Agreement is made to secure the satisfactory payment and performance of the Obligations. This Trademark Security Agreement and the security interest granted hereby shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Trademark Collateral acquired under this Agreement suitable for filing with any office or agency in which the Collateral Agent has filed this, or a similar, instrument. Additionally, upon such satisfactory payment, the Collateral Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Trademark Collateral.

SECTION 6. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

SECTION 7. Miscellaneous. The provisions of Section 13 of the Security Agreement are hereby incorporated by reference, mutatis mutandis.

[Signatures on following page]

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

ALDABRA HOLDING SUB LLC, as Grantor

By:

Name:
Title:

ALDABRA SUB LLC, as Grantor

By:

Name:
Title:

BOISE PAPER HOLDINGS, L.L.C., as Grantor

By:

Name:
Title:

[Trademark Security Agreement]

BOISE WHITE PAPER, L.L.C. BOISE PACKAGING & NEWSPRINT, L.L.C.
BOISE CASCADE TRANSPORTATION HOLDINGS CORP.
BOISE WHITE PAPER SALES CORP. BOISE WHITE PAPER HOLDINGS CORP. INTERNATIONAL FALLS POWER COMPANY
MINNESOTA, DAKOTA & WESTERN RAILWAY COMPANY
BEMIS CORPORATION BC CHINA CORPORATION B C T, INC.,
as Grantors

By:

Name:
Title:

[Trademark Security Agreement]

Accepted and Agreed:

LEHMAN COMMERCIAL PAPER INC., as Collateral Agent

By:
Name:
Title:

[Trademark Security Agreement]

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

U .S. TRADEMARK REGISTRATIONS

U.S. TRADEMARK APPLICATIONS

EXHIBIT F

TO PLEDGE AND SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT (SECOND LIEN)

COPYRIGHT SECURITY AGREEMENT (SECOND LIEN), dated as of             , 20     (as amended, restated or otherwise modified from time to time, the “Copyright Security Agreement”), by and among ALDABRA SUB LLC, a Delaware limited liability company (to be merged with and into BOISE PAPER HOLDINGS, L.L.C., a Delaware limited liability company, the “Borrower”), ALDABRA HOLDING SUB LLC, a Delaware limited liability company (“Holdings”), CERTAIN SUBSIDIARIES OF THE BORROWER, as Guarantors (together with the Borrower and Holdings, collectively, the “Grantors”), and LEHMAN COMMERCIAL PAPER INC., in its capacity as collateral agent for the Secured Parties (together with any successors and assigns thereto in such capacity, the “Collateral Agent”).

Reference is made to the Pledge and Security Agreement (Second Lien) dated as of February 22, 2008 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), between each of the Grantors and the Collateral Agent. The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement dated as of February 22, 2008 (as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”)) by and among each of the Grantors, the Lenders and Lehman Commercial Paper Inc., as Administrative Agent. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Accordingly, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings given to them in the Security Agreement or the Credit Agreement. The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. As security for the payment or performance in full of the Obligations, each Grantor, pursuant to and in accordance with the Security Agreement, did and hereby pledges and grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a lien and security interest in and to all of such Grantor’s right, title and interest in, to and under the following assets and properties, whether now owned or at any time hereafter created or acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title, or interest, but not including any Excluded Assets (collectively, the “Copyright Collateral”):

(a) all of its United States and foreign copyrights, including but not limited to copyrights in software and all rights in and to databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, moral rights, reversionary interests, termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, now and hereinafter due and/or payable thereunder, including, without limitation, royalties, income, payments, claims, damages and proceeds of suit (“Copyrights”), including, without limitation, the registrations and applications required to be listed in Schedule I attached hereto (as such schedule may be amended or supplemented from time to time); and

(b) all agreements providing for the grant of any right in or to U.S. Copyrights for which Grantor is the exclusive licensee of such U.S. Copyrights, including those referred to on Schedule I hereto (collectively, “Copyright Licenses”) and all rights and proceeds under such agreement.

SECTION 3. Supplement to the Security Agreement. The security interests granted to the Collateral Agent pursuant to this Copyright Security Agreement are granted in furtherance of, and not in limitation or expansion of, the security interests granted to the Collateral Agent for the Secured Parties pursuant to the Security Agreement and the rights and obligations of the parties thereto. Each party hereto hereby acknowledges and affirms that the rights and remedies of each other party hereto with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

SECTION 4. Intercreditor Agreement. The terms and conditions of this Copyright Security Agreement and the Liens and security interests granted to the Collateral Agent pursuant to this Copyright Security Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the terms and conditions of the Intercreditor Agreement in all respects. In the event of any conflict between the terms and conditions of this Copyright Security Agreement and the terms and conditions of the Intercreditor Agreement, such conflict shall be resolved in accordance with Section 8.1 of the Intercreditor Agreement.

SECTION 5. Termination. This Agreement is made to secure the satisfactory payment and performance of the Obligations. This Copyright Security Agreement and the security interest granted hereby shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Copyright Collateral acquired under this Agreement suitable for filing with any office or agency in which the Collateral Agent has filed this, or a similar, Agreement. Additionally, upon such satisfactory payment, the Collateral Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Copyright Collateral.

SECTION 6. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

SECTION 7. Miscellaneous. The provisions of Section 13 of the Security Agreement are hereby incorporated by reference, mutatis mutandis.

[Signatures on following page]

IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

ALDABRA HOLDING SUB LLC, as Grantor

By:

Name:
Title:

ALDABRA SUB LLC, as Grantor

By:

Name:
Title:

BOISE PAPER HOLDINGS, L.L.C., as Grantor

By:

Name:
Title:

[Copyright Security Agreement]

BOISE WHITE PAPER, L.L.C. BOISE PACKAGING & NEWSPRINT, L.L.C.
BOISE CASCADE TRANSPORTATION HOLDINGS CORP.
BOISE WHITE PAPER SALES CORP. BOISE WHITE PAPER HOLDINGS CORP. INTERNATIONAL FALLS POWER COMPANY
MINNESOTA, DAKOTA & WESTERN RAILWAY COMPANY
BEMIS CORPORATION BC CHINA CORPORATION B C T, INC.,
as Grantors

By:

Name:
Title:

[Copyright Security Agreement]

Accepted and Agreed:

LEHMAN COMMERCIAL PAPER INC., as Collateral Agent

By:
Name:
Title:

[Copyright Security Agreement]

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

U.S. COPYRIGHT REGISTRATIONS

U.S. COPYRIGHT APPLICATIONS

COPYRIGHT LICENSES:

EXHIBIT G

TO PLEDGE AND SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT (SECOND LIEN)

PATENT SECURITY AGREEMENT (SECOND LIEN), dated as of             , 20     (as amended, restated or otherwise modified from time to time, the “Patent Security Agreement”), by and among ALDABRA SUB LLC, a Delaware limited liability company (to be merged with and into BOISE PAPER HOLDINGS, L.L.C., a Delaware limited liability company, the “Borrower”), ALDABRA HOLDING SUB LLC, a Delaware limited liability company (“Holdings”), CERTAIN SUBSIDIARIES OF THE BORROWER, as Guarantors (together with the Borrower and Holdings, collectively, the “Grantors”), and LEHMAN COMMERCIAL PAPER INC., in its capacity as collateral agent for the Secured Parties (together with any successors and assigns thereto in such capacity, the “Collateral Agent”).

Reference is made to the Pledge and Security Agreement (Second Lien) dated as of February 22, 2008 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), between each of the Grantors and the Collateral Agent. The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement dated as of February 22, 2008 (as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”)) by and among each of the Grantors, the Lenders and Lehman Commercial Paper Inc., as Administrative Agent. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Accordingly, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings given to them in the Security Agreement or the Credit Agreement. The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. As security for the payment or performance in full of the Obligations, each Grantor, pursuant to and in accordance with the Security Agreement, did and hereby pledges and grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a lien and security interest in and to all of such Grantor’s right, title and interest in, to and under the following assets and properties, whether now owned or at any time hereafter created or acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title, or interest, but not including any Excluded Assets (collectively, the “Patent Collateral”):

(a) all of its United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, now and hereinafter due and/or payable thereunder, including, without limitation, royalties, income, payments, claims, damages, and proceeds of suit (“Patents”), including, but not limited to each patent and patent application referred to on

Schedule I attached hereto (as such schedule may be amended or supplemented from time to time).

SECTION 3. Supplement to the Security Agreement. The security interests granted to the Collateral Agent pursuant to this Patent Security Agreement are granted in furtherance of, and not in limitation or expansion of, the security interests granted to the Collateral Agent for the Secured Parties pursuant to the Security Agreement and the rights and obligations of the parties thereto. Each party hereto hereby acknowledges and affirms that the rights and remedies of each other party hereto with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

SECTION 4. Intercreditor. The terms and conditions of this Patent Security Agreement and the Liens and security interests granted to the Collateral Agent pursuant to this Patent Security Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the terms and conditions of the Intercreditor Agreement in all respects. In the event of any conflict between the terms and conditions of this Patent Security Agreement and the terms and conditions of the Intercreditor Agreement, such conflict shall be resolved in accordance with Section 8.1 of the Intercreditor Agreement.

SECTION 5. Termination. This Agreement is made to secure the satisfactory payment and performance of the Obligations. This Patent Security Agreement and the security interest granted hereby shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Patent Collateral acquired under this Agreement suitable for filing with any office or agency in which the Collateral Agent has filed this, or a similar, Agreement. Additionally, upon such satisfactory payment, the Collateral Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Patent Collateral.

SECTION 6. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

SECTION 7. Miscellaneous. The provisions of Section 13 of the Security Agreement are hereby incorporated by reference, mutatis mutandis.

[Signatures on following page]

IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

ALDABRA HOLDING SUB LLC, as Grantor

By:
Name:
Title:

ALDABRA SUB LLC, as Grantor

By:
Name:
Title:

BOISE PAPER HOLDINGS, L.L.C., as Grantor

By:
Name:
Title:

[Patent Security Agreement]

BOISE WHITE PAPER, L.L.C. BOISE PACKAGING & NEWSPRINT, L.L.C.
BOISE CASCADE TRANSPORTATION HOLDINGS CORP.
BOISE WHITE PAPER SALES CORP. BOISE WHITE PAPER HOLDINGS CORP. INTERNATIONAL FALLS POWER COMPANY
MINNESOTA, DAKOTA & WESTERN RAILWAY COMPANY
BEMIS CORPORATION BC CHINA CORPORATION B C T, INC., as Grantors

By:
Name:
Title:

[Patent Security Agreement]

Accepted and Agreed:

LEHMAN COMMERCIAL PAPER INC., as Collateral Agent

By:
Name:
Title:

[Patent Security Agreement]

SCHEDULE I

to

PATENT SECURITY AGREEMENT

U.S. PATENT REGISTRATIONS

U.S. PATENT APPLICATIONS

G-1

DOC 12 : Header

EXHIBIT J TO

SECOND LIEN CREDIT AND GUARANTY AGREEMENT

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS

AND LEASES AND FIXTURE FILING (SECOND LIEN)

[PROVIDED UNDER A SEPARATE COVER]

EXHIBIT J-A-1

EXHIBIT K TO

SECOND LIEN CREDIT AND GUARANTY AGREEMENT

LANDLORD WAIVER AND CONSENT AGREEMENT

This LANDLORD WAIVER AND CONSENT AGREEMENT (this “Agreement”) is dated as of [mm/dd/yy] and entered into by [NAME OF LANDLORD] (“Landlord”), to and for the benefit of GOLDMAN SACHS CREDIT PARTNERS L.P., as collateral agent for the first lien Lenders and Lender Counterparties (the “First Lien Collateral Agent”), and LEHMAN COMMERCIAL PAPER INC., as collateral agent for the second lien Lenders (the “Second Lien Collateral Agent” and, together with the First Lien Collateral Agent, the “Collateral Agents”).

RECITALS:

WHEREAS, [NAME OF GRANTOR], a [Type of Person] (“Tenant”), has possession of and occupies all or a portion of the property described on Exhibit A annexed hereto (the “Premises”);

WHEREAS, Tenant’s interest in the Premises arises under the lease agreement (the “Lease”) more particularly described on Exhibit B annexed hereto, pursuant to which Landlord has rights, upon the terms and conditions set forth therein, to take possession of, and otherwise assert control over, the Premises;

WHEREAS, reference is made to (i) the First Lien Credit and Guaranty Agreement, dated as of February 22, 2008 (as it may be amended, restated, supplemented or otherwise modified, the “First Lien Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among BOISE PAPER HOLDINGS, L.L.C., a Delaware limited liability company, as successor by merger to ALDABRA SUB LLC, a Delaware limited liability company (“Borrower”), ALDABRA HOLDING SUB LLC, a Delaware limited liability company (“Holdings”), certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Collateral Agent and as Administrative Agent and certain other agents party thereto and (ii) the Second Lien Credit Agreement, dated as of February 22, 2008 (as it may be amended, restated, supplemented or otherwise modified, the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Credit Agreements”), by and among Borrower, Holdings, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and as Collateral Agent, GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, and the other agents parties thereto, pursuant to which Tenant has executed security agreements, mortgages, deeds of trust, deeds to secure debt and assignments of rents and leases, and other collateral documents in relation to the Credit Agreements;

WHEREAS, Tenant’s repayment of the extensions of credit made by Lenders under the Credit Agreements will be secured, in part, by all Inventory of Tenant (including all Inventory of Tenant now or hereafter located on the Premises (the “Subject Inventory”)) and all Equipment used in Tenant’s business (including all Equipment of Tenant now or hereafter located on the Premises (the “Subject Equipment”; and, together with the Subject Inventory, the “Collateral”)); and

WHEREAS, each Collateral Agent has requested that Landlord execute this Agreement as a condition to the extension of credit to Tenant under the Credit Agreements.

EXHIBIT K-1

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby represents and warrants to, and covenants and agrees with, Collateral Agents as follows:

1. Landlord hereby (a) waives and releases unto Collateral Agents and their successors and assigns any and all rights granted by or under any present or future laws to levy or distraint for rent or any other charges which may be due to Landlord against the Collateral, and any and all other claims, liens and demands of every kind which it now has or may hereafter have against the Collateral, and (b) agrees that any rights it may have in or to the Collateral, no matter how arising (to the extent not effectively waived pursuant to clause (a) of this paragraph 1), shall be second and subordinate to the rights of Collateral Agents in respect thereof. Landlord acknowledges that the Collateral is and will remain personal property and not fixtures even though it may be affixed to or placed on the Premises.

2. Landlord certifies that (a) Landlord is the landlord under the Lease, (b) the Lease is in full force and effect and has not been amended, modified, or supplemented except as set forth on Exhibit B annexed hereto, (c) to the knowledge of Landlord, there is no defense, offset, claim or counterclaim by or in favor of Landlord against Tenant under the Lease or against the obligations of Landlord under the Lease, (d) no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no knowledge of the occurrence of any other default under or in connection with the Lease, and (e) except as disclosed to Collateral Agents, no portion of the Premises is encumbered in any way by any deed of trust or mortgage lien or ground or superior lease.

3. Landlord consents to the installation or placement of the Collateral on the Premises, and Landlord grants to First Lien Collateral Agent or, if First Lien Collateral Agent shall have sent to Landlord the written certification referred to in Section 7 below, Second Lien Collateral Agent, a license to enter upon and into the Premises to do any or all of the following with respect to the Collateral: assemble, have appraised, display, remove, maintain, prepare for sale or lease, repair, transfer, or sell (at public or private sale). In entering upon or into the Premises, the applicable Collateral Agent hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, liabilities, costs and expenses incurred by Landlord caused solely by such Collateral Agent’s entering upon or into the Premises and taking any of the foregoing actions with respect to the Collateral. Such costs shall include any damage to the Premises made by Collateral Agents in severing and/or removing the Collateral therefrom.

4. Landlord agrees that it will not prevent First Lien Collateral Agent or, if First Lien Collateral Agent shall have sent to Landlord the written certification referred to in Section 7 below, Second Lien Collateral Agent, or their respective designees from entering upon the Premises at all reasonable times to inspect or remove the Collateral. In the event that Landlord has the right to, and desires to, obtain possession of the Premises (either through expiration of the Lease or termination thereof due to the default of Tenant thereunder), Landlord will deliver notice (the “Landlord’s Notice”) to First Lien Collateral Agent or, if First Lien Collateral Agent shall have sent to Landlord the written certification referred to in Section 7 below, Second Lien Collateral Agent, to that effect. Within the 45 day period after the applicable Collateral Agent receives the Landlord’s Notice, such Collateral Agent shall have the right, but not the obligation, to cause the Collateral to be removed from the Premises. During such 45 day period, Landlord will not remove the Collateral from the Premises nor interfere with the applicable Collateral Agent’s actions in removing the Collateral from the Premises or the applicable Collateral Agent’s actions in otherwise enforcing its security interest in the Collateral. Notwithstanding anything to the contrary in this paragraph, neither Collateral Agent shall at any time have any obligation to remove the Collateral from the Premises.

5. Landlord shall send to First Lien Collateral Agent or, if First Lien Collateral Agent shall have sent to Landlord the written certification referred to in Section 7 below, Second Lien Collateral

EXHIBIT K-2

Agent, a copy of any notice of default under the Lease sent by Landlord to Tenant. In addition, Landlord shall send to First Lien Collateral Agent or, if First Lien Collateral Agent shall have sent to Landlord the written certification referred to in Section 7 below, Second Lien Collateral Agent, a copy of any notice received by Landlord of a breach or default under any other lease, mortgage, deed of trust, security agreement or other instrument to which Landlord is a party which may affect Landlord’s rights in, or possession of, the Premises.

6. All notices to Collateral Agents under this Agreement shall be in writing and sent to Collateral Agents at their addresses set forth on the signature page hereof by telefacsimile, by United States mail, or by overnight delivery service.

7. The provisions of this Agreement shall continue in effect (i) with respect to First Lien Collateral Agent until Landlord shall have received written certification from First Lien Collateral Agent that all amounts advanced under the First Lien Credit Agreement have been paid in full and (ii) with respect to Second Lien Collateral Agent until Landlord shall have received written certification from Second Lien Collateral Agent that all amounts advanced under the Second Lien Credit Agreement have been paid in full.

8. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.

[Remainder of page intentionally left blank]

EXHIBIT K-3

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the day and year first set forth above.

[NAME OF LANDLORD]

By:
Name: Title:

Attention:
Telecopier:

By its acceptance hereof, as of the day and year first set forth above, each Collateral Agent agrees to be bound by the provisions hereof.

GOLDMAN SACHS CREDIT PARTNERS L.P., as First Lien Collateral Agent

By:
Name: Title:

Attention:
Telecopier:

LEHMAN COMMERCIAL PAPER INC., as Second Lien Collateral Agent

By:
Name: Title:

Attention:
Telecopier:

EXHIBIT K-4

EXHIBIT A TO

LANDLORD WAIVER AND CONSENT

Legal Description of Premises:

EXHIBIT K-A-1

EXHIBIT B TO

LANDLORD WAIVER AND CONSENT

Description of Lease:

EXHIBIT K-B-1

EXHIBIT L TO

SECOND LIEN CREDIT AND GUARANTY AGREEMENT

MASTER INTERCOMPANY NOTE

New York, New York

February 22, 2008

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

This note (“Note”) is an intercompany note executed in connection with (i) that certain first lien Credit and Guaranty Agreement, dated as of February 22, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”; each capitalized term used but not defined herein, unless otherwise noted, having the meaning given it in the First Lien Credit Agreement) among ALDABRA SUB LLC, a Delaware limited liability company (“Aldabra”, and prior to the BPH Merger, “Borrower”), and BOISE PAPER HOLDINGS, L.L.C., a Delaware limited liability company (“BPH”, and, after the BPH merger, “Borrower”), ALDABRA HOLDING SUB LLC, a Delaware limited liability company (“Holdings”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the Lenders, GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent (together with its permitted successors, in such capacity, the “First Lien Administrative Agent”) and as Collateral Agent (together with its permitted successors, in such capacity, the “First Lien Collateral Agent”) and certain other agents party thereto and (ii) that certain second lien Credit and Guaranty Agreement, dated as of February 22, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement” and together with the First Lien Credit Agreement, the “Credit Agreements”) among the BORROWER, HOLDINGS, CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the Lenders, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent (together with its permitted successors, in such capacity, the “Second Lien Administrative Agent” and, together with the First Lien Administrative Agent, the “Administrative Agents”), as Collateral Agent (together with its permitted successors, in such capacity, the “Second Lien Collateral Agent”), GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent and the other agent parties thereto. This Note is subject to the terms of the Credit Agreements, and shall be pledged by each Payee pursuant to the Pledge and Security Agreement (as defined under each Credit Agreement) to the extent required pursuant to the terms thereof. Each Payee hereby acknowledges and agrees that (i) the First Lien Administrative Agent and First Lien Collateral Agent and (ii) the Second Lien Administrative Agent and Second Lien Collateral Agent may exercise all rights provided in the applicable Credit Agreement and the applicable Pledge and Security Agreement (each as defined in the First Lien Credit Agreement and in the Second Lien Credit Agreement) with respect to this Note (subject to and in accordance with the provisions of the Intercreditor Agreement).

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is Borrower or a Guarantor to any Payee other than Borrower shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations (as defined in each Credit Agreement) of such Payor under the applicable Credit Agreement, including, without limitation, where applicable, under such Payor’s guarantee of the Obligations (as defined in each Credit Agreement) (such Obligations and other indebtedness and obligations in connection with any

EXHIBIT K-B-1

renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i) in the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full (except for contingent obligations for which no claim has been made) in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;

(ii) if an Event of Default occurs and is continuing with respect to any Senior Indebtedness, then no payment or distribution of any kind or character shall be made by the Payor under this Note; and

(iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full (except for contingent obligations for which no claim has been made) in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full (except for contingent obligations for which no claim has been made) in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agrees that the subordination of this Note is for the benefit of the holders of Senior Indebtedness, and any Administrative Agent may, on behalf of itself and any holder of Senior Indebtedness and subject to the terms of the Credit Agreements, the Intercreditor Agreement and the other documents executed in connection therewith, proceed to enforce the subordination provisions herein.

The indebtedness evidenced by this Note owed by any Payor that is not Borrower or a Guarantor shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

EXHIBIT K-B-2

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

Additional Payors and Payees may become parties to this Note by executing a counterpart signature page to this Note. Upon delivery of such counterpart signature page, notice of which is waived by all parties hereto, such Payor or Payee, as the case may be, shall become a party hereto as fully as if it were an original signatory hereto. Each Payor agrees that its obligations under or evidenced by this Note shall not be diminished or impaired by the addition of an additional Payor.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

[Signature pages follow]

EXHIBIT K-B-3

IN WITNESS WHEREOF, each of the undersigned has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first above written.

ALDABRA SUB LLC, as Borrower prior to the BPH Merger

By:
Name:
Title:

BOISE PAPER HOLDINGS, L.L.C., as Borrower after the BPH Merger

By:
Name:
Title:

ALDABRA HOLDING SUB LLC

By:
Name:
Title:

BOISE WHITE PAPER, L.L.C.
BOISE PACKAGING & NEWSPRINT, L.L.C.
BOISE CASCADE TRANSPORTATION HOLDINGS CORP.
BOISE WHITE PAPER SALES CORP.
BOISE WHITE PAPER HOLDINGS CORP.
INTERNATIONAL FALLS POWER COMPANY
MINNESOTA, DAKOTA & WESTERN RAILWAY COMPANY
BEMIS CORPORATION
BC CHINA CORPORATION
B C T, INC.

By:
Name:
Title:

EXHIBIT K-B-1

BOISE HONG KONG LIMITED

By:
Name:
Title:

EXHIBIT K-B-2

ALLONGE

This Allonge is attached to and made a part of that certain Master Intercompany Note, dated as of February 22, 2008 (as it may be amended, restated or modified from time to time, the “Note”), made by and between ALDABRA SUB LLC, BOISE PAPER HOLDINGS, L.L.C., ALDABRA HOLDING SUB LLC, BOISE WHITE PAPER, L.L.C., BOISE PACKAGING & NEWSPRINT, L.L.C., BOISE CASCADE TRANSPORTATION HOLDINGS CORP., BOISE WHITE PAPER SALES CORP., BOISE WHITE PAPER HOLDINGS CORP., INTERNATIONAL FALLS POWER COMPANY, MINNESOTA, DAKOTA & WESTERN RAILWAY COMPANY, BEMIS CORPORATION, BC CHINA CORPORATION, B C T, INC. AND BOISE HONG KONG LIMITED (each in its capacity as a “Payee” thereunder and, collectively the “Payees”). The outstanding principal amount owing from time to time under the Note is evidenced on the books and records of the Payees, as more fully set forth in the Note.

Each of the undersigned hereby assigns and transfers its rights under the Note to the order of

Dated as of                     , 20

[Signature pages follow]

EXHIBIT K-B-3

ALDABRA SUB LLC, as Borrower prior to the BPH Merger

By:
Name:
Title:

BOISE PAPER HOLDINGS, L.L.C., as Borrower after the BPH Merger

By:
Name:
Title:

ALDABRA HOLDING SUB LLC

By:
Name:
Title:

BOISE WHITE PAPER, L.L.C.
BOISE PACKAGING & NEWSPRINT, L.L.C.
BOISE CASCADE TRANSPORTATION HOLDINGS CORP.
BOISE WHITE PAPER SALES CORP.
BOISE WHITE PAPER HOLDINGS CORP.
INTERNATIONAL FALLS POWER COMPANY
MINNESOTA, DAKOTA & WESTERN RAILWAY COMPANY
BEMIS CORPORATION
BC CHINA CORPORATION
B C T, INC.

By:
Name:
Title:

EXHIBIT L-1

EXHIBIT M TO

SECOND LIEN CREDIT AND GUARANTY AGREEMENT

INTERCREDITOR AGREEMENT

[PROVIDED UNDER A SEPARATE COVER]

EXHIBIT M

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (“Agreement”), is dated as of February 22, 2008 and entered into by and among ALDABRA SUB LLC (“Aldabra”, to be merged (the “Merger”) with and into Boise Paper Holdings, L.L.C. (“BPH”) and, after the Merger, the “Company”), GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), in its capacity as collateral agent for the First Lien Claimholders (as defined below), including its successors and assigns from time to time and any New Agent (as defined below) (the “First Lien Collateral Agent”), and LEHMAN COMMERCIAL PAPER INC. (“LCPI”), in its capacity as collateral agent for the Second Lien Claimholders (as defined below), including its successors and assigns from time to time and any new agent in respect of any Refinancing (as defined below) of the Second Lien Credit Agreement (as defined below) permitted hereunder (the “Second Lien Collateral Agent”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

The Company, Aldabra Holding Sub LLC (“Holdings”), certain subsidiaries of Aldabra party thereto, the lenders and agents party thereto, GSCP, as Joint Lead Arranger, Administrative Agent and Collateral Agent, and Lehman Brothers Inc. (“Lehman Brothers”), as Joint Lead Arranger, have entered into that Credit Agreement dated as of the date hereof providing for a revolving credit facility and term loan facilities (as amended, restated, supplemented, modified, replaced or Refinanced from time to time, the “First Lien Credit Agreement”);

The Company, Holdings, certain subsidiaries of Aldabra party thereto, the lenders and agents party thereto, GSCP and Lehman Brothers, as Joint Lead Arrangers, and LCPI, as Administrative Agent and Collateral Agent, have entered into that Second Lien Credit Agreement dated as of the date hereof providing for a term loan (as amended, restated, supplemented, modified, replaced or Refinanced from time to time, the “Second Lien Credit Agreement”);

Pursuant to (i) the First Lien Credit Agreement, Holdings has agreed to guaranty the First Lien Obligations (as amended, restated, supplemented, modified, replaced or Refinanced from time to time, the “First Lien Holdings Guaranty”) and Holdings and the Company have agreed to cause certain current and future Subsidiaries to agree to guaranty the First Lien Obligations (as amended, restated, supplemented, modified, replaced or Refinanced from time to time, the “First Lien Subsidiary Guaranty”) and (ii) the Second Lien Credit Agreement, Holdings has agreed to guaranty the Second Lien Obligations (as amended, restated, supplemented, modified, replaced or Refinanced from time to time, the “Second Lien Holdings Guaranty”) and Holdings and the Company have agreed to cause certain current and future Subsidiaries to agree to guaranty the Second Lien Obligations (as amended, restated, supplemented, modified, replaced or Refinanced from time to time, the “Second Lien Subsidiary Guaranty”);

The Obligations of the Company under the First Lien Credit Agreement, the Obligations of Holdings under the First Lien Holdings Guaranty, the Obligations of the Subsidiary guarantors under the First Lien Subsidiary Guaranty and the Obligations of the Company, Holdings or any Subsidiary guarantor under any Hedge Agreements and (if requested by the Company) any Treasury Services Agreements, in each case with a Lender Counterparty, will be secured on a first priority basis by liens on substantially all the assets of the Company, Holdings and the Subsidiary guarantors (such current and future Subsidiaries of the Company providing a guaranty thereof, the “Guarantor Subsidiaries”), respectively, pursuant to the terms of the First Lien Collateral Documents;

The Obligations of the Company under the Second Lien Credit Agreement, the Obligations of Holdings under the Second Lien Holdings Guaranty and the Obligations of the Guarantor Subsidiaries under the Second Lien Subsidiary Guaranty will be secured on a second priority basis by liens on substantially all the assets of the Company, Holdings and the Guarantor Subsidiaries, respectively, pursuant to the terms of the Second Lien Collateral Documents;

The First Lien Loan Documents and the Second Lien Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

In order to induce the First Lien Collateral Agent and the First Lien Claimholders to consent to the Grantors incurring the Second Lien Obligations and to induce the First Lien Claimholders to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor, the Second Lien Collateral Agent on behalf of the Second Lien Claimholders has agreed to the intercreditor and other provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

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“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“Arrangers” has the meaning assigned to that term in the First Lien Credit Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Cap Amount” has the meaning assigned to that term within the definition of “First Lien Obligations”.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting both First Lien Collateral and Second Lien Collateral.

“Commodity Agreement” means any commodity futures contract, forward contract, option to purchase or sell a commodity, or option, warrant or other right with respect to a commodity futures contract or other similar agreement or arrangement, each of which is for the purpose of hedging the risk of fluctuations in commodities prices associated with the businesses of Holdings and its Subsidiaries and not for speculative purposes.

“Company” has the meaning assigned to that term in the Preamble to this Agreement.

“Comparable Second Lien Collateral Document” means, in relation to any Collateral subject to any Lien created under any First Lien Collateral Document, the Second Lien Loan Document which creates a Lien on the same Collateral, granted by the same Grantor.

“DIP Financing” has the meaning assigned to that term in Section 6.1.

“Discharge of First Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the First Lien Loan Documents and constituting First Lien Obligations (other than contingent obligations for which no claim has been made at such time);

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(b) payment in full in cash of all other First Lien Obligations (other than contingent obligations for which no claim has been made at such time) that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid;

(c) termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Obligations; and

(d) cancellation or expiration of all letters of credit (unless a Letter of Credit Backstop is in place) issued under the First Lien Loan Documents and constituting First Lien Obligations.

“Disposition” has the meaning assigned to that term in Section 5.1(a)(2).

“Fee Letter” has the meaning assigned to that term in the First Lien Credit Agreement.

“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at that time, including the First Lien Lenders, the Lender Counterparties and the agents under the First Lien Loan Documents.

“First Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any First Lien Obligations.

“First Lien Collateral Agent” has the meaning assigned to that term in the Preamble of this Agreement.

“First Lien Collateral Documents” means the Collateral Documents (as such term or any similar term is defined in the First Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“First Lien Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“First Lien Holdings Guaranty” has the meaning assigned to that term in the Recitals to this Agreement.

“First Lien Lenders” means the “Lenders” under and as defined in the First Lien Loan Documents.

“First Lien Loan Documents” means the First Lien Credit Agreement and the Credit Documents (as such term or any similar term is defined in the First Lien Credit Agreement), including Hedge Agreements and (if requested by the Company) Treasury Services Agreements, in each case entered into with a Lender Counterparty, and each of the other agreements, documents and instruments providing for or evidencing any other First

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Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, replaced or Refinanced from time to time in accordance with the provisions of this Agreement.

“First Lien Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“First Lien Obligations” means, subject to the next paragraph, all Obligations outstanding under the First Lien Credit Agreement and the other First Lien Loan Documents, including Hedge Agreements and (if requested by the Company) Treasury Services Agreements, in each case entered into with any Lender Counterparty. “First Lien Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Lien Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

Notwithstanding the foregoing, if the sum of: (1) Indebtedness for borrowed money constituting principal outstanding under the First Lien Credit Agreement and the other First Lien Documents; plus (2) the aggregate face amount of any letters of credit issued but not reimbursed under the First Lien Credit Agreement, is in excess of $1,072,500,000 in the aggregate (the “Cap Amount”), then only that portion of such Indebtedness and such aggregate face amount of letters of credit equal to the Cap Amount shall be included in First Lien Obligations and interest and reimbursement obligations with respect to such Indebtedness and letters of credit shall only constitute First Lien Obligations to the extent related to Indebtedness and face amounts of letters of credit included in the First Lien Obligations.

“First Lien Subsidiary Guaranty” has the meaning assigned to that term in the Recitals to this Agreement.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” means the Company, Holdings, each of the Guarantor Subsidiaries and each other Person that has or may from time to time hereafter execute and deliver a First Lien Collateral Document or a Second Lien Collateral Document as a “Grantor” (or the equivalent thereof).

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“Guarantor Subsidiaries” has the meaning set forth in the Recitals to this Agreement.

“Hedge Agreement” has the meaning assigned to that term in the First Lien Credit Agreement.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Hedge Agreements.

“Holdings” has the meaning set forth in the Recitals to this Agreement.

“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable.

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

(c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (other than as permitted under Section 6.8 of the First Lien Credit Agreement or Section 6.8 of the Second Lien Credit Agreement); or

(d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lender Counterparty” has the meaning assigned to that term in the First Lien Credit Agreement.

“Letter of Credit Backstop” has the meaning assigned to that term in the First Lien Credit Agreement.

“Lien” has the meaning assigned to that term in the First Lien Credit Agreement.

“Net Proceeds” means an amount equal to: (i) cash payments received in connection with any Disposition, collection on Collateral, casualty insurance policy or the taking of any assets of any Grantor by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) any bona fide direct costs incurred in connection therewith, including (a) all bona fide fees and expenses paid to third parties

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in connection therewith, (b) income or gains taxes payable by the seller as a result of any gain recognized in connection therewith and (c) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Disposition, collection on Collateral or casualty or condemnation event.

“New Agent” has the meaning assigned to that term in Section 5.5.

“Obligations” means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the First Lien Claimholders, the Second Lien Claimholders or any of them or their respective Affiliates, in each case under the First Lien Loan Documents, the Second Lien Loan Documents, Hedge Agreements or (if requested by the Company) Treasury Services Agreements, whether for principal, interest or payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.

“Person” has the meaning assigned to that term in the First Lien Credit Agreement.

“Pledged Collateral” has the meaning set forth in Section 5.4.

“Recovery” has the meaning set forth in Section 6.5.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings. All such terms shall include any subsequent Refinancing of any Indebtedness issued in connection with any Refinancing.

“Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at that time, including the Second Lien Lenders and the agents under the Second Lien Loan Documents.

“Second Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Second Lien Obligations.

“Second Lien Collateral Agent” has the meaning assigned to that term in the Preamble of this Agreement.

“Second Lien Collateral Documents” means the Collateral Documents (as such term or any similar term is defined in the Second Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

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“Second Lien Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“Second Lien Holdings Guaranty” has the meaning assigned to that term in the Recitals to this Agreement.

“Second Lien Lenders” means the “Lenders” under and as defined in the Second Lien Credit Agreement.

“Second Lien Loan Documents” means the Second Lien Credit Agreement and the Credit Documents (as such term or any similar term is defined in the Second Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, including any intercreditor or joinder agreement among holders of Second Lien Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, replaced or Refinanced from time to time in accordance with the provisions of this Agreement.

“Second Lien Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“Second Lien Obligations” means all Obligations outstanding under the Second Lien Credit Agreement and the other Second Lien Loan Documents. “Second Lien Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second Lien Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Second Lien Subsidiary Guaranty” has the meaning assigned to that term in the Recitals to this Agreement.

“Standstill Period” has the meaning set forth in Section 3.1.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

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“Treasury Services Agreement” has the meaning assigned to that term in the First Lien Credit Agreement.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priorities.

2.1 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, any other applicable law or the Second Lien Loan Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the First Lien Obligations or any other circumstance whatsoever, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees that:

(a) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Second Lien Obligations; and

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(b) any Lien on the Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of the Second Lien Collateral Agent, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations. All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

2.2 Prohibition on Contesting Liens. Each of the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, and the First Lien Collateral Agent, for itself and on behalf of each First Lien Claimholder, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent, any First Lien Claimholder, the Second Lien Collateral Agent, or any Second Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the First Lien Obligations and the Liens securing the Second Lien Obligations as provided in Sections 2.1 and 3.1.

2.3 No New Liens. Subject to Section 6, so long as the Discharge of First Lien Obligations has not occurred, the parties hereto agree that the Company shall not, and shall not permit any other Grantor to:

(a) grant or permit any additional Liens on any asset or property to secure any Second Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the First Lien Obligations; or

(b) grant or permit any additional Liens on any asset or property to secure any First Lien Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Second Lien Obligations.

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Collateral Agent and/or the First Lien Claimholders, the Second Lien Collateral Agent, on behalf of Second Lien Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4 Similar Liens and Agreements. The parties hereto agree that, subject to Section 6, it is their intention that the First Lien Collateral and the Second Lien

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Collateral be identical. In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by the First Lien Collateral Agent or the Second Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Loan Documents; and

(b) that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral and guarantees for the First Lien Obligations and the Second Lien Obligations, subject to Section 5.3(d), shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature of the Obligations thereunder.

SECTION 3. Enforcement.

3.1 Exercise of Remedies.

(a) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Second Lien Collateral Agent and the Second Lien Claimholders:

(1) will not exercise or seek to exercise any rights or remedies with respect to any Collateral (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Lien Collateral Agent or any Second Lien Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Second Lien Collateral Agent may exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (i) the date on which the Second Lien Collateral Agent declares the existence of any Event of Default under any Second Lien Loan Documents and demands the repayment of all the principal amount of any Second Lien Obligations; and (ii) the date on which the First Lien Collateral Agent receives notice from the Second Lien Collateral Agent of such declaration of an Event of Default under the Second Lien Credit Agreement (the “Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Second Lien Collateral Agent or any Second Lien Claimholder exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, the First Lien Collateral Agent or First Lien Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to the Second Lien Collateral Agent);

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(2) will not contest, protest or object to any foreclosure proceeding or action brought by the First Lien Collateral Agent or any First Lien Claimholder or any other exercise by the First Lien Collateral Agent or any First Lien Claimholder of any rights and remedies relating to the Collateral under the First Lien Loan Documents or otherwise; and

(3) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c), will not object to the forbearance by the First Lien Collateral Agent or the First Lien Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral;

provided, that, in the case of (1), (2) and (3) above, the Liens granted to secure the Second Lien Obligations of the Second Lien Claimholders shall attach to any Net Proceeds resulting from actions taken by the First Lien Collateral Agent or any First Lien Claimholder in accordance with this Agreement after application of such Net Proceeds to the extent necessary to meet the requirements of a Discharge of First Lien Obligations.

(b) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, subject to Section 3.1(a)(1), the First Lien Collateral Agent and the First Lien Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Collateral Agent or any Second Lien Claimholder; provided, that the Lien securing the Second Lien Obligations shall remain on the Net Proceeds of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agent and the First Lien Claimholders may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding the foregoing, the Second Lien Collateral Agent and any Second Lien Claimholder may:

(1) file a claim or statement of interest with respect to the Second Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor;

(2) take any action (not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien

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Collateral Agent or the First Lien Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;

(3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(4) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

(5) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral; and

(6) exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 3.1(a)(1).

The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(b) and this Section 3.1(c), the sole right of the Second Lien Collateral Agent and the Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the Net Proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred.

(d) Subject to Sections 3.1(a) and (c) and Section 6.3(b):

(1) the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, agrees that the Second Lien Collateral Agent and the Second Lien Claimholders will not take any action that would hinder any exercise of remedies under the First Lien Loan Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

(2) the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Collateral Agent or the First Lien Claimholders seek

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to enforce or collect the First Lien Obligations or the Liens securing the First Lien Obligations granted in any of the First Lien Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or First Lien Claimholders is adverse to the interest of the Second Lien Claimholders; and

(3) the Second Lien Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Loan Documents.

(e) Except as otherwise specifically set forth in Sections 3.1(a) and (d), the Second Lien Collateral Agent and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed or granted Liens to secure the Second Lien Obligations in accordance with the terms of the Second Lien Loan Documents and applicable law; provided that in the event that any Second Lien Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) as the other Liens securing the Second Lien Obligations are subject to this Agreement.

(f) Nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any Second Lien Claimholders of the required payments of interest, principal and other amounts owed in respect of the Second Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Collateral Agent or any Second Lien Claimholders of rights or remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Collateral Agent or the First Lien Claimholders may have with respect to the First Lien Collateral.

SECTION 4. Payments.

4.1 Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, Collateral or Net Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the First Lien Collateral Agent or First Lien Claimholders, shall be applied by the First Lien Collateral Agent to the First Lien Obligations in such order as specified in the relevant First Lien Loan Documents. Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver to the Second Lien Collateral Agent any Collateral and Net Proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Lien Collateral Agent to the

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Second Lien Obligations in such order as specified in the Second Lien Collateral Documents.

4.2 Payments Over. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or Net Proceeds thereof (including assets or Net Proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the Second Lien Collateral Agent or any Second Lien Claimholders in connection with the exercise of any right or remedy (including set-off) relating to the Collateral shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Agent or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

SECTION 5. Other Agreements.

5.1 Releases.

(a) If in connection with the exercise of the First Lien Collateral Agent’s remedies in respect of the Collateral provided for in Section 3.1, the First Lien Collateral Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral or releases any Grantor from its obligations under its guaranty of the First Lien Obligations in connection with the sale of the stock, or substantially all the assets, of such Grantor, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released. The Second Lien Collateral Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Collateral Agent or such Grantor such termination statements, releases and other documents as the First Lien Collateral Agent or such Grantor may request to effectively confirm such release.

(b) If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a “Disposition”) permitted under the terms of both the First Lien Loan Documents and the Second Lien Loan Documents (other than in connection with the exercise of the First Lien Collateral Agent’s remedies in respect of the Collateral provided for in Section 3.1), the First Lien Collateral Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral, or releases any Grantor from its obligations under its guaranty of the First Lien Obligations in connection with the sale of the stock, or substantially all the assets, of such Grantor, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released. The Second Lien Collateral Agent, for itself

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or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Collateral Agent or such Grantor such termination statements, releases and other documents as the First Lien Collateral Agent or such Grantor may request to effectively confirm such release.

(c) Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Collateral Agent and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Collateral Agent or such holder or in the First Lien Collateral Agent’s own name, from time to time in the First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(d) Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Collateral Agent or the First Lien Claimholders (i) have released any Lien on Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new liens or additional guarantees from any Grantor, then the Second Lien Collateral Agent, for itself and for the Second Lien Claimholders, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement, and an additional guaranty, as the case may be.

(e) In the event that the principal amount of funded First Lien Obligations plus the aggregate face amount of letters of credit, if any, issued under the First Lien Credit Agreement and not reimbursed plus the aggregate principal amount of unfunded commitments under the First Lien Credit Agreement (collectively, the “First Lien Obligations Amount”), at any date of determination no longer constitute at least 15% of the sum of (i) the First Lien Obligations Amount and (ii) the principal amount of funded Second Lien Obligations plus the aggregate principal amount of unfunded commitments under the Second Lien Credit Agreement (collectively, the “Second Lien Obligations Amount”), then any agreement provided for in Section 5.1(a) and (b) above (except for releases given in connection with a Disposition permitted under the First Lien Loan Documents and the Second Lien Loan Documents) shall require the consent of First Lien Claimholders and Second Lien Claimholders representing in the aggregate more than 50% of the sum of (i) the First Lien Obligations Amount and (ii) the Second Lien Obligations Amount.

5.2 Insurance. Unless and until the Discharge of First Lien Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the First Lien Loan Documents, the First Lien Collateral Agent and the First Lien Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First Lien Obligations has occurred, subject

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to the terms of, and subject to the rights of the Grantors under, the First Lien Loan Documents, all Net Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Collateral and to the extent required by the First Lien Loan Documents shall be paid to the First Lien Collateral Agent for the benefit of the First Lien Claimholders pursuant to the terms of the First Lien Loan Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no First Lien Obligations are outstanding (other than contingent obligations for which no claim has been made at such time), and subject to the terms of, and the rights of the Grantors under, the Second Lien Loan Documents, to the Second Lien Collateral Agent for the benefit of the Second Lien Claimholders to the extent required under the Second Lien Loan Documents and then, to the extent no Second Lien Obligations are outstanding (other than contingent obligations for which no claim has been made at such time), to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Collateral Agent or any Second Lien Claimholders shall, at any time, receive any Net Proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Net Proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 4.2.

5.3 Amendments to First Lien Loan Documents and Second Lien Loan Documents. (a) The First Lien Loan Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms and the First Lien Credit Agreement may be Refinanced, in each case, without notice to or the consent of the Second Lien Collateral Agent or the Second Lien Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that the holders of such Refinancing debt bind themselves in a writing addressed to the Second Lien Collateral Agent and the Second Lien Claimholders to the terms of this Agreement and any such amendment, restatement, supplement, modification or Refinancing shall not, without the consent of the Second Lien Collateral Agent:

(1) increase the sum of (without duplication) (A) the then outstanding aggregate principal amount of the loans under the First Lien Credit Agreement, (B) the aggregate amount of Revolving Commitments under the First Lien Credit Agreement and (C) the aggregate face amount of any letters of credit issued under the First Lien Credit Agreement and not reimbursed in excess of the Cap Amount;

(2) increase the “Applicable Margin” or similar component of the interest rate applicable to the Obligations under the First Lien Credit Agreement by more than 3% per annum on a weighted average basis over the weighted average “Applicable Margin” or similar component of the interest rate (which shall include, for this purpose, (x) the closing fees set forth in Section 2.11(d) of the First Lien Credit Agreement, with such closing fees being equated to interest rates based on an assumed four-year average life and without any present value discount and (y) any increase in interest rate as a result of any LIBOR “floor” under the First Lien Credit Agreement) applicable to the Obligations under the First Lien Credit Agreement on

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the date hereof (excluding increases (A) resulting from application of the pricing grid set forth in the First Lien Credit Agreement as in effect on the date hereof, (B) resulting from the accrual of interest at the default rate or (C) resulting from the exercise of rights by the Arrangers under the Fee Letter after the date hereof), it being agreed and understood that in connection with any Refinancing of the First Lien Credit Agreement, any such increase may take the form of original issue discount or upfront fees (with original issue discount or such upfront fees being equated to such interest rates based on an assumed four-year average life and without any present value discount), on a weighted average basis;

(3) extend the scheduled maturity of the First Lien Credit Agreement or any Refinancing thereof beyond the scheduled maturity of the Second Lien Credit Agreement or any Refinancing thereof; or

(4) contravene the provisions of this Agreement.

(b) Until the Discharge of First Lien Obligations has occurred, without the prior written consent of the First Lien Collateral Agent, no Second Lien Loan Document may be Refinanced, amended, restated, supplemented or otherwise modified or entered into to the extent such Refinancing, amendment, restatement, supplement or modification, or the terms of any new Second Lien Loan Document, would:

(1) increase the principal amount of the Second Lien Credit Agreement in excess of the amount permitted under the First Lien Credit Agreement;

(2) increase the “Applicable Margin” or similar component of the interest rate provisions applicable to the Second Lien Obligations by more than 3% per annum over the “Applicable Margin” or similar component of the interest rate (which shall include, for this purpose, (x) the closing fees set forth in Section 2.11(a) of the Second Lien Credit Agreement, with such closing fees being equated to interest rates based on an assumed four-year average life and without any present value discount and (y) any increase in interest rate as a result of any LIBOR “floor” under the Second Lien Credit Agreement) applicable to the Obligations under the Second Lien Credit Agreement on the date hereof (excluding (A) increases resulting from the accrual of interest at the default rate or (B) resulting from the exercise of rights by the Arrangers under the Fee Letter after the date hereof), it being agreed and understood that in connection with any Refinancing of the Second Lien Credit Agreement, any such increase may take the form of original issue discount or upfront fees (with original issue discount or such upfront fees being equated to such interest rates based on an assumed four-year average life and without any present value discount), on a weighted average basis;

(3) change any Event of Default thereunder in a manner adverse to the loan parties thereunder unless a corresponding change is made to the First Lien Loan Documents (other than to eliminate any such Event of Default or

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increase any grace period related thereto or otherwise make such Event of Default or condition less restrictive or burdensome on the Company);

(4) change (to earlier dates) any dates upon which payments of principal or interest are due thereon;

(5) change the prepayment provisions thereof in a manner adverse to the First Lien Lenders (other than any such change that defers, reduces or eliminates any such prepayment);

(6) except as set forth in clauses (2) and (3) of this Section 5.3(b), increase materially the obligations of the obligors thereunder or confer any additional material rights on the lenders under the Second Lien Credit Agreement (or a representative on their behalf) which would be adverse to any Grantor or First Lien Lenders unless a corresponding change is made to the First Lien Loan Documents; or

(7) contravene the provisions of this Agreement.

The Second Lien Credit Agreement may be Refinanced to the extent the terms and conditions of such Refinancing debt meet the requirements of this Section 5.3(b), the average life to maturity thereof is greater than or equal to that of the Second Lien Credit Agreement and the holders of such Refinancing debt bind themselves in a writing addressed to the First Lien Collateral Agent and the First Lien Claimholders to the terms of this Agreement.

(c) The Company agrees that each Second Lien Collateral Document shall include the following language (or language to similar effect approved by the First Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of February 22, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Aldabra Sub LLC, Goldman Sachs Credit Partners L.P., as First Lien Collateral Agent and Lehman Commercial Paper Inc., as Second Lien Collateral Agent and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, such conflict shall be resolved in accordance with Section 8.1 of the Intercreditor Agreement.”

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In addition, the Company agrees that each Second Lien Mortgage entered into on or after the date hereof covering any Collateral shall contain such other language as the First Lien Collateral Agent may reasonably request to reflect the subordination of such Second Lien Mortgage to the First Lien Collateral Document covering such Collateral so long as such language is not inconsistent with the terms of this Agreement.

(d) In the event any First Lien Collateral Agent or the First Lien Claimholders and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of the First Lien Collateral Agent, such First Lien Claimholders, the Company or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Lien Collateral Document without the consent of the Second Lien Collateral Agent or the Second Lien Claimholders and without any action by the Second Lien Collateral Agent, the Company or any other Grantor, provided, that:

(1) no such amendment, waiver or consent shall have the effect of:

(A) removing or releasing assets subject to the Lien of the Second Lien Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1 of this Agreement and provided that there is a corresponding release of the Liens securing the First Lien Obligations;

(B) imposing duties on the Second Lien Collateral Agent without its consent;

(C) permitting other Liens on the Collateral not permitted under the terms of the Second Lien Loan Documents or Section 6; or

(D) being prejudicial to the interests of the Second Lien Claimholders to a greater extent than the First Lien Claimholders; and

(2) notice of such amendment, waiver or consent shall have been given to the Second Lien Collateral Agent within ten (10) Business Days after the effective date of such amendment, waiver or consent.

5.4 Bailee for Perfection. (a) The First Lien Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the First Lien Claimholders and as gratuitous bailee for the Second Lien Collateral Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the First Lien Loan Documents and the Second Lien Loan Documents, respectively, subject to the

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terms and conditions of this Section 5.4. Solely with respect to any deposit accounts or commodities contracts under the control (within the meaning of Section 9-104 or 9-106, as applicable, of the UCC) of the First Lien Collateral Agent, the First Lien Collateral Agent agrees to also hold control over such deposit accounts and/or commodity contracts as gratuitous agent for the Second Lien Collateral Agent, subject to the terms and conditions of this Section 5.4.

(b) The First Lien Collateral Agent shall have no obligation whatsoever to the First Lien Claimholders, the Second Lien Collateral Agent or any Second Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the First Lien Collateral Agent under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of First Lien Obligations as provided in paragraph (d) below.

(c) The First Lien Collateral Agent acting pursuant to this Section 5.4 shall not have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of the First Lien Claimholders, the Second Lien Collateral Agent or any Second Lien Claimholder.

(d) Upon the Discharge of First Lien Obligations under the First Lien Loan Documents to which the First Lien Collateral Agent is a party, the First Lien Collateral Agent shall deliver (except as otherwise required by applicable law or court order) the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Second Lien Collateral Agent to the extent Second Lien Obligations (other than contingent obligations for which no claim has been made at such time) remain outstanding, and second, to the Company to the extent no First Lien Obligations (other than contingent obligations for which no claim has been made at such time) or Second Lien Obligations (other than contingent obligations for which no claim has been made at such time) remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The First Lien Collateral Agent also agrees to deliver notices to the banks, securities intermediaries, other Persons party to control agreements, landlords, bailees and warehousemen that the First Lien Collateral Agent is no longer the “Controlling Party” (or comparable concept) under the applicable control agreement or subordination agreement or waiver. The First Lien Collateral Agent further agrees to take all other action reasonably requested by the Second Lien Collateral Agent or the Company in connection with the Second Lien Collateral Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

(e) Subject to the terms of this Agreement, so long as the Discharge of First Lien Obligations has not occurred, the First Lien Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other First Lien Loan Documents as if the Liens of the Second Lien Collateral Agent and Second Lien Claimholders did not exist.

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5.5 When Discharge of First Lien Obligations Deemed to Not Have Occurred. If concurrently with the Discharge of First Lien Obligations, the Company thereafter enters into any Refinancing of any First Lien Loan Document evidencing a First Lien Obligation which Refinancing is permitted hereby, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of First Lien Obligations), and, from and after the date on which the New First Lien Debt Notice is delivered to the Second Lien Collateral Agent in accordance with the next sentence, the obligations under such Refinancing of the First Lien Loan Documents shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the New Agent (as defined below) under such First Lien Loan Documents shall be the First Lien Collateral Agent for all purposes of this Agreement. Upon receipt of a notice (the “New First Lien Debt Notice”) stating that the Company has entered into new First Lien Loan Documents (which notice shall include the identity of the new first lien collateral agent, such agent, the “New Agent”), the Second Lien Collateral Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement, (b) deliver to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral) and (c) notify any depositary bank, securities intermediary or other Person party to a control agreement or any landlord, bailee or warehouseman which has executed a subordination agreement or waiver that such New Agent is the “Controlling Party” (or comparable concept) thereunder. The New Agent shall agree in a writing addressed to the Second Lien Collateral Agent and the Second Lien Claimholders to be bound by the terms of this Agreement. If the new First Lien Obligations under the new First Lien Loan Documents are secured by assets of the Grantors constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Second Lien Collateral Documents and this Agreement.

5.6 Purchase Right. Without prejudice to the enforcement of the First Lien Claimholders’ remedies, the First Lien Claimholders agree at any time following an acceleration of the First Lien Obligations in accordance with the terms of the First Lien Credit Agreement, the Second Lien Claimholders will have the right to purchase the entire aggregate amount of outstanding First Lien Obligations (including unfunded commitments under the First Lien Credit Agreement) at par plus accrued interest (without regard to any prepayment penalty or premium), without warranty or representation or recourse, on a pro rata basis across First Lien Claimholders. If the Second Lien Claimholders choose to exercise such right, they must irrevocably notify the First Lien Claimholders thereof within ten (10) Business Days following acceleration of the First Lien Obligations, and the parties shall endeavor to close promptly thereafter. If the Second Lien Claimholders choose to exercise their purchase right, such purchase shall be effected pursuant to documentation mutually acceptable to each of the First Lien Collateral Agent and the Second Lien Collateral Agent. If the Second Lien Claimholders elect not to exercise their purchase right

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under this Section 5.6 (or do not irrevocably provide notice of such exercise within the required timeframe), the First Lien Claimholders shall have no further obligations pursuant to this Section 5.6 and may take any further actions in their sole discretion in accordance with the First Lien Loan Documents and this Agreement.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1 Finance and Sale Issues. Until the Discharge of First Lien Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), on which the First Lien Collateral Agent or any other creditor has a Lien or to permit the Company or any other Grantor to obtain financing, whether from the First Lien Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) then the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as (i) such Cash Collateral use or DIP Financing is on commercially reasonable terms and (ii) the DIP Financing (a) does not compel the Company to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document or (b) the DIP Financing documentation or Cash Collateral order does not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order; provided, however, that the Second Lien Collateral Agent and the Second Lien Claimholders shall retain the right to object to any ancillary agreements or arrangements entered into in connection with the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests and would cause the terms of the Cash Collateral use or the DIP Financing, when taken together with such ancillary agreements or arrangements, to contravene the provisions of this Agreement. To the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) and (ii) above, the Second Lien Collateral Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the First Lien Collateral Agent or to the extent permitted by Section 6.3).

6.2 Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Collateral Agent, unless a motion for adequate protection permitted under Section 6.3 has been denied by the Bankruptcy Court.

6.3 Adequate Protection.

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(a) The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(1) any request by the First Lien Collateral Agent or the First Lien Claimholders for adequate protection; or

(2) any objection by the First Lien Collateral Agent or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Collateral Agent or the First Lien Claimholders claiming a lack of adequate protection.

(b) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(1) if the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement (provided that any failure of the Second Lien Lenders to obtain such adequate protection shall not impair or otherwise affect the agreements, undertakings and consents of the Second Lien Lenders pursuant to this Section 6.3(b)); and

(2) in the event the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, seeks or requests adequate protection in respect of the Second Lien Obligations and such adequate protection is granted in the form of additional collateral, then the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, agrees that the First Lien Collateral Agent shall also be granted a senior Lien on such additional collateral as security for the First Lien Obligations and for any Cash Collateral use or DIP Financing provided by the First Lien Claimholders and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Lien on such collateral securing the First Lien Obligations and any such DIP Financing provided by the First Lien Claimholders (and all Obligations relating thereto) and to any other Liens granted to the First Lien Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement. Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to the Collateral, nothing herein shall limit the rights of the Second Lien Collateral Agent or the Second Lien Claimholders from seeking adequate protection with respect to their rights in the

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Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

6.4 No Waiver. Subject to Sections 3.1(a) and (d), nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Collateral Agent or any of the Second Lien Claimholders, including the seeking by the Second Lien Collateral Agent or any Second Lien Claimholders of adequate protection or the asserting by the Second Lien Collateral Agent or any Second Lien Claimholders of any of their rights and remedies under the Second Lien Loan Documents or otherwise.

6.5 Avoidance Issues. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount paid in respect of First Lien Obligations (a “Recovery”), then such First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.6 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.7 Post-Petition Interest. (a) Neither the Second Lien Collateral Agent nor any Second Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of any First Lien Claimholder’s Lien, without regard to the existence of the Lien of the Second Lien Collateral Agent on behalf of the Second Lien Claimholders on the Collateral. (b) Neither the First Lien Collateral Agent nor any other First Lien Claimholder shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Second Lien Collateral Agent on behalf of the Second Lien Claimholders on the Collateral (after taking into account the First Lien Collateral).

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6.8 Waiver. The Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, waives any claim it may hereafter have against any First Lien Claimholder arising out of the election of any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

6.9 Separate Grants of Security and Separate Classification. Each of the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, and the First Lien Collateral Agent for itself and on behalf of the First Lien Claimholders, acknowledges and agrees that:

(a) the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens; and (b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and the Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders), the First Lien Claimholders shall be entitled to receive, in addition to amounts otherwise distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, including any additional interest payable pursuant to the First Lien Credit Agreement, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding before any distribution is made in respect of the claims held by the Second Lien Claimholders with respect to the Collateral, with the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, hereby acknowledging and agreeing to turn over to the First Lien Collateral Agent, for itself and on behalf of the First Lien Claimholders, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence (with respect to the payment of post-petition interest), even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders).

SECTION 7. Reliance; Waivers; Etc.

7.1 Reliance. Other than any reliance on the terms of this Agreement, the First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under the First Lien Loan Documents, acknowledges that it and such First Lien Claimholders have, independently and without reliance on the Second Lien Collateral Agent or any

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Second Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Credit Agreement or this Agreement. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, acknowledges that it and the Second Lien Claimholders have, independently and without reliance on the First Lien Collateral Agent or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Loan Documents or this Agreement.

7.2 No Warranties or Liability. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under the First Lien Loan Documents, acknowledges and agrees that each of the Second Lien Collateral Agent and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Except as otherwise provided herein, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, acknowledges and agrees that the First Lien Collateral Agent and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the First Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent and the Second Lien Claimholders shall have no duty to the First Lien Collateral Agent or any of the First Lien Claimholders, and the First Lien Collateral Agent and the First Lien Claimholders shall have no duty to the Second Lien Collateral Agent or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the First Lien Loan Documents and the Second Lien Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of the First Lien Claimholders, the First Lien Collateral Agent or any of them to enforce any provision of this Agreement or any First Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any

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First Lien Claimholder or the First Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Loan Documents, regardless of any knowledge thereof which the First Lien Collateral Agent or the First Lien Claimholders, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the First Lien Loan Documents and subject to the provisions of Section 5.3(a)), the First Lien Claimholders, the First Lien Collateral Agent and any of them may, at any time and from time to time in accordance with the First Lien Loan Documents and/or applicable law, without the consent of, or notice to, the Second Lien Collateral Agent or any Second Lien Claimholders, without incurring any liabilities to the Second Lien Collateral Agent or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Collateral Agent or any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(1) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Collateral Agent or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Loan Documents; provided that any such increase in the First Lien Obligations shall not increase the sum of the Indebtedness constituting principal under the First Lien Credit Agreement and the face amount of any letters of credit issued under the First Lien Credit Agreement and not reimbursed to an amount in excess of the Cap Amount;

(2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of the Company or any other Grantor to the First Lien Claimholders or the First Lien Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(3) settle or compromise any First Lien Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

(4) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other

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Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any First Lien Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

(c) Except as otherwise provided herein, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, also agrees that the First Lien Claimholders and the First Lien Collateral Agent shall have no liability to the Second Lien Collateral Agent or any Second Lien Claimholders, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any claim against any First Lien Claimholder or the First Lien Collateral Agent, arising out of any and all actions which the First Lien Claimholders or the First Lien Collateral Agent may take or permit or omit to take with respect to:

(1) the First Lien Loan Documents (other than this Agreement);

(2) the collection of the First Lien Obligations; or

(3) the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Claimholders and the First Lien Collateral Agent have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise.

(d) Until the Discharge of First Lien Obligations, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Collateral Agent and the First Lien Claimholders and the Second Lien Collateral Agent and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Loan Documents or any Second Lien Loan Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Loan Document or any Second Lien Loan Document;

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(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Lien Collateral Agent, the First Lien Obligations, any First Lien Claimholder, the Second Lien Collateral Agent, the Second Lien Obligations or any Second Lien Claimholder in respect of this Agreement.

SECTION 8. Miscellaneous.

8.1 Conflicts. In the event of a direct conflict between the provisions of this Agreement and provisions of the First Lien Loan Documents or the Second Lien Loan Documents, it is the intention of the parties hereto that the provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Agreement shall control and govern.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Collateral Agent or any Second Lien Claimholder subject to the Second Lien Loan Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor constituting First Lien Obligations in reliance hereon. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to the First Lien Collateral Agent, the First Lien Claimholders and the First Lien Obligations, on the date of Discharge of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 6.5; and

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(b) with respect to the Second Lien Collateral Agent, the Second Lien Claimholders and the Second Lien Obligations, on the date upon which the Second Lien Obligations (other than contingent obligations for which no claim has been made at such time) have been paid in full.

8.3 Amendments; Waivers. (a) No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Collateral Agent or the First Lien Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights or obligations are directly affected (which includes, but is not limited to any amendment to the Grantors’ ability to cause additional obligations to constitute First Lien Obligations or Second Lien Obligations as the Company may designate).

(b) Notwithstanding the other provisions of this Section 8.3, the Company, the First Lien Collateral Agent and the Second Lien Collateral Agent may (but shall have no obligation to) amend or supplement this Agreement, the First Lien Collateral Documents or the Second Lien Collateral Documents without the consent of any other Secured Party: (i) to cure any ambiguity, defect or inconsistency; (ii) to make any change that would provide any additional rights or benefits to the Secured Parties; or (iii) to make, complete or confirm any grant of Collateral permitted or required by this Agreement or any of the First Lien Collateral Documents or the Second Lien Collateral Documents or any release of any Collateral that is otherwise permitted under the terms of this Agreement, the First Lien Loan Documents and the Second Lien Loan Documents.

8.4 Information Concerning Financial Condition of the Company and its Subsidiaries. The First Lien Collateral Agent and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders and the Second Lien Collateral Agent, on the other hand, shall each be responsible for keeping themselves informed of (x) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (y) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Collateral Agent and the First Lien Claimholders shall have no duty to advise the Second Lien Collateral Agent or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Lien Collateral Agent or any of the First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Collateral Agent or any Second Lien Claimholder, it or they shall be under no obligation:

(a) to make, and the First Lien Collateral Agent and the First Lien Claimholders shall not make, any express or implied representation or warranty, including

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with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Second Lien Claimholders or the Second Lien Collateral Agent pays over to the First Lien Collateral Agent or the First Lien Claimholders under the terms of this Agreement, the Second Lien Claimholders and the Second Lien Collateral Agent shall be subrogated to the rights of the First Lien Collateral Agent and the First Lien Claimholders; provided that, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred. The Company acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Second Lien Collateral Agent or the Second Lien Claimholders that are paid over to the First Lien Collateral Agent or the First Lien Claimholders pursuant to this Agreement shall not reduce any of the Second Lien Obligations.

8.6 Application of Payments. All payments received by the First Lien Collateral Agent or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Loan Documents. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, assents to any extension or postponement of the time of payment, subject to Section 5.3(a)(3), of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7 SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF THIS AGREEMENT OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(1) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

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(2) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(3) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.8; AND

(4) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.7(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c) EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FIRST LIEN LOAN DOCUMENT OR SECOND LIEN LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

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8.8 Notices. All notices to the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall also be sent to the Second Lien Collateral Agent and the First Lien Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by electronic transmission (in pdf format) or telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex or electronic transmission, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth on Annex I hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9 Further Assurances. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under the First Lien Loan Documents, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders under the Second Lien Loan Documents, and the Company, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agent or the Second Lien Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.10 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.11 Intentionally Omitted.

8.12 Specific Performance. Each of the First Lien Collateral Agent and the Second Lien Collateral Agent may demand specific performance of this Agreement. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Collateral Agent or the First Lien Claimholders or the Second Lien Collateral Agent or the Second Lien Claimholders, as the case may be.

8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or electronic transmission (in pdf

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format) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Claimholders, each of the Second Lien Claimholders and, to the extent provided herein, the Grantors. Nothing in this Agreement shall impair, as between the Company and the other Grantors and the First Lien Collateral Agent and the First Lien Claimholders, or as between the Company and the other Grantors and the Second Lien Collateral Agent and the Second Lien Claimholders, the obligations of the Company and the other Grantors to pay principal, interest, fees and other amounts as provided in the First Lien Loan Documents and the Second Lien Loan Documents, respectively.

8.17 Provisions Solely to Define Relative Rights. The Lien priorities set forth in this Agreement, and the rights and benefits in respect of such Lien priorities, are and are intended solely for the purpose of defining the relative rights of the First Lien Collateral Agent and the First Lien Claimholders on the one hand and the Second Lien Collateral Agent and the Second Lien Claimholders on the other hand. Except with respect to any provision of this Agreement that directly affects the rights or obligations of the Company or any other Grantor, none of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Company nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

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IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

First Lien Collateral Agent

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as First Lien Collateral Agent,

By:
Name:
Title:

Second Lien Collateral Agent

LEHMAN COMMERCIAL PAPER INC.,
as Second Lien Collateral Agent

By:
Name:
Title:

Acknowledged and Agreed to by:

The Company

ALDABRA SUB LLC

By:
Name:
Title:

BOISE PAPER HOLDINGS, L.L.C.

By:
Name:
Title:

Annex I

Notices

First Lien Collateral Agent

GOLDMAN SACHS CREDIT PARTNERS L.P.:

Goldman Sachs Credit Partners L.P.

c/o Goldman, Sachs & Co.

30 Hudson Street, 36th Floor

Jersey City, NJ 07302

Attention: SBD Operations

Attention: Andrew Caditz

Telecopier: (212) 428-1243

Email: gsd.link@gs.com

with a copy to:

Goldman Sachs Credit Partners L.P.

1 New York Plaza

New York, New York 10004

Attention: Rob Schatzman

Telecopier: (212) 902-3000

Email: rob.schatzman@gs.com

Second Lien Collateral Agent

LEHMAN COMMERCIAL PAPER INC.:

Lehman Commercial Paper Inc.

745 Seventh Avenue

New York, NY 10019

Attention: Maritza Ospina

Telecopier: (646) 758-4648

Email: mospina@lehman.com

The Company

Boise Paper Holdings, L.L.C.

1111 West Jefferson Street, Suite 200

Boise, Idaho 83702-5388

A-1

Attention: Chief Financial Officer

Telecopier: (208) 384-4913

Email: RobMcNutt@BoiseInc.com

in each case, with a copy to:

Boise Paper Holdings, L.L.C.

1111 West Jefferson Street, Suite 200

Boise, Idaho 83702-5388

Attention: General Counsel

Telecopier: (208) 384-7945

Email: Legal@BoiseInc.com

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